Exhibit 4.1

EXECUTION VERSION

QUEEN MERGERCO, INC.
(to be merged with and into Beacon Roofing Supply, Inc., with the surviving entity to be known as QXO Building Products, Inc.)
as Issuer,

the Subsidiary Guarantors party hereto from time to time

6.75% Senior Secured Notes due 2032

INDENTURE

Dated as of April 29, 2025

and

Wilmington Trust, National Association
as Trustee

i

(cont’d)

(cont’d)

(cont’d)

Appendix A	–	Provisions Relating to Initial Notes and Additional Notes

EXHIBIT INDEX

Exhibit A	–	Form of Initial Note
Exhibit B	–	Form of Transferee Letter of Representation
Exhibit C	–	Form of Supplemental Indenture (Future Guarantors)
Exhibit D	–	Form of Supplemental Indenture (Merger)

v

INDENTURE, dated as of April 29, 2025, among the Issuer, the Subsidiary Guarantors party hereto from time to time and Wilmington Trust, National Association, as trustee (the “Trustee”).

On the date hereof, Queen MergerCo. Inc., a Delaware corporation (“Merger Sub”), will merge with and into Beacon Roofing Supply, Inc., a Delaware corporation, with the surviving entity to be known as QXO Building Products, Inc. (together with its successors and assigns, the “Company”), with the Company as the surviving corporation (the “Merger”), and the Company will assume all obligations of Merger Sub under this Indenture and the Notes.  In this Indenture, references to the “Issuer” mean, prior to the Merger, Merger Sub, and from and after the Merger, the Company.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) $2,250,000,000 aggregate principal amount of the Issuer’s 6.75% Senior Secured Notes due 2032 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes issued from time to time (together with the Initial Notes, the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01    Definitions.

“ABL Collateral Agent” means any “Collateral Agent” (or similar entity) under the ABL Facility Documents and any successor thereto in such capacity.

“ABL Facility” means (i) the asset-based revolving credit agreement to be entered into on or prior to the Issue Date among the Issuer, Holdings, the financial institutions named therein, the other parties thereto and Citibank, N.A., as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring or agreement or instrument is designated by the Issuer to not be included in the definition of “ABL Facility”) and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “ABL Facility,” one or more (A) debt facilities, commercial paper facilities or supply chain financing facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), supply chain financing or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“ABL Facility Documents” means the collective reference to any ABL Facility, any notes issued pursuant thereto and the guarantees thereof and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“ABL Intercreditor Agreement” means (i) the intercreditor agreement among the First-Priority Collateral Agent, the ABL Collateral Agent and Goldman Sachs Bank USA, as Term Facility Agent (as defined therein), and the other parties from time to time party thereto, to be entered into on the Issue Date, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture, (ii) any replacement or other intercreditor agreement that contains terms not materially less favorable to holders of the Notes than the intercreditor agreement referred to in clause (i) (as determined by the Issuer in good faith) or (iii) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a senior basis (with respect to ABL Priority Collateral) at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such liens (as determined by the Issuer in good faith).

“ABL Obligations” means the Obligations of the borrowers and other obligors (including the Issuer and the Subsidiary Guarantors) under the ABL Facility or any other Obligations secured on a first-priority basis by the ABL Priority Collateral, and all guarantees of the foregoing.

“ABL Priority Collateral” has the meaning specified in the ABL Intercreditor Agreement.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)          Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person; and

(2)          Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

“Additional First-Priority Secured Party” means the holders of any Other First-Priority Obligations that are Incurred after the Issue Date.

“Additional Notes” means the Notes issued under the terms of this Indenture subsequent to the Issue Date.

“Additional Refinancing Amount” means, in connection with the Incurrence of any Refinancing Indebtedness, an amount equal to the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest, premiums (including tender premiums), expenses, defeasance costs and fees (including original issue discount) in respect thereof.

“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“After-Acquired Property” means any property or assets (other than Excluded Property) of the Issuer or any Subsidiary Guarantor that secures any First-Priority Obligations (including any Secured Bank Indebtedness) or ABL Obligations that is not already subject to the Lien under the Security Documents.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as determined by the Issuer, the greater of:

(1)          1% of the then outstanding principal amount of the Note; and

(2)          the excess of:

(a)          the present value at such redemption date of (i) the redemption price of the Note, at April 30, 2028 (such redemption price being set forth in Paragraph 5 of the Note) plus (ii) all required interest payments due on the Note through April 30, 2028 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)          the then outstanding principal amount of the Note.

The Trustee shall have no duty to calculate or verify the Issuer’s calculation of the Applicable Premium.

“Asset Sale” means:

(1)          the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Sale/Leaseback Transactions) outside the ordinary course of business of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2)          the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

(a)          a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, worn out or surplus property or equipment in the ordinary course of business or consistent with past practice or industry norm or assets otherwise no longer used or useful in the business of the Issuer or its Restricted Subsidiaries (as determined in good faith by the Issuer) or no longer economically practicable or commercially reasonable to maintain or dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business or consistent with past practice or industry norm;

(b)          the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c)          any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

(d)          any disposition of property or assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which property or assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than the greater of $350 million and 5% of Total Assets;

(e)          any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(f)          any exchange of assets (including a combination of assets and Cash Equivalents) for services and/or other assets of either comparable or greater market value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g)          foreclosure, casualty, condemnation, expropriation, forced disposition or any similar action or transfers with respect to any property or other asset of the Issuer or any of the Restricted Subsidiaries;

(h)          any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)          the lease, assignment, sublease, license or sub-license of any real or personal property in the ordinary course of business or consistent with past practice or industry norm and the exercise of termination rights with respect to any lease, sublease, license or sublicense or other agreement;

(j)          any sale, discount or other disposition of products, inventory, equipment, services, accounts receivable, notes receivable or other assets in the ordinary course of business or consistent with past practice or the conversion of accounts receivable to notes receivable;

(k)          (i) any grant in the ordinary course of business or consistent with past practice or industry norm of any license or sublicense of patents, trademarks, know-how or any other intellectual property, (ii) any abandonment of intellectual property in the ordinary course of business or consistent with past practice or industry norm or which, in the reasonable good faith determination of the Issuer, are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole, and (iii) any abandonment of intellectual property rights which are no longer economically practicable or commercially reasonable to maintain;

(l)          any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services, similar assets or assets used in a Similar Business (including in connection with any outsourcing arrangements) of either comparable or greater value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(m)         any disposition (including by capital contribution), pledge, factoring, transfer or sale of (i) Securitization Assets to any Special Purpose Securitization Subsidiary or otherwise, (ii) any other Securitization Assets subject to Liens securing Permitted Securitization Financings and (iii) receivables in connection with factorings, securitizations, receivables sales, receivables financings or similar arrangements;

(n)          any financing transaction with respect to property or assets built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization not prohibited by this Indenture;

(o)          dispositions in connection with Permitted Liens;

(p)          any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q)          the sale of any property or assets (1) with respect to any property or assets that do not constitute Collateral or (2) in connection with a Sale/Leaseback Transaction;

(r)          dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(s)          any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(t)          any disposition made pursuant to any Merger Document or in connection with the Transactions;

(u)          to the extent constituting an Asset Sale, any termination, settlement, extinguishment or unwinding of Hedging Obligations;

(v)          any disposition of property or assets acquired after the Issue Date that are not used or useful in the core or principal business of the Issuer and the Restricted Subsidiaries in the good faith determination of the Issuer;

(w)         any disposition of property or assets in connection with the approval of any antitrust authority or as otherwise necessary or advisable in the good faith determination of the Issuer to consummate any acquisition, New Project, Investment or other transaction, including in connection with the Transactions;

(x)          any sale, transfer or other disposition to effect the formation of any Subsidiary that is a Delaware Divided LLC; provided that any disposition or other allocation of assets (including any equity interests of such Delaware Divided LLC) in connection therewith is otherwise not prohibited under this Indenture;

(y)          dispositions of ABL Priority Collateral;

(z)          assignments by the Issuer or the Restricted Subsidiaries in connection with insurance arrangements of their rights and remedies under, and with respect to, the Merger Agreement in respect of any breach by the parties thereto of their representations and warranties set forth therein or in any definitive agreement related to any acquisition or Investment;

(aa)        dispositions of in-plant maintenance, repair and operating and perishable tooling operations to third parties in connection with the outsourcing of such operations;

(bb)        any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Issuer or any Restricted Subsidiary, so long as the Issuer or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;

(cc)        a disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition; and

(dd)       any disposition by the Issuer and any Restricted Subsidiary in connection with any customer supply chain financing programs in the ordinary course of business.

“Authorized Representative” means (i) in the case of the Notes, the Trustee, (ii) in the case of the Credit Agreement, the Credit Agreement Agent, and (iii) in the case of any Series of Other First-Priority Obligation that becomes subject to the First Lien Intercreditor Agreement, the authorized representative (and any successor thereto) named for such Series in the applicable joinder agreement.

“Available RP Capacity Amount” means, as of any date of determination, the aggregate amount of Restricted Payments available to be made on such date of determination in reliance on the Cumulative Credit under Section 4.04(a) and under clauses (iv), (viii), (ix), (x), (xxii) and (xxv) of Section 4.04(b).

“Bank Indebtedness” means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof (except to the extent any such refinancing, replacement, restructuring or other agreement or instrument is designated by the Issuer to not be included in the definition of “Bank Indebtedness”) and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Issuer to be included in this definition, one or more (A) debt facilities, commercial paper facilities or supply chain financing facilities, providing for revolving credit loans, term loans, reserve-based loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), supply chain financing or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Bankruptcy Code” means Title 11 of the United States Code.

“Below Threshold Asset Sale Proceeds” means, as of any date of determination, the aggregate amount of proceeds received after the Issue Date and prior to such time that would have constituted Net Proceeds except for the operation of clause (x) or (y) of the proviso set forth in the definition of “Net Proceeds”.

“Board of Directors” means, as to any Person, the board of directors or managers or other governing body, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum of (a) 95% of the book value of receivables (including, without limitation, trade receivables and credit card accounts receivables) of the Issuer and its Restricted Subsidiaries, (b) 90% of the book value of inventory of the Issuer and its Restricted Subsidiaries and (c) 100% of the cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries, in each case, as of the last day of the fiscal quarter of the Issuer most recently ended for which financial statements have been delivered to the Trustee, in each case calculated on a consolidated basis in accordance with GAAP (calculated on a pro forma basis with such pro forma adjustments as are consistent, to the extent applicable, with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”).

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

“Capital Stock” means:

(1)          in the case of a corporation, corporate stock or shares;

(2)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)          in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease or a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that, obligations of the Issuer or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Issuer and its Restricted Subsidiaries, either existing on the Issue Date or created thereafter that (a) initially were included on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries as capital lease obligations or finance lease obligations and were subsequently recharacterized as operating lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Issuer and its Restricted Subsidiaries were required to be characterized as operating lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Issue Date and were required to be characterized as operating lease obligations but would not have been required to be treated as operating lease obligations on the Issue Date had they existed at that time, shall for all purposes not be treated as operating leases hereunder and shall instead be treated as Capitalized Lease Obligations and Indebtedness. For the avoidance of doubt, operating leases shall not constitute Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary of the Issuer that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Equivalents” means:

(1)          U.S. dollars, Canadian dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;

(2)          securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)          certificates of deposit, demand and time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)          repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)          commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)          readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)          Indebtedness issued by Persons (other than the Co-Investors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(8)          investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9)          instruments reasonably equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(10)        credit card receivables to the extent included in cash and cash equivalents on the consolidated balance sheet of such Person;

(11)        investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended; and

(12)        solely in respect of the ordinary course cash management activities of the Foreign Subsidiaries of the Issuer, equivalents of the investments described in clause (2) above to the extent guaranteed by the country in which the applicable Foreign Subsidiary operates and equivalents of the investments described in clause (3) above issued, accepted or offered by any commercial bank organized under the laws of the jurisdiction of organization of the applicable Foreign Subsidiary having at the date of acquisition thereof combined capital and surplus of not less than $100 million.

“cash management services” means cash management services including collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items, electronic funds transfer services and interstate depository network services), foreign exchange facilities, credit card processing services, demand deposits, payroll, trust or operating account relationships, commercial credit cards, merchant cards or lines of credit, purchase or debit cards, non-card e-payables services, supply chain finance services (including the trade payable services and supplier accounts receivable and drafts/bills of exchange purchases), travel and expense, corporate purchasing, merchant, stored value and/or other purchasing cards (including, without limitation, the processing of payments and other administrative services with respect thereto), cash pooling services, netting, dealer incentive, supplier finance or similar programs, current account facilities, Supplemental Cash Management Obligations and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services and other banking products or services as may be requested by the Issuer or any Restricted Subsidiary (other than letters of credit and other than loans and advances except Indebtedness arising from services described in this definition).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of either of the following:

(1)          the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2)          the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer (provided that, for purposes of this determination, to the extent any Person or group includes both Permitted Holders and non-Permitted Holders (any such Person or group, the “Subject Group”), and the Subject Group does not itself constitute a Permitted Holder, then the Voting Stock of the Issuer directly or indirectly beneficially owned by such Permitted Holders in such Subject Group shall not be treated as being beneficially owned by such Subject Group), unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the Board of Directors of the Issuer.

Notwithstanding the foregoing: (A) the transfer of assets between or among the Issuer and its Restricted Subsidiaries shall not itself constitute a Change of Control and (B) a Person or group shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option agreement related thereto) prior to the consummation of the transactions contemplated by such agreement.

In addition, notwithstanding the foregoing, a transaction in which the Issuer or a parent of the Issuer becomes a subsidiary of another Person (such Person, the “New Parent”) shall not constitute a Change of Control if (a) the equityholders of the Issuer or such parent immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the total voting power of the Voting Stock of the Issuer or such New Parent immediately following the consummation of such transaction, substantially in proportion to their holdings of the equity of the Issuer or such parent prior to such transaction or (b) immediately following the consummation of such transaction, no Person, other than a Permitted Holder, the New Parent or any subsidiary of the New Parent, beneficially owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of the Voting Stock of the Issuer or the New Parent.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Investors” means (a) QXO and its subsidiaries, (b) Jacob Private Equity II, LLC, (c) the Management Group, (d) any Related Party of any of the foregoing and (e) their respective Affiliates.

“Collateral” means all property subject, from time to time, to a Lien under any Security Documents.

“Collateral Agreement” means the Collateral Agreement (First Lien) among the Issuer, each Subsidiary Guarantor and the First-Priority Collateral Agent entered into on the Issue Date, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and in accordance with this Indenture.

“Commercial Agreement” means any commodity prepayment contract, contract with payment or performance delays or any other equivalent agreement, in each case, relating to a commodity transaction that does not constitute a Hedging Obligation, resulting in a performance risk or credit exposure, as applicable.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First-Priority Obligations (or their respective Authorized Representatives or the First-Priority Collateral Agent on behalf of such holders) hold a valid and perfected security interest at such time. If more than two Series of First-Priority Obligations are outstanding at any time and the holders of less than all Series of First-Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Common Collateral for those Series of First-Priority Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, (a) the total amount of depreciation and amortization expense, including the amortization of intangible assets, goodwill, deferred financing fees and original issue discount, debt issuance costs, commissions, fees, premiums and expenses, expensing of any bridge, commitment or other financing fees, non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives, Capitalized Software Expenditures, development costs, capitalized customer acquisition costs, amortization of unrecognized prior service costs and actuarial gains and losses related to pensions (including any modifications) and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and (b) the total amount of depreciation expense with respect to assets acquired under Capitalized Lease Obligations which is expensed and not included in depreciation and amortization expense under GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)          consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Hedging Obligations, letter of credit fees, fees, costs and expenses related to L/C Instruments and the interest portion of any deferred payment obligation and excluding amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees, premiums and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives under GAAP); plus

(2)          consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)          commissions, discounts, yield and other fees and charges Incurred in connection with any Permitted Securitization Financing or other sales or financings of receivables which are payable to Persons other than the Issuer and the Restricted Subsidiaries; minus

(4)          interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined by the Issuer in good faith to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)          any net after-tax extraordinary, exceptional, nonrecurring or unusual gains or losses or expenses or charges, any severance expenses, expansion expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any New Project, equipment or inventory optimization or curtailment programs or any integration, transition, reconstruction, decommissioning, recommissioning, repositioning or reconfiguration of assets, fees, expenses, costs or charges relating to unused facility, data center, warehouse or distribution center space, entry into new markets or distribution channels, contract acquisitions or terminations, future lease commitment costs, closing and consolidation costs, rebranding costs, acquisition integration costs, relocation costs and expenses, environmental remediation costs and expenses, costs for discontinued operations (including rent termination costs), opening costs, project start-up costs, costs relating to the undertaking or implementation of strategic initiatives, cost savings initiatives (including sourcing), operating expense reductions  and other operating improvements or synergies (including product margin synergies and product cost synergies), business development charges, business optimization costs, recruiting costs, signing, retention or completion bonuses, one-time costs in connection with the entry into labor and union agreements, consulting, advisory, professional, litigation and arbitration costs, charges, fees and expenses (including settlements, fines, judgments or orders), restructuring costs (including those related to tax restructurings), expenses, costs, fees or charges related to any repurchase or issuance of Equity Interests of any Restricted Subsidiary, the Issuer or a parent of the Issuer or debt securities of any Restricted Subsidiary, the Issuer or any parent of the Issuer, Investment, acquisition, merger, consolidation, amalgamation, disposition, recapitalization or Incurrence, issuance, repayment, redemption, retirement, repurchase, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful) or any capital expenditures or similar transactions, and any fees, expenses, charges or change in control payments related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, any carve-out costs and transaction expenses incurred before, on or after the Issue Date) and any earn-out obligation expense incurred in connection with the Transactions or any acquisition or other Investment and any consulting costs or implementation costs in connection with any of the foregoing in this clause (1), in each case, shall be excluded;

(2)          effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) deferred rent, (B) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (C) any other deferrals of revenue) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization, write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(3)          the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)          any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations, facilities, data centers, distribution centers, warehouses or other assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, facilities, data centers, distribution centers, warehouses or other assets shall be excluded;

(5)          any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Issuer) shall be excluded;

(6)          any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or buy-back of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)          (A) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) in respect of such period and (B) the Net Income for such period of any Person that is not a Subsidiary of such Person, or that is accounted for by the equity method of accounting, shall be included to the extent of the amount of such Net Income of such Person multiplied by such referent Person’s or its Subsidiary’s percentage ownership of the economic interests in such Person;

(8)          the amount of any management, monitoring, consulting, transaction, advisory and similar fees and related expenses paid to or on behalf of the Co-Investors or any other direct or indirect holder of Equity Interests of the Issuer and fees and expenses paid to or on behalf of any member of the board of directors (or equivalent governing body) (or, in each case, any accruals relating to such fees and expenses) during such period to the extent otherwise permitted by Section 4.07 including, if applicable, the amount of any termination fee paid pursuant to Section 4.07(b)(xx) shall be excluded;

(9)          an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with Section 4.04(b)(xii) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10)        any impairment charges or asset write-offs or write-downs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP shall be excluded;

(11)        any non-cash costs or expense related to management equity plans, long term incentive plans, stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights (including any repricing, amendment, modification, substitution or change thereof) shall be excluded;

(12)        any (a) non-cash compensation charges, (b) costs and expenses related to employment of terminated employees, or (c) costs or expenses related to stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any Restricted Subsidiary, shall be excluded;

(13)        accruals and reserves that are established or adjusted in connection with the Transactions or within 12 months after the Issue Date or the closing of any disposition, acquisition or investment and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(14)        [reserved];

(15)        any impacts from foreign currency gains and losses, and the related tax effects, shall be excluded;

(16)        (a) any charges to the extent that a corresponding amount is received in cash under any agreement providing for reimbursement of such expense shall be excluded, (b) any charges with respect to any liability or casualty event, business interruption or product recall to the extent covered by one or more third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the third party or insurer and only to the extent that such amount is in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), costs and expenses with respect to liability or casualty events or business interruption or product recall shall be excluded and (c) amounts estimated by the Issuer in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption or product recall shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period);

(17)        Capitalized Software Expenditures and capitalized development costs shall be excluded;

(18)        non-cash charges for deferred tax asset valuation allowances shall be excluded;

(19)        non-cash gains, losses, income and expenses resulting from fair value accounting required under GAAP and related interpretations shall be excluded;

(20)        any other costs, expenses or charges resulting from facility, branch, office or business unit closures or sales, including income (or losses) from such closures or sales, shall be excluded;

(21)        any deductions attributable to non-controlling interests or minority interests shall be excluded;

(22)        any gain, loss, income, expense or charge resulting from the application of any LIFO method shall be excluded;

(23)        non-cash, non-service pension and other post-retirement benefit expenses shall be excluded;

(24)        costs associated with Public Company Compliance shall be excluded; and

(25)        any other non-cash charges, losses and expenses shall be excluded; provided, that for purposes of this subclause (25), any non-cash charges, losses or expenses shall be treated as cash charges, losses or expenses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period).

Notwithstanding the foregoing, for the purpose of Section 4.04 only, any increase in Consolidated Net Income as a result of any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries shall be excluded from Consolidated Net Income to the extent such dividends, repayments or transfers otherwise increase the amount of Restricted Payments permitted under Section 4.04 pursuant to clause (5) of the definition of “Cumulative Credit”.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to any Person for any period, taxes paid and any provision for taxes, including, without limitation, federal, state, local, provincial, franchise, foreign, excise, property and similar taxes, foreign withholding taxes and foreign unreimbursed value added taxes (including penalties and interest related to such taxes or arising from tax examinations), and, without duplication of the foregoing, any Tax Distributions.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of the Issuer and the Restricted Subsidiaries consisting of Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and the Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to their respective liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)          to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)          to advance or supply funds:

(a)          for the purchase or payment of any such primary obligation; or

(b)          to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)          to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by agreement or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Corporate Trust Office” means the designated office of the Trustee in the United States of America specified in Section 14.02 at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Issuer).

“Credit Agreement” means (i) the credit agreement to be entered into on or prior to the Issue Date among the Issuer, Holdings, the financial institutions named therein, the other parties thereto and Goldman Sachs Bank USA, as administrative agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring or agreement or instrument is designated by the Issuer to not be included in the definition of “Credit Agreement”) and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities, commercial paper facilities or supply chain financing facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), supply chain financing or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Agreement Agent” means the “Administrative Agent” (or similar entity) under the Credit Agreement and any successor thereto in such capacity.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Cumulative Credit” means an amount equal to the sum of (without duplication):

(1)          (a) the greater of $1,050 million and 15% of Total Assets plus (b) an amount equal to 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, but excluding any fiscal quarter in such accounting period for which Consolidated Net Income for such fiscal quarter was less than $0) from April 1, 2025 to the end of the Issuer’s most recently ended fiscal quarter for which financial statements have been delivered to the Trustee at the time of such Restricted Payment, plus

(2)          100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date (other than (x) net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xiii) and (y) net proceeds contributed to the Issuer pursuant to Section 4.04(b)(xxiii) from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent of the Issuer (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to the Issuer or a Restricted Subsidiary), plus

(3)          100% of the aggregate amount of contributions to the common equity capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date and, without duplication, the aggregate amount of cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash that becomes part of the equity capital of the Issuer through amalgamation, consolidation or merger or in exchange for the issuance of Equity Interests of the Issuer or a direct or indirect parent of the Issuer after the Issue Date (other than (x) Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xiii) and (y) contributions to the equity capital of the Issuer pursuant to Section 4.04(b)(xxiii)), plus

(4)          100% of the aggregate principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been (i) cancelled, retired or extinguished, (ii) assumed by a person that is not the Issuer or a Restricted Subsidiary to the extent that the Issuer and each other Restricted Subsidiary are released from their obligations in respect of such Indebtedness or Disqualified Stock or (iii) converted into or exchanged for Equity Interests (other than Disqualified Stock) in the Issuer or any direct or indirect parent of the Issuer after the Issue Date, plus

(5)          100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from:

(A)         the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Issuer and the Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and the Restricted Subsidiaries by any Person (other than the Issuer or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments,

(B)         the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

(C)         a distribution or dividend from an Unrestricted Subsidiary, plus

(6)          in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer or the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(7)          an amount equal to the aggregate amount of Below Threshold Asset Sale Proceeds, Available Proceeds and Declined Proceeds since the Issue Date.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Delaware Divided LLC” means any limited liability company which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration by the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale of, or other receipt of Cash Equivalents in respect of, such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock by the Issuer.

“Discharge” means, with respect to any Obligations, except to the extent otherwise provided herein with respect to the reinstatement or continuation of any such Obligations, the payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all such Obligations then outstanding, if any, and, with respect to letters of credit or letter of credit guaranties outstanding under the agreements or instruments (collectively, the “Relevant Instruments”) governing such Obligations, delivery of cash collateral, backstop letters of credit or other accommodations in respect thereof in a manner consistent with such agreement or instrument, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of “secured parties” under the Relevant Instruments; provided, that (i) the Discharge of ABL Obligations shall not be deemed to have occurred if such payments are made in connection with the establishment of a replacement facility or refinancing for which an authorized representative thereof shall have become a party to the ABL Intercreditor Agreement as the ABL Collateral Agent and (ii) the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a refinancing of the Obligations under the Credit Agreement or an incurrence of future Obligations under any Credit Agreement with additional First-Priority Obligations secured by the Common Collateral under an agreement relating to Other First-Priority Obligations which has been designated in writing by the Issuer to the First-Priority Collateral Agent and each other Authorized Representative as the Credit Agreement for purposes of the First Lien Intercreditor Agreement and which are not prohibited under the terms of this Indenture and the Other First-Priority Obligations. In the event any Obligations are modified and such Obligations are paid over time or otherwise modified, in each case, pursuant to Section 1129 of the Bankruptcy Code, such Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new or modified indebtedness shall have been satisfied. The term “Discharged” shall have a corresponding meaning.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Issuer having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Issuer shall not be deemed to have such a financial interest solely by reason of such member’s holding Capital Stock of the Issuer or a parent of the Issuer or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)          matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale);

(2)          is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Restricted Subsidiaries; or

(3)          is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same (other than in the case of clause (14)) was deducted in calculating Consolidated Net Income:

(1)          Consolidated Taxes; plus

(2)          Fixed Charges and costs of L/C Instruments in connection with financing or other activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clause (1) thereof; plus

(3)          Consolidated Depreciation and Amortization Expense; plus

(4)          Consolidated Non-Cash Charges; plus

(5)          any expenses, fees, costs or charges (other than Consolidated Depreciation and Amortization Expense) related to any repurchase or issuance of Equity Interests, Investment, acquisition, New Project, equipment, optimization or curtailment programs, capital expenditures or similar transactions, disposition, recapitalization or the Incurrence, modification, redemption, retirement or repayment of Indebtedness permitted to be Incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, costs, expenses or charges related to the Transactions, the offering of the Initial Notes or any Bank Indebtedness or ABL Facility (and, in each case, any refinancing indebtedness in respect thereof), (ii) any amendment or other modification of the Notes or other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Securitization Financing or other sales or financings of receivables; plus

(6)          business optimization costs, fees, charges, expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory and equipment optimization programs, facility, branch, office, business unit, data center, warehouse or distribution center closures, facility, branch, office, business unit, data center, warehouse or distribution center relocations or consolidations, unused warehouse, facility or data center costs, distribution costs, retention, severance, expansion, systems design, implementation or establishment costs, contract acquisition or termination costs, future lease commitments, excess pension charges, any costs relating to the undertaking or implementation of strategic initiatives, cost savings initiatives, operating expense reductions and other operating improvements or synergies and business development charges) and Pre-Opening Expenses; plus

(7)          the amount of loss, fees, charges or discount in connection with a Permitted Securitization Financing or other sale or financing of receivables, including amortization of loan origination costs and amortization of portfolio discounts; plus

(8)          any costs, fees, charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(9)          [reserved]; plus

(10)        the amount of any loss attributable to a New Project, until the date that is 12 months after the date of completing the construction, acquisition, assembling, remodeling, refurbishment, update, modernization, expansion, relocation or creation of such New Project, as the case may be; provided that (a) such losses are reasonably identifiable and factually supportable and (b) losses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling, remodeling, refurbishment, update, modernization, expansion, relocation or creation, as the case may be, shall not be included in this clause (10); plus

(11)        [reserved]; plus

(12)        with respect to any Person referred to in clause (7) of the definition of “Consolidated Net Income” and solely to the extent relating to the Net Income of such Person referred to in clause (7) of the definition of “Consolidated Net Income,” an amount equal to the proportion of those items described in clauses (1) through (11) above and clauses (13) and (14) below relating to such Person corresponding to the Issuer’s and the Restricted Subsidiaries’ proportionate share of such Person’s Consolidated Net Income (determined as if such Person were a Restricted Subsidiary); plus

(13)        [reserved]; plus

(14)        all adjustments of the nature used in connection with the calculation of “Covenant EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated and Unaudited Pro Forma Condensed Combined Financial Information” under “Summary” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such period; and

less, without duplication, to the extent the same increased Consolidated Net Income,

(15)        non-cash items increasing Consolidated Net Income for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common Capital Stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1)          public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;

(2)          issuances to any Subsidiary of the Issuer; and

(3)          any such public or private sale that constitutes an Excluded Contribution.

Notwithstanding the foregoing, an Equity Offering hereunder shall include the acquisition, purchase, business combination, merger, amalgamation or consolidation of the Issuer or any direct or indirect parent of the Issuer by, with or into a person that has, or whose direct or indirect parent has, previously consummated a public Equity Offering (as defined herein but replacing the Issuer with such person or parent) and is a public company at the applicable time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by the Issuer) received by the Issuer after the Issue Date:

(1)          from contributions to its common equity capital;

(2)          that becomes part of the capital of the Issuer through consolidation, amalgamation or merger achieved through the issuance of, or in exchange for, Equity Interests of the Issuer or any direct or indirect parent of the Issuer; and

(3)          from the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as Excluded Contributions by the Issuer.

“Excluded Property” means the property and other assets of the Issuer and the Subsidiary Guarantors that is excluded from the grant of security interest in favor of the First-Priority Collateral Agent, on behalf of the First-Priority Secured Parties, pursuant to the terms of this Indenture and the Security Documents.

“Excluded Revolving Loans” means, as of any date of determination, any outstanding revolving loans (including outstanding loans under the ABL Facility) of such Person and its Subsidiaries on such date; provided that, the aggregate amount of Excluded Revolving Loans shall not exceed $500 million.

“Excluded Subsidiary” means (a) each Unrestricted Subsidiary, (b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary), (c) each Domestic Subsidiary that is prohibited from guaranteeing the Notes or granting Liens to secure the Notes Obligations by any requirement of law or that would require consent, approval, license or authorization of a Governmental Authority to guarantee the Notes or grant Liens to secure the Notes Obligations (unless such consent, approval, license or authorization has been received), (d) each Domestic Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing the Notes or granting Liens to secure the Notes Obligations; provided, that, (1) in the case of Subsidiaries owned on the Issue Date, such prohibition exists on the Issue Date and (2) in the case of a Subsidiary acquired from a third party after the Issue Date, such prohibition exists on the date such Subsidiary becomes a Subsidiary (and in each case for so long as such restriction or any replacement or renewal thereof is in effect), (e) any Foreign Subsidiary, (f) any Domestic Subsidiary (i) that is a FSHCO or (ii) that is a Subsidiary of (x) a Foreign Subsidiary or (y) a Subsidiary described in clauses (a) through (d), (f)(i) or (g) through (l) of this definition of “Excluded Subsidiary”, (g) any Special Purpose Securitization Subsidiary, (h) any Subsidiary (other than a Significant Subsidiary) that (i) did not, as of the last day of the fiscal quarter of the Issuer most recently ended, have assets with a value in excess of 5.0% of the Total Assets or revenues representing in excess of 5.0% of total revenues of the Issuer and its subsidiaries on a consolidated basis as of such date and (ii) taken together with all other such Subsidiaries being excluded pursuant to this clause (h), as of the last day of the fiscal quarter of the Issuer most recently ended for which financial statements have been delivered to the Trustee, did not have assets with a value in excess of 10.0% of the Total Assets or revenues representing in excess of 10.0% of total revenues of the Issuer and its subsidiaries on a consolidated basis as of such date (each such Subsidiary, an “Immaterial Subsidiary”), (i) any Subsidiary for which providing a Subsidiary Guarantee or granting Liens to secure Indebtedness could reasonably be expected to result in material adverse tax consequences as determined in good faith by the Issuer, (j) any Domestic Subsidiary with respect to which the Credit Agreement Agent and the Issuer reasonably agree that the cost or other consequence of providing a guarantee or obtaining a security interest or perfection thereof is excessive in relation to the value afforded thereby, (k) any Captive Insurance Subsidiary and (l) any not-for-profit Subsidiary.

“Excluded Transaction Debt” means, collectively, an amount equal to the aggregate principal amount of all Indebtedness incurred by the Issuer in connection with the Transactions consisting of, or incurred to fund the payment of, any original issue discount or upfront fees in respect of the Indebtedness under the Credit Agreement, the ABL Facility and/or the Notes (and, in each case, any refinancings or replacements thereof).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, which, in the case of an Asset Sale, Restricted Payment or Investment shall be determined either, at the option of the Issuer, at the time of the Asset Sale, Restricted Payment or Investment or as of the date of the definitive agreement with respect to such Asset Sale, Restricted Payment or Investment, and without giving effect to any subsequent change in value.

“First Lien Intercreditor Agreement” means (i) the intercreditor agreement among Wilmington Trust, National Association, as First-Priority Collateral Agent, Goldman Sachs Bank USA, as an Authorized Representative, the Trustee, as an Authorized Representative, and the other parties from time to time party thereto, to be entered into on the Issue Date, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture, (ii) any replacement or other intercreditor agreement that contains terms not materially less favorable to holders of the Notes than the intercreditor agreement referred to in clause (i) (as determined by the Issuer in good faith) or (iii) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a pari passu basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such liens (as determined by the Issuer in good faith).

“First-Priority Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent for the First-Priority Secured Parties, together with its successors and permitted assigns (or if such Person is no longer the First-Priority Collateral Agent, such agent or trustee as is designated as “First-Priority Collateral Agent” under the First-Priority Obligations Documents).

“First-Priority Obligations” means (i) all Secured Bank Indebtedness, (ii) all Notes Obligations, (iii) Other First-Priority Obligations and (iv) if Hedging Obligations or obligations in respect of Supply Chain Financings, Commercial Agreements or cash management services have been secured by the collateral that secures the First-Priority Obligations, all such other obligations of the Issuer or any of its Restricted Subsidiaries in respect of such Hedging Obligations or obligations in respect of such Supply Chain Financings, Commercial Agreements or cash management services in each case that are secured by such collateral on a pari passu basis with the Lien on such collateral that secures the First-Priority Obligations.

“First-Priority Obligations Documents” means the Credit Agreement Documents, the Notes Documents and any other documents or instrument evidencing or governing any other First-Priority Obligations.

“First-Priority Secured Parties” means the Persons holding any First-Priority Obligations, including the First-Priority Collateral Agent and the Trustee.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (i) EBITDA of such Person for such period to (ii) the Fixed Charges in respect of Consolidated Total Indebtedness of such Person for such period (excluding an amount equal to Fixed Charges in respect of Excluded Revolving Loans and Excluded Transaction Debt). In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of any Permitted Securitization Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable Pro Forma Period.

For purposes of making the computation referred to above, Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or cost savings initiatives or other initiatives, New Projects, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make or implement and/or has made or implemented during the applicable Pro Forma Period or subsequent to such period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred (or such operational or cost savings had been realized) on the first day of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Person that subsequently became a Restricted Subsidiary or was merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, New Project, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, New Project, restructuring or reorganization had occurred at the beginning of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable Pro Forma Period.

Notwithstanding anything to the contrary in this definition, in the event that any assets or operations of the Issuer or any Restricted Subsidiary are classified as discontinued operations in accordance with GAAP at any date prior to the disposition or discontinuance of such assets or operations (as determined by the Issuer in good faith), then notwithstanding such classification the Issuer may elect to not give effect to such classification as discontinued operations and may elect to continue to include such assets or operations as if they were not discontinued in accordance with GAAP until such time that such assets or operations are actually disposed or discontinued (as determined by the Issuer in good faith).

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event (including, to the extent applicable, the Transactions), (2) all adjustments of the nature used in connection with the calculation of “Covenant EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated and Unaudited Pro Forma Condensed Combined Financial Information” under “Summary” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such Pro Forma Period and (3) anticipated run-rate EBITDA reasonably expected to be achieved (in the good faith determination of the Issuer) from New Projects (and the achievement of related operating expense reductions and other operating improvements, synergies or cost savings associated therewith) so long as such New Project is then under development or is otherwise in process; provided that, other than adjustments of the nature used in connection with the calculation of “Covenant EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated and Unaudited Pro Forma Condensed Combined Financial Information” under “Summary” in the Offering Memorandum and other than other operating expense reductions and other operating improvements, synergies or cost savings resulting from the Transactions, adjustments for operating expense reductions and other operating improvements, synergies or cost savings (x) shall not exceed 30% of EBITDA for the applicable Pro Forma Period (calculated after giving effect to such capped adjustments and all other uncapped pro forma adjustments) and (y) shall only be included to the extent that actions resulting in such operating expense reductions and other operating improvements, synergies or cost savings are taken or commenced or expected to be taken or commenced (in the good faith determination of the Issuer) within 24 months after the date any such calculation is performed.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, except as otherwise provided in this Indenture, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs, discounts or premiums) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

“FSHCO” means any Subsidiary that owns no material assets other than the Equity Interests (or Equity Interests and Indebtedness) of one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date; provided that, at the election of the Issuer, for financial reporting purposes, GAAP may mean GAAP as in effect from time to time. At any time after the Issue Date, the Issuer may elect to (i) change all or any terms under GAAP to be GAAP in effect from time to time and (ii) change all or any terms under GAAP to be GAAP in effect as of a certain date (which means if the Issuer makes an election under clauses (i) or (ii) certain terms under GAAP could be under GAAP in effect as of one date while other terms under GAAP could be under GAAP in effect from time to time). For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Governmental Authority” means any federal, national, provincial, territorial, state, municipal, local or foreign court or governmental or supranational (including the European Union or the European Central Bank) agency, authority, instrumentality, regulatory or legislative body.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.  The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)          currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)          other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means Queen HoldCo, LLC, a Delaware limited liability company.

“Immaterial Subsidiary” has the meaning set forth in the definition of “Excluded Subsidiary.”

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), the estates of such individual and such other individuals above and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)          the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business or consistent with past practice or industry norm, (ii) any earn-out obligations and other Contingent Obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business or consistent with past practice or industry norm), which purchase price is due more than twelve months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)          to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business or consistent with past practice or industry norm); and

(3)          to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of Incurrence, and (b) the principal amount of such Indebtedness of such other Person;

provided, however, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business or consistent with past practice or industry norm and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Permitted Securitization Financings or other sales or financings of receivables; (5) trade and other ordinary course payables and intercompany liabilities arising in the ordinary course of business or consistent with past practice or industry norm; (6) accrued expenses; (7) obligations under or in respect of the Merger Documents; (8) obligations in respect of Third Party Funds; (9) in the case of the Issuer and its Restricted Subsidiaries (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice or industry norm and (y) intercompany liabilities in connection with cash management, tax and accounting operations of the Issuer and its Restricted Subsidiaries; (10) any obligations under Hedging Obligations that are not Incurred for speculative purposes; (11) Indebtedness of any direct or indirect parent of the Issuer appearing on the balance sheet of the Issuer solely by reason of push-down accounting under GAAP; (12) obligations in respect of any residual value guarantees on equipment leases; (13) any take-or-pay or similar obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP; and (14) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions, other post-retirement benefits and retiree medical care).

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Interest Payment Date” has the meaning set forth in Exhibit A hereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)          securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)          securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries;

(3)          investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(4)          corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees of loans), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers or customers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1)          “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have an “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)          the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)          the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2)          any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

 “Issue Date” means the date on which the Initial Notes are originally issued.

“Junior Lien Obligations” means the Obligations with respect to other Indebtedness permitted to be incurred under this Indenture, which is by its terms intended to be secured by the Collateral on a basis junior to the Notes.

“L/C Instrument” means any letters of credit, letter of guarantee, bank guarantee, bankers’ acceptance, performance bond, surety bond, financial undertaking, guarantee, warehouse receipt or other similar document or instrument.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, executive officers and other management personnel (and their respective Immediate Family Members) of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date after giving effect to the Transactions together with (1) any new directors (and their respective Immediate Family Members) whose election or whose nomination for election by the equityholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors on the Issue Date after giving effect to the Transactions or whose election or nomination was previously so approved and (2) executive officers and other management personnel (and their respective Immediate Family Members) of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors on the Issue Date after giving effect to the Transactions together with the directors so approved in accordance with clause (1) constituted a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable.

“Market Capitalization” means, as of any date of determination, an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Issuer (or any successor of the Issuer) or any direct or indirect parent of the Issuer on such date of determination multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding such date of determination.

“Merger” means the merger of Merger Sub with and into the Company pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of March 20, 2025, by and among QXO, the Company and Merger Sub, as amended, restated, supplemented or otherwise modified from time to time.

“Merger Documents” means the Merger Agreement and any other agreements or instruments contemplated thereby, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the costs relating to such Asset Sale or the applicable asset and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, payments to employees and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable (in the good faith determination of the Issuer) as a result thereof (including Tax Distributions and after taking into account any available tax credits or deductions and tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction, required payments of other obligations relating to the applicable asset, any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and payments made to holders of non-controlling interests in non-Wholly Owned Subsidiaries as a result of such Asset Sale; provided, that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed the greater of $240 million and 3.5% of Total Assets (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) and (y) no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such net cash proceeds otherwise constituting Net Proceeds pursuant to the foregoing clause (x) in such fiscal year shall exceed the greater of $520 million and 7.5% of Total Assets (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds and any unused amounts under this clause (y) may be carried forward to subsequent fiscal years).

Notwithstanding the foregoing or anything to the contrary in Section 4.06, to the extent that the Issuer has determined in good faith that (i) repatriation to the United States or, in the case of any Restricted Subsidiary, distribution to the Issuer of any or all of the Net Proceeds of any Asset Sales is prohibited, restricted or delayed by applicable local law or any contractual obligation that is binding upon the applicable Restricted Subsidiary or (ii) repatriation of any or all of the Net Proceeds of any Assets Sales by a Foreign Subsidiary could result in a material adverse tax consequence to the Issuer, its parent or its Subsidiaries as determined in good faith by the Issuer, an amount equal to the portion of such Net Proceeds so affected will not constitute Net Proceeds or be required to be applied in compliance with Section 4.06; provided that, in any event, the Issuer shall use its commercially reasonable efforts to take actions within its reasonable control that are reasonably required to eliminate such tax effects.

“New Parent” has the meaning specified in the definition of “Change of Control.”

“New Project” means (x) each plant, facility, branch, office, business unit, data center, warehouse, distribution center, website, application, platform  or long term contract which is either a newly opened or newly acquired plant, facility, branch, office, business unit, data center, warehouse, distribution center, website, application, platform  or long term contract or an expansion, relocation, remodeling, refurbishment, update, upgrade, modernization or amendment, as applicable, of an existing plant, facility, branch, office, business unit, data center, warehouse, distribution center, website, application, platform  or long term contract of the Issuer or the Restricted Subsidiaries and (y) each creation (in one or a series of related transactions) of a business unit, product line, division, segment or service, website, application, platform, software or product  offering or each expansion (in one or a series of related transactions and including any new geographical jurisdiction) of business into a new market or jurisdiction or consumer or user base or through a new distribution method, platform,  channel or supplier, in each case of clauses (x) and (y), which is under development or otherwise in process.

“Notes Documents” means this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the First Lien Intercreditor Agreement and the ABL Intercreditor Agreement.

“Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Subsidiary Guarantees and the Security Documents.

“Notes Priority Collateral” has the meaning assigned to the term “Non-ABL Priority Collateral” in the ABL Intercreditor Agreement.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness (including interest, fees, expenses, indemnity claims and other monetary obligations accrued during the pendency of an insolvency proceeding, whether or not constituting an allowed claim in such proceeding); provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee and the First-Priority Collateral Agent.

“Offering Memorandum” means the offering memorandum, dated April 23, 2025, relating to the issuance of the Initial Notes.

“Officer” means the chairman of the board, chief executive officer, chief financial officer, president, any executive vice president, senior vice president or vice president, the treasurer, the secretary, any person serving the equivalent function of any of the foregoing of the Issuer or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, which meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer or any Restricted Subsidiary.

“Other First-Priority Obligations” means other Indebtedness or Obligations of the Issuer and its Restricted Subsidiaries that are not prohibited to be Incurred by this Indenture and that are secured equally and ratably with the Notes by the Common Collateral and designated by the Issuer as an Other First-Priority Obligation pursuant to the terms of the First Lien Intercreditor Agreement and/or the Security Documents.

“parent” means, as it relates to the Issuer, any direct or indirect parent of the Issuer, including, for the avoidance of doubt, QXO and any subsidiary of QXO that is a direct or indirect parent of the Issuer.

“Pari Passu Indebtedness” means: (a) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and (b) with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee.

“PBA” means the Pension Benefits Act (Ontario) and all regulations thereunder as amended from time to time and any successor legislation thereto.

“Permitted Holders” means, at any time, each of (i) the Co-Investors, (ii) the Management Group, (iii) any Person that, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Issuer, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders, holds more than 50% of the total voting power of the Voting Stock thereof, and any New Parent and its subsidiaries, (iv) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of the Issuer or any of its direct or indirect parent companies, acting in such capacity, and (v) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Issuer (a “Permitted Holder Group”), so long as (1) no member of the Permitted Holder Group (other than Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above) has the right to elect a number of directors that is greater than such member’s proportional share of directors (with such member’s proportional share of directors being determined based on the total number of directors on the applicable board of directors multiplied by the percentage of Voting Stock held or acquired by such member) and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i), (ii), (iii) and (iv) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)          any Investment in the Issuer or any Restricted Subsidiary;

(2)          any Investment in Cash Equivalents or Investment Grade Securities;

(3)          any Investment by the Issuer or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, including by means of a Delaware LLC Division, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4)          any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5)          any Investment existing on the Issue Date, made pursuant to binding commitments existing on the Issue Date or in satisfaction of obligations under joint venture agreements existing on the Issue Date or any Investment consisting of any extension, modification or renewal of any such Investment, binding commitment or obligation, in each case, existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment, binding commitment or obligation, in each case, as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(6)          loans and advances to, or guarantees of Indebtedness of, officers, directors, employees or consultants of the Issuer or any of its Subsidiaries (i) in the ordinary course of business or consistent with past practice or industry norm in an aggregate outstanding amount (valued in good faith by the Issuer at the time of the making thereof, and without giving effect to any subsequent changes in value) not to exceed the greater of $70 million and 1.0% of Total Assets, (ii) in respect of payroll payments and expenses in the ordinary course of business or consistent with past practice or industry norm and (iii) in connection with such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer solely to the extent that the amount of such loans and advances shall be contributed to the Issuer in cash as common equity;

(7)          any Investment acquired by the Issuer or any Restricted Subsidiary (a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business or consistent with past practice or industry norm, (b) in exchange for any other Investment or accounts receivable, or deposit held by the Issuer or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment, accounts receivable or deposit (including any trade creditor or customer), (c) in satisfaction of judgments against other Persons or (d) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)          Hedging Obligations, Commercial Agreements and Supply Chain Financings permitted under Section 4.03(b)(x);

(9)          any Investment by the Issuer or any Restricted Subsidiary in or related to a Similar Business in an aggregate outstanding amount (valued in good faith by the Issuer at the time of the making thereof, and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the sum of (x) the greater of (i) $700 million and (ii) 10% of Total Assets plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, repurchases, redemptions, income and similar amounts) actually received in respect of any such Investment (with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall, at the election of the Issuer, thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(10)        any Investment by the Issuer or any Restricted Subsidiary in an aggregate outstanding amount (valued in good faith by the Issuer at the time of the making thereof, and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the sum of (x) the greater of (i) $1,050 million and (ii) 15% of Total Assets plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, repurchases, redemptions, income and similar amounts) actually received in respect of any such Investment (with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall, at the election of the Issuer, thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(11)        (a) loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or industry norm or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer and (b) advances, loans or extensions of trade credit or prepayments to suppliers, loans or advances made to distributors or investments made in connection with obtaining, maintaining or renewing client contracts in the ordinary course of business or consistent with past practice or industry norm by the Issuer or any of its Restricted Subsidiaries;

(12)        Investments the payment for which consists of or is financed with the proceeds of the sale or issuance of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit;”

(13)        any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (iv), (vi), (ix)(B) and (xvi) of Section 4.07(b));

(14)        [reserved];

(15)        guarantees issued in accordance with Section 4.03 and Section 4.11 including, without limitation, any guarantee or other obligation issued or incurred under any Credit Agreement in connection with any L/C Instrument issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit), performance guarantees and Contingent Obligations and the creation of Liens on the assets of the Issuer or any Restricted Subsidiary in compliance with Section 4.12;

(16)        Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or sublicenses, leases or contributions of intellectual property;

(17)        Investments consisting of Securitization Assets or arising as a result of, or in connection with, Permitted Securitization Financings, including Investments of funds held in accounts permitted or required by the arrangements governing a Permitted Securitization Financing or receivables sales or receivables financings or any related Indebtedness;

(18)        Investments consisting of Securitization Assets or arising as a result of Permitted Securitization Financings or a factoring, securitization, receivables sale, receivables financings or similar arrangement;

(19)        any Investment in joint ventures (valued in good faith by the Issuer) not to exceed, at any one time in the aggregate outstanding under this clause (19), the sum of (x) the greater of (i) $700 million and (ii) 10% of Total Assets plus (y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, repurchases, redemptions, income and similar amounts) actually received in respect of any such Investment (with the value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall, at the election of the Issuer, thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(20)        Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date, to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence or contractually required on the date of such acquisition, merger, amalgamation or consolidation;

(21)        Investments in the ordinary course of business or consistent with past practice or industry norm consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(22)        advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Issuer or its Restricted Subsidiaries;

(23)        any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice or industry norm, and guarantees thereof;

(24)        guarantees of Indebtedness under customer financing lines of credit in the ordinary course of business or consistent with past practice or industry norm;

(25)        Investments made pursuant to any Merger Document or in connection with the Transactions;

(26)        any Investment so long as (i) either (x) immediately after giving effect to such Investment, the Senior Secured Leverage Ratio of the Issuer is not greater than 3.80 to 1.00 on a pro forma basis or (y) the Senior Secured Leverage Ratio of the Issuer on a pro forma basis after giving effect to such Investment and any related transactions would be no greater than the Senior Secured Leverage Ratio of the Issuer immediately prior thereto or (ii) either (x) immediately after giving effect to such Investment, the Fixed Charge Coverage Ratio of the Issuer is not less than 1.75 to 1.00 on a pro forma basis or (y) the Fixed Charge Coverage Ratio of the Issuer on a pro forma basis after giving effect to such Investment and any related transactions would be no less than the Fixed Charge Coverage Ratio of the Issuer immediately prior thereto;

(27)        Investments made in connection with obtaining, maintaining or renewing client and customer contracts in the ordinary course of business or consistent with past practice or industry norm;

(28)        Investments in advances, deposits, guarantees, letters of credit, prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice or industry norm;

(29)        any Investment by any Captive Insurance Subsidiary (i) in connection with its provision of insurance to the Issuer or any of its Subsidiaries, which Investment is made in the ordinary course of business or consistent with past practice or industry norm of such Captive Insurance Subsidiary, or (ii) by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(30)        Investments of assets relating to non-qualified deferred payment plans in the ordinary course of business or consistent with past practice or industry norm; and

(31)        Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Issuer and its Restricted Subsidiaries in connection with such plans.

“Permitted Liens” means, with respect to any Person:

(1)          pledges or deposits and other Liens granted by such Person under workmen’s compensation laws, health, disability or other employee benefits, unemployment insurance, employers’ health tax and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds, performance and return of money bonds, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)          Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)          Liens for taxes, assessments or other governmental charges (including any Lien imposed by any pension authority or similar Liens) not yet overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which the Issuer or any Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP;

(4)          Liens in favor of issuers of performance and surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or L/C Instruments provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice or industry norm;

(5)          minor survey exceptions, minor encumbrances, ground leases, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, towers, electric lines, telegraph and telephone and cable television lines and other similar purposes, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business or zoning or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person or consistent with past practice or industry norm;

(6)          (A)         Liens on assets of a Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of a Subsidiary that is not a Subsidiary Guarantor permitted to be Incurred pursuant to Section 4.03;

(B)         Liens securing Obligations in respect of:

(x)          Indebtedness Incurred pursuant to Section 4.03(b)(i); provided that, Liens securing Indebtedness Incurred pursuant to Section 4.03(b)(i)(2) may not rank senior to or pari passu with the Liens securing the Notes with respect to the Notes Priority Collateral (but may, for the avoidance of doubt, rank senior to, pari passu with or junior to the Liens securing the Notes with respect to the ABL Priority Collateral); and

(y)          any Indebtedness permitted to be Incurred under this Indenture if, as of the date such Indebtedness was Incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Senior Secured Leverage Ratio of the Issuer does not exceed 4.30 to 1.00 or the Senior Secured Leverage Ratio of the Issuer would be no greater than immediately prior to such Incurrence;

(C)         Liens securing Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (iv), (xii), (xiii), (xiv) (to the extent it guarantees any secured Indebtedness), (xv), (xvi), (xx), (xxvii) or (xxviii) of Section 4.03(b) (provided that (i) in the case of clause (xvi), such Liens securing Indebtedness Incurred in reliance on clause (i) of the proviso to clause (xvi) shall only be permitted under this clause (C) if, on a pro forma basis after giving effect to the Incurrence of such Indebtedness and Liens, the Senior Secured Leverage Ratio of the Issuer does not exceed 4.30 to 1.00 or the Senior Secured Leverage Ratio of the Issuer would be no greater than immediately prior to such Incurrence and (ii) in the case of clause (xx), such Lien does not extend to the property or assets of any Subsidiary of the Issuer other than a Restricted Subsidiary that is not a Subsidiary Guarantor); and

(D)         Liens securing the Notes Obligations (other than Notes Obligations in respect of Additional Notes issued pursuant to this Indenture after the Issue Date);

(7)          Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement or the lenders under the ABL Facility or the holders of the Notes, each in effect on the Issue Date);

(8)          Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary of the Issuer; provided, however, that such Liens (other than Liens to secure Indebtedness of the type Incurred pursuant to Section 4.03(b)(xvi)) are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens (other than Liens to secure Indebtedness of the type Incurred pursuant to Section 4.03(b)(xvi)) may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(9)          Liens on assets or property at the time the Issuer or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens (other than Liens to secure Indebtedness of the type Incurred pursuant to Section 4.03(b)(xvi)) are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens (other than Liens to secure Indebtedness of the type Incurred pursuant to Section 4.03(b)(xvi)) may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(10)        Liens securing Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.03;

(11)        Liens securing Hedging Obligations, Commercial Agreements, or cash management services and Supply Chain Financings not incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness (other than Hedging Obligations constituting Secured Bank Indebtedness or ABL Obligations);

(12)        Liens on inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit, bank guarantees, warehouse receipts or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, equipment or other goods;

(13)        leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;

(14)        Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or other obligations not constituting Indebtedness or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(15)        Liens in favor of the Issuer or any Subsidiary Guarantor;

(16)        Liens in respect of (i) Permitted Securitization Financings and (ii) receivables sales and financings, factorings or similar arrangements that extend only to the assets subject thereto (and the related collection accounts, insurance policies and other assets customarily securing such types of financings) and, in the case of Permitted Securitization Financings, Equity Interests of Special Purpose Securitization Subsidiaries;

(17)        pledges and deposits or other security provided and other Liens made in the ordinary course of business to secure liability to insurance carriers under insurance or self-insurance arrangements;

(18)        Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)        leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business or consistent with past practice or industry norm (including rights granted to lessees related to quiet enjoyment and purchase rights at the end of such leasing arrangement);

(20)        Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (11), (15) and (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after-acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (15) and (25) at the time the original Lien became a Permitted Lien under this Indenture, (B) an amount equal to unpaid accrued interest and premiums (including tender premiums), and (C) an amount equal to any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B) or (6)(C), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) or (6)(C) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) or (6)(C);

(21)        Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business or consistent with past practice or industry norm;

(22)        judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)        (a) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods or equipment entered into in the ordinary course of business or consistent with past practice or industry norm, (b) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any acquisition, Investment or New Project not prohibited by this Indenture and (c) Liens (i) on cash advances in favor of (x) the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment or (y) the buyer of any property to be disposed of to secure obligations in respect of indemnification, termination fee or similar seller obligations and (ii) consisting of an agreement to dispose of any property in a disposition, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(24)        Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(25)        Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (25) and any Liens to secure any refinancing, refunding, extension or renewal in respect thereof incurred pursuant to clause (20) above, that are at that time outstanding, exceed the greater of $1,050 million and 15% of Total Assets (plus, in the case of any refinancing, refunding, extension or renewal in respect thereof, the Additional Refinancing Amount);

(26)        any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;

(27)        (i) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary, under any indenture or other agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions and (ii) Liens on an escrow account for the benefit of the lenders under the Credit Agreement, the related escrow agent or the administrative agent for the Credit Agreement;

 (28)       Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(29)        Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

(30)        Liens registered on title to any mortgaged property and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (unless such prior Lien provided for it to apply to additional real property upon acquisition by the Issuer or a Subsidiary of such additional real property) and any accessions and additions thereto or proceeds and products thereof and related property of the type that would have been subject to such Lien notwithstanding such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted under this Indenture;

(31)        Liens that are contractual rights of set-off or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry norm;

(32)       in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(33)        Liens in respect of Third Party Funds;

(34)        agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory or equipment consigned by the Issuer or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(35)        Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(36)        Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(37)        Liens (i) on inventory held by and granted to a local distribution company in the ordinary course of business and (ii) in accounts purchased and collected by and granted to a local distribution company that has agreed to make payments to the Issuer or any of its Restricted Subsidiaries for such amounts in the ordinary course of business;

(38)        Liens in respect of Indebtedness secured by mortgages on the corporate headquarters of the Issuer and its Subsidiaries;

(39)        Liens, deposits and security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations or business of the Issuer and its Restricted Subsidiaries in the ordinary course of business or consistent with past practice or industry norm;

(40)        deposits with the owner or lessor of premises leased and operated by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice or industry norm of the Issuer and such Restricted Subsidiary to secure the performance of the Issuer’s or such Restricted Subsidiary’s obligations under the terms of the lease for such premises;

(41)        receipt of progress payments and advances from customers in the ordinary course of business or consistent with past practice or industry norm to the extent the same creates a Lien on the related inventory and proceeds thereof and Liens on property or assets under construction arising from progress or partial payments by a third party relating to such property or assets;

(42)        Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar provision of any environmental law;

(43)        the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown under Canadian law and any statutory exceptions to title under Canadian law;

(44)        Liens on the Collateral securing Junior Lien Obligations;

(45)        Liens on property or assets not constituting Collateral to the extent securing Indebtedness or obligations that are otherwise permitted under Section 4.03;

(46)        pledges or deposits or other security provided to secure the utility obligations of the Issuer or any of its Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice or industry norm;

(47)        restrictions by Governmental Authorities on the operations, business or assets of the Issuer or any Restricted Subsidiary that are customary in the Issuer’s or such Restricted Subsidiary’s businesses;

(48)        (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters that have been placed by Governmental Authority, developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(49)        Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;

(50)        Liens arising under the PBA or other applicable pension standards legislation in Canada in respect of pension plan contribution amounts not yet due; and

(51)        the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof.

“Permitted Securitization Documents” means all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing.

“Permitted Securitization Financing” means one or more transactions pursuant to which (i) Securitization Assets or interests therein are sold or transferred to or financed by one or more Special Purpose Securitization Subsidiaries, and (ii) such Special Purpose Securitization Subsidiaries finance (or refinance) their acquisition of such Securitization Assets or interests therein, or the financing thereof, by selling or borrowing against Securitization Assets and any Hedging Obligations or hedging agreements entered into in connection with such Securitization Assets; provided, that recourse to the Issuer or any Restricted Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by the Issuer in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Issuer or any Restricted Subsidiary (other than a Special Purpose Securitization Subsidiary)).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred that are classified as “pre-opening rent,” “opening costs,” “pre-launch expenses,” “pre-opening expenses” or “launch costs” (or any similar or equivalent caption).

“Pro Forma EBITDA” means, with respect to any Person, at any date, the EBITDA of such Person for the Pro Forma Period immediately preceding such date, subject to the following adjustments.  In the event that the Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which Pro Forma EBITDA is being calculated but prior to the event for which the calculation of Pro Forma EBITDA is made (the “Pro Forma EBITDA Calculation Date”), then Pro Forma EBITDA shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable Pro Forma Period.

For purposes of making the computation referred to above, Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or cost savings initiatives or other initiatives, New Projects, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make or implement and/or has made or implemented during the applicable Pro Forma Period or subsequent to such period and on or prior to or simultaneously with the Pro Forma EBITDA Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred (or such operational or cost savings had been realized) on the first day of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Person that subsequently became a Restricted Subsidiary or was merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, New Project, restructuring or reorganization that would have required adjustment pursuant to this definition, then Pro Forma EBITDA shall be calculated giving pro forma effect thereto for such period as if such Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, New Project, restructuring or reorganization had occurred at the beginning of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then Pro Forma EBITDA shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable Pro Forma Period.

Notwithstanding anything to the contrary in this definition, in the event that any assets or operations of the Issuer or any Restricted Subsidiary are classified as discontinued operations in accordance with GAAP at any date prior to the disposition or discontinuance of such assets or operations (as determined by the Issuer in good faith), then notwithstanding such classification the Issuer may elect to not give effect to such classification as discontinued operations and may elect to continue to include such assets or operations as if they were not discontinued in accordance with GAAP until such time that such assets or operations are actually disposed or discontinued (as determined by the Issuer in good faith).

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event (including, to the extent applicable, the Transactions), (2) all adjustments of the nature used in connection with the calculation of “Covenant EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated and Unaudited Pro Forma Condensed Combined Financial Information” under “Summary”  in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such Pro Forma Period and (3) anticipated run-rate EBITDA reasonably expected to be achieved (in the good faith determination of the Issuer) from New Projects (and the achievement of related operating expense reductions and other operating improvements, synergies or cost savings associated therewith) so long as such New Project is then under development or is otherwise in process; provided that, other than adjustments of the nature used in connection with the calculation of “Covenant EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated and Unaudited Pro Forma Condensed Combined Financial Information” under “Summary” in the Offering Memorandum and other than other operating expense reductions and other operating improvements, synergies or cost savings resulting from the Transactions, adjustments for operating expense reductions and other operating improvements, synergies or cost savings (x) shall not exceed 30% of EBITDA for the applicable Pro Forma Period (calculated after giving effect to such capped adjustments and all other uncapped pro forma adjustments) and (y) shall only be included to the extent that actions resulting in such operating expense reductions and other operating improvements, synergies or cost savings are taken or commenced or expected to be taken or commenced (in the good faith determination of the Issuer) within 24 months after the date any such calculation is performed.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Pro Forma EBITDA Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Pro Forma Period” means the most recently ended four full fiscal quarters for which financial statements have been delivered to the Trustee.

“Public Company Compliance” means compliance by the Issuer or any parent with or in anticipation of, or preparation for (whether or not consummated), compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees.

“QXO” means QXO, Inc., a Delaware corporation, together with its successors and assigns.

“Rating Agency” means (1) each of Moody’s and S&P (and their respective successors and assigns) and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Assets” means accounts receivable (including any bills of exchange), accounts, payment intangibles and other rights to payment and related assets and property from time to time originated, acquired or otherwise owned by the Issuer or any Subsidiary.

“Record Date” has the meaning specified in Exhibit A hereto.

“Related Party” means, with respect to any Person, (1) any spouse, descendant or immediate family member of such Person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of such Person and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of such Person referred to in the immediately preceding clause (2), acting solely in such capacity.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that would appear as “restricted” on a consolidated balance sheet of the Issuer or any of its Restricted Subsidiaries in accordance with GAAP.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person.  Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“S&P” means S&P Global Ratings or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property owned on the Issue Date or thereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or such Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6) of the definition of “Permitted Liens,” as designated by the Issuer to be included in this definition.

“Secured Indebtedness” means any Consolidated Total Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Issuer or any Restricted Subsidiary or in which the Issuer or any Restricted Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (1) Receivables Assets, (2) franchise fee payments and other revenues related to franchise agreements, (3) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, (4) revenues related to distribution and merchandising of the products of the Issuer and the Restricted Subsidiaries, (5) rents, real estate taxes and other non-royalty amounts due from franchisees, (6) intellectual property rights relating to the generation of any of the foregoing types of assets, (7) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof, (8) any Equity Interests of any Special Purpose Securitization Subsidiary or any Subsidiary of a Special Purpose Securitization Subsidiary and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organization or formation documents or other agreement entered into in furtherance of the organization of such entity, (9) any inventory and any equipment, contractual rights, website domains and associated property and rights necessary for a Special Purpose Securitization Subsidiary to operate in accordance with its stated purposes, (10) any rights and obligations associated with gift card or similar programs and (11) any other assets and property (or proceeds of such assets or property) to the extent capable of being included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by the Issuer in good faith).

“Security Documents” means the Collateral Agreement, the security agreements, pledge agreements, collateral assignments and mortgages, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral for the benefit of the Trustee, the First-Priority Collateral Agent and the holders of the Notes and other First-Priority Obligations as contemplated by this Indenture.

“Senior Secured Leverage Ratio” means, with respect to any Person, at any date of determination, the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries constituting First-Priority Obligations as of such date of determination (determined on a consolidated basis in accordance with GAAP) less (x) the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination, (y) an amount equal to the aggregate principal amount of Excluded Revolving Loans as of such date of determination and (z) an amount equal to Excluded Transaction Debt to (ii) EBITDA of such Person for the Pro Forma Period immediately preceding such date of determination.  In the event that the Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Senior Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Senior Secured Leverage Ratio is made (the “Senior Secured Leverage Calculation Date”), then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable Pro Forma Period.

For purposes of making the computation referred to above, Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or cost savings initiatives or other initiatives, New Projects, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make or implement and/or has made or implemented during the applicable Pro Forma Period or subsequent to such period and on or prior to or simultaneously with the Senior Secured Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred (or such operational or cost savings had been realized) on the first day of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Person that subsequently became a Restricted Subsidiary or was merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, New Project, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, New Project, restructuring or reorganization had occurred at the beginning of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable Pro Forma Period.

Notwithstanding anything to the contrary in this definition, in the event that any assets or operations of the Issuer or any Restricted Subsidiary are classified as discontinued operations in accordance with GAAP at any date prior to the disposition or discontinuance of such assets or operations (as determined by the Issuer in good faith), then notwithstanding such classification the Issuer may elect to not give effect to such classification as discontinued operations and may elect to continue to include such assets or operations as if they were not discontinued in accordance with GAAP until such time that such assets or operations are actually disposed or discontinued (as determined by the Issuer in good faith).

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event (including, to the extent applicable, the Transactions), (2) all adjustments of the nature used in connection with the calculation of “Covenant EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated and Unaudited Pro Forma Condensed Combined Financial Information” under “Summary” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such Pro Forma Period and (3) anticipated run-rate EBITDA reasonably expected to be achieved (in the good faith determination of the Issuer) from New Projects (and the achievement of related operating expense reductions and other operating improvements, synergies or cost savings associated therewith) so long as such New Project is then under development or is otherwise in process; provided that, other than adjustments of the nature used in connection with the calculation of “Covenant EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated and Unaudited Pro Forma Condensed Combined Financial Information” under “Summary” in the Offering Memorandum and other than other operating expense reductions and other operating improvements, synergies or cost savings resulting from the Transactions, adjustments for operating expense reductions and other operating improvements, synergies or cost savings (x) shall not exceed 30% of EBITDA for the applicable Pro Forma Period (calculated after giving effect to such capped adjustments and all other uncapped pro forma adjustments) and (y) shall only be included to the extent that actions resulting in such operating expense reductions and other operating improvements, synergies or cost savings are taken or commenced or expected to be taken or commenced (in the good faith determination of the Issuer) within 24 months after the date any such calculation is performed.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Senior Secured Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, except as otherwise provided in this Indenture, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Series” means (a) with respect to the First-Priority Secured Parties, each of (i) the “Secured Parties” as defined in the Credit Agreement (or an equivalent provision thereof), (ii) the holders of the Notes and the Trustee (each in their capacity as such) and (iii) the Additional First-Priority Secured Parties that become subject to the First Lien Intercreditor Agreement after the Issue Date that are represented by a common Authorized Representative (in its capacity as such for such Additional First-Priority Secured Parties) and (b) with respect to any First-Priority Obligations, each of (i) the Obligations under the Credit Agreement, (ii) the Notes Obligations and (iii) the Other First-Priority Obligations incurred pursuant to any applicable agreement, which pursuant to any joinder agreement, are to be represented under the First Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Other First-Priority Obligations).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means any business, the majority of whose revenues are derived from (i) the business or activities of the Issuer and its Subsidiaries as of the Issue Date, (ii) any business that is a natural outgrowth or a reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the Issuer’s good faith business judgment constitutes a reasonable diversification of business conducted by the Issuer and its Subsidiaries.

“Special Purpose Securitization Subsidiary” means (i) a direct or indirect Subsidiary of the Issuer established or utilized in connection with a Permitted Securitization Financing for the acquisition of Securitization Assets or interests therein and which is organized in a manner (as determined by the Issuer in good faith) intended to reduce the likelihood that it would be substantively consolidated with the Issuer or any of its Restricted Subsidiaries (other than Special Purpose Securitization Subsidiaries) in the event the Issuer or any such Restricted Subsidiary becomes subject to a proceeding under the Bankruptcy Code (or other insolvency law) and (ii) any subsidiary of a Special Purpose Securitization Subsidiary.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable.

“Subject Group” has the meaning specified in the definition of “Change of Control.”

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness for borrowed money (other than intercompany Indebtedness) of the Issuer which is by its terms contractually subordinated in right of payment to the Notes, and (b) with respect to any Subsidiary Guarantor, any Indebtedness for borrowed money (other than intercompany Indebtedness) of such Subsidiary Guarantor which is by its terms contractually subordinated in right of payment to its Subsidiary Guarantee, in each case of the foregoing clauses (a) and (b), with an outstanding aggregate principal amount in excess of $50 million.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) that is, at the time any determination is made, Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, (b) of which securities or other ownership interests representing at least 50% of the economic interests or at least 50% of the ordinary voting power (or board representation, including through block voting arrangements) or at least 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (c) the financial results of which are (or are expected to be) consolidated with those of the parent and its subsidiaries in the financial statements of the parent and its subsidiaries; provided that any such person described under clauses (b) and (c) above may be determined to be or not be a “Subsidiary” of the Issuer at the option of the Issuer.  Unless provided otherwise, a “Subsidiary” shall mean a Subsidiary of the Issuer.

“Subsidiary Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Subsidiary Guarantor in accordance with the provisions of this Indenture.

“Subsidiary Guarantor” means any Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Supplemental Cash Management Obligations” means obligations of the Issuer and its Subsidiaries in respect of working capital facilities, bank-issued guarantees, credit facilities supporting letters of credit and/or bank-issued guarantees, any arrangements relating to bilateral letters of credit (including standby and commercial letters of credit) and bank guarantees, demand deposit and trust or operating account relationships.

“Supply Chain Financing” means any agreement under which any bank, financial institution or other Person may from time to time provide any financial accommodation to any of the Issuer or any Restricted Subsidiary in connection with trade payables of the Issuer or any Restricted Subsidiary, in each case issued for the benefit of any such bank, financial institution or such other person that has acquired such trade payables pursuant to “supply chain” or other similar financing for vendors and suppliers of the Issuer or any Restricted Subsidiaries.

“Suspension Period” means the period of time between a Covenant Suspension Event and the related Reversion Date.

“Tax Distributions” means any distributions described in Section 4.04(b)(xii).

“Third Party Funds” means any (i) accounts or funds, or any portion thereof, received by the Issuer or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon the Issuer or one or more of its Subsidiaries to collect and remit those funds to such third parties, (ii) accounts primarily holding funds received from insurance companies in connection with the third party claims of management and handling business of the Issuer and the Restricted Subsidiaries (together with the funds held in such accounts) and (iii) cash and Cash Equivalents securing Hedging Obligations in the ordinary course of business submitted for clearing in accordance with applicable requirements of law.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Assets” means, as of any date of determination, the total consolidated assets of the Issuer and its subsidiaries, as shown on the most recent balance sheet of the Issuer that has been delivered to the Trustee, without giving effect to any impairment or amortization of the amount of intangible assets since the Issue Date, calculated on a pro forma basis after giving effect to any acquisition, merger, consolidation, amalgamation, Investment, New Project, disposition, incurrence or repayment of Indebtedness or other pro forma event or relevant transaction that may have occurred since the date of the most recent balance sheet of the Issuer that has been delivered to the Trustee, including giving effect on a pro forma basis to any such event for which the calculation of Total Assets is being made hereunder and the use of proceeds thereof.

“Total Indebtedness Leverage Ratio” means, with respect to any Person, at any date of determination, the ratio of (i) Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries as of such date of determination (determined on a consolidated basis in accordance with GAAP) less (x) the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination, (y) an amount equal to the aggregate principal amount of Excluded Revolving Loans as of such date of determination and (z) an amount equal to Excluded Transaction Debt to (ii) EBITDA of such Person for the Pro Forma Period immediately preceding such date of determination.  In the event that the Issuer or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Total Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Total Indebtedness Leverage Ratio is made (the “Total Indebtedness Leverage Calculation Date”), then the Total Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock as if the same had occurred at the beginning of the applicable Pro Forma Period.

For purposes of making the computation referred to above, Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or cost savings initiatives or other initiatives, New Projects, restructurings or reorganizations that the Issuer or any Restricted Subsidiary has determined to make or implement and/or has made or implemented during the applicable Pro Forma Period or subsequent to such period and on or prior to or simultaneously with the Total Indebtedness Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, capital expenditures, constructions, repairs, replacements, improvements, equipment optimization programs, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, New Projects, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred (or such operational or cost savings had been realized) on the first day of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Person that subsequently became a Restricted Subsidiary or was merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, New Project, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Total Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, capital expenditure, construction, repair, replacement, improvement, equipment optimization program, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, New Project, restructuring or reorganization had occurred at the beginning of the applicable Pro Forma Period. If since the beginning of such Pro Forma Period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Total Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable Pro Forma Period.

Notwithstanding anything to the contrary in this definition, in the event that any assets or operations of the Issuer or any Restricted Subsidiary are classified as discontinued operations in accordance with GAAP at any date prior to the disposition or discontinuance of such assets or operations (as determined by the Issuer in good faith), then notwithstanding such classification the Issuer may elect to not give effect to such classification as discontinued operations and may elect to continue to include such assets or operations as if they were not discontinued in accordance with GAAP until such time that such assets or operations are actually disposed or discontinued (as determined by the Issuer in good faith).

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event (including, to the extent applicable, the Transactions), (2) all adjustments of the nature used in connection with the calculation of “Covenant EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated and Unaudited Pro Forma Condensed Combined Financial Information” under “Summary” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such Pro Forma Period and (3) anticipated run-rate EBITDA reasonably expected to be achieved (in the good faith determination of the Issuer) from New Projects (and the achievement of related operating expense reductions and other operating improvements, synergies or cost savings associated therewith) so long as such New Project is then under development or is otherwise in process; provided that, other than adjustments of the nature used in connection with the calculation of “Covenant EBITDA” as set forth in footnote 1 to the “Summary Historical Consolidated and Unaudited Pro Forma Condensed Combined Financial Information” under “Summary” in the Offering Memorandum and other than other operating expense reductions and other operating improvements, synergies or cost savings resulting from the Transactions, adjustments for operating expense reductions and other operating improvements, synergies or cost savings (x) shall not exceed 30% of EBITDA for the applicable Pro Forma Period (calculated after giving effect to such capped adjustments and all other uncapped pro forma adjustments) and (y) shall only be included to the extent that actions resulting in such operating expense reductions and other operating improvements, synergies or cost savings are taken or commenced or expected to be taken or commenced (in the good faith determination of the Issuer) within 24 months after the date any such calculation is performed.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Total Indebtedness Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, except as otherwise provided in this Indenture, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Transactions” means the transactions described under “Summary—The Transactions” in the Offering Memorandum.

“Treasury Rate” means, as of the applicable redemption date, as determined by the Issuer, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published or the applicable information is no longer available thereon, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 30, 2028; provided, however, that if the period from such redemption date to April 30, 2028 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means any officer:

(1)          within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)          who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the New York Uniform Commercial Code (or other applicable UCC) as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)          any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2)          any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Restricted Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated, in each case at the time of such designation; provided, however, that the Issuer may not designate any Subsidiary of the Issuer to be an Unrestricted Subsidiary during any Suspension Period; provided, further, however, that either:

(a)          the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)          if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no Event of Default specified in Section 6.01(a), (b), (f) or (g) shall have occurred as a result of such designation.

“U.S. Government Obligations” means securities that are:

(1)          direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)          obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02    Other Definitions.

Term	Section
$1.03(j)
Affiliate Transaction	4.07(a)
Agent Members	Appendix A
Asset Sale Offer	4.06(b)
Available Proceeds	4.06(b)
Bankruptcy Law	6.01
Change of Control Offer	4.08(b)
Clearstream	Appendix A
Company	Preamble
covenant defeasance option	8.01(b)
Covenant Suspension Event	4.15

Term	Section
Custodian	6.01
Declined Proceeds	4.06(b)
Deemed Date	4.03(c)(3)
Definitive Note	Appendix A
Depository	Appendix A
Election Date	4.04(d)
Euroclear	Appendix A
Event of Default	6.01
Excess Proceeds	4.06(b)
Global Notes	Appendix A
Global Notes Legend	Appendix A
Guaranteed Obligations	12.01(a)
IAI	Appendix A
Increased Amount	4.12(c)
Incurrence Clauses	4.04(c)
Initial Guarantors	4.11
Initial Notes	Preamble
Issuer	Preamble
legal defeasance option	8.01(b)
Notes	Preamble
Notes Custodian	Appendix A
Notice of Default	6.01
Offer Period	4.06(d)
Paying Agent	2.04(a)
Permitted Jurisdiction	5.01(a)(vi)
protected purchaser	2.08
QIB	Appendix A
Refinancing Indebtedness	4.03(b)(xv)
Refunding Capital Stock	4.04(b)(ii)(A)
Registrar	2.04(a)
Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Regulation S Permanent Global Note	Appendix A
Regulation S Temporary Global Note	Appendix A
Reporting Entity	4.02(b)
Restricted Notes Legend	Appendix A
Restricted Payments	4.04(a)(iv)
Restricted Period	Appendix A
Retained Asset Sale Proceeds	4.06(b)
Retired Capital Stock	4.04(b)(ii)(A)
Reversion Date	4.15
Rule 144A	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A

Term	Section
Rule 501	Appendix A
Second Commitment	4.06(b)(ii)
Successor Company	5.01(a)(i)
Successor Subsidiary Guarantor	5.01(b)(i)
Suspended Covenants	4.15
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
Trustee	Preamble
U.S. dollars	1.03(j)
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A

SECTION 1.03    Rules of Construction.  Unless the context otherwise requires:

(a)          a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)          “or” is not exclusive;

(d)          “including” means including without limitation;

(e)          words in the singular include the plural and words in the plural include the singular;

(f)          unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g)          the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP;

(h)          the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i)          unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(j)          “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(k)          unless otherwise provided in this Indenture or in any Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

SECTION 1.04    No Incorporation by Reference of Trust Indenture Act.  This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture.  As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.

SECTION 1.05    Currencies.

(a)          For purposes of determining compliance as of any date with this Indenture (other than for purposes of calculating financial ratios or as set forth in the second to last paragraph of Section 4.03 or the definition of “Consolidated Total Indebtedness”), amounts incurred, invested, loaned, advanced, acquired, disposed of, sold, declared, paid, distributed or otherwise made or outstanding in any currency other than the applicable currency in which such basket, threshold or other amount is denominated shall be calculated based on exchange rates in effect on the date of incurrence, investment, loan, advance, acquisition, disposition, sale, declaration, payment, distribution or other similar action was taken (or committed, at the option of the Issuer) as determined in good faith by the Issuer. If any limitation, threshold, ratio or basket is exceeded solely as a result of changes in currency exchange rates after the last time it was utilized, such limitation, threshold, ratio or basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.

(b)          No Default or Event of Default shall arise as a result of any limitation, threshold, ratio or basket in this Indenture (or in the definition of any defined term used in such sections) being exceeded solely as a result of changes in currency exchange rates.

SECTION 1.06    General.

(a)          For purposes of calculating Total Assets, Borrowing Base (or any component thereof) or EBITDA under this Indenture at any time, in the event that the Reporting Entity at such time is a parent of the Issuer and such parent owns material assets that are in addition to assets that would constitute assets of the Issuer and the Restricted Subsidiaries or has material operations that contribute to the calculation of EBITDA, in each case, at such time, then the calculation of the Total Assets, Borrowing Base (or any component thereof) and/or EBITDA, as applicable, to be utilized under this Indenture shall include a pro forma adjustment to remove such additional assets or additional operations from such calculation (as determined by the Issuer in good faith).

(b)          For purposes of determining compliance as of any date with this Indenture or any Notes Document, any metric set by reference to a financial year, fiscal year, calendar year, relevant period or similar period shall, to the extent unused, be automatically carried forward to any subsequent year.

ARTICLE II

THE NOTES

SECTION 2.01    Amount of Notes.  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $2,250,000,000.

The Issuer may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and the Liens with respect thereto are permitted by Section 4.12 and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture.  With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 3.08, 4.06(e), 4.08(c) or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1)          the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(2)          the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(3)          if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.

The Initial Notes and any Additional Notes may, at the Issuer’s option, be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable.

SECTION 2.02    Form and Dating.  Provisions relating to the Initial Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture.  The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer).  Each Note shall be dated the date of its authentication.  The Notes shall be issuable only in registered form, without interest coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by participants of the Depository in denominations of less than $2,000.

SECTION 2.03    Execution and Authentication.  The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $2,250,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein.  Such order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, the registered holder of each of the Notes and delivery instructions.  Notwithstanding anything to the contrary in this Indenture, no Opinion of Counsel shall be required for the Trustee to authenticate and make available for delivery the Initial Notes. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.

One Officer shall sign the Notes for the Issuer by manual, facsimile signature or other electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04    Registrar and Paying Agent.

(a)          The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuer may have one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrars.  The term “Paying Agent” includes the Paying Agent and any additional paying agents.  The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Notes Custodian with respect to the Global Notes.

(b)          The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Issuer shall notify the Trustee in writing of the name and address of any such agent.  If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Issuer or any of its domestically organized Subsidiaries may act as Paying Agent or Registrar.

(c)          The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05    Paying Agent to Hold Money in Trust.  Prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due.  The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment.  If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06    Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders.  If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

SECTION 2.07    Transfer and Exchange.  The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.  When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met.  When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.  To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request.  The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07.  The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed or between a Record Date and the relevant Interest Payment Date.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Subsidiary Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Subsidiary Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 2.08    Replacement Notes.  If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall, upon receipt of a written order, authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the Issuer and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee.  If required by the Trustee or the Issuer, such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee, with respect to the Trustee, and the Issuer, with respect to the Issuer, to protect the Issuer, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment.  The Issuer and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note).  In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09    Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  Subject to Section 14.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10    Cancellation.  The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures.  The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation.  The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.11    Defaulted Interest.  If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are holders on a subsequent special record date, in each case at the rate provided in the Notes.  The Issuer shall notify the Trustee and the holders in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.11.  The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  The Issuer shall promptly notify the Trustee in writing of such special record date.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each holder a notice at his or her address as it appears in the register that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.12    CUSIP Numbers, ISINs, Etc.  The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Note, notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer shall advise the Trustee of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.13    Calculation of Principal Amount of Notes.  The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination.  With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 14.06 of this Indenture.  Any calculation of the Applicable Premium made pursuant to this Indenture or the Notes shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE III

REDEMPTION

SECTION 3.01    Optional Redemption.  The Notes may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

SECTION 3.02    Applicability of Article.  Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III.

SECTION 3.03    Notices to Trustee.  If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Note, the Issuer shall notify the Trustee in an Officer’s Certificate of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.  The Issuer shall give notice to the Trustee provided for in this paragraph at least 10 days but not more than 60 days before a redemption date if the redemption is a redemption pursuant to Paragraph 5 of the Note, except that notice may be given to the Trustee more than 60 days prior to the redemption date if the notice is given in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII or if the redemption date is delayed.  The Issuer may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Issuer’s name and at its expense and setting forth the information to be stated in such notice as provided in Section 3.05.  Any such notice may be canceled if written notice from the Issuer of such cancellation is actually received by the Trustee on the Business Day immediately prior to notice of such redemption being mailed to any holder or otherwise delivered in accordance with the applicable procedures of the Depository and shall thereby be void and of no effect.  The Issuer shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 3.04.

SECTION 3.04    Selection of Notes to Be Redeemed.  In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (and the Issuer shall notify the Trustee of any such listing), or if the Notes are not so listed, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in such manner that complies with the requirements of the Depository, if applicable); provided that no Notes of a minimum of $2,000 or less shall be redeemed in part.  The Trustee shall make the selection from outstanding Notes not previously called for redemption.  The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000.  Notes and portions of them the Trustee selects shall be in minimum amounts of $2,000 or integral multiples of $1,000 in excess thereof.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.05    Notice of Optional Redemption.

(a)          At least 10 but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Note, the Issuer shall mail or cause to be mailed by first-class mail at its registered address, or otherwise deliver in accordance with the procedures of the Depository, a notice of redemption to each holder whose Notes are to be redeemed (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII or if the redemption date is delayed.

Any such notice shall identify the Notes to be redeemed and shall state:

(i)          the redemption date;

(ii)         the redemption price and the amount of accrued interest to the redemption date;

(iii)        the name and address of the Paying Agent;

(iv)         that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;

(v)          if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vi)         that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)       the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;

(viii)      that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes;

(ix)        if the redemption is subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Issuer if the Issuer determines in its sole discretion that any or all of such conditions will not be satisfied (or waived); provided, however, that for the avoidance of doubt, if any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur, subject to the applicable procedures of the Depository, at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the applicable notice of redemption; and

(x)          at the Issuer’s option, that the payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, Incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof.  In addition, any redemption or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event.  For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this Section 3.05 and the terms of the applicable notice of redemption, such redemption date as so delayed may occur at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the date of the applicable notice of redemption.  To the extent that the redemption date will occur on a date other than the original redemption date set forth in the applicable notice of redemption, the Issuer shall notify the holders and the Trustee of the final redemption date prior to such date; provided that the failure to give such notice, or any defect therein, shall not impair or affect the validity of any redemption under this Article III.

(b)          At the Issuer’s written request, the Trustee shall deliver the notice of redemption in the Issuer’s name and at the Issuer’s expense.  In such event, the Issuer shall notify the Trustee of such request at least three Business Days (or such shorter period as is acceptable to the Trustee) prior to the date such notice is to be provided to holders.

(c)          In connection with any tender offer or exchange offer (including a Change of Control Offer or an Asset Sale Offer), if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such offer and the Issuer, or any third party making such offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior written notice to the holders (with a copy to the Trustee), given not more than 30 days following such purchase, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the price offered to the holders in such offer (excluding any early tender or incentive fee) plus, to the extent not included in the tender offer or exchange offer payment, accrued and unpaid interest, if any, to, but excluding, the date of redemption. Any such redemption shall be effected pursuant to this Article III.

SECTION 3.06    Effect of Notice of Redemption.  Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the final paragraph of Paragraph 5 of the Note or Section 3.05(a).  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant Record Date.  Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.

SECTION 3.07          Deposit of Redemption Price.  With respect to any Notes, prior to 12:00 p.m., New York City time, on the redemption date, the Issuer shall deposit, or cause to be deposited, with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation.  On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, if any, on, the Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.08    Notes Redeemed in Part.  If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed.  Upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled (or if the Note is a Global Note, an adjustment shall be made to the “Schedule of Increases or Decreases in Global Note” attached thereto in accordance with the applicable procedures of the Depository).

ARTICLE IV

COVENANTS

SECTION 4.01    Payment of Notes.  The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 p.m. New York City time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

SECTION 4.02    Reports and Other Information.

(a)          For so long as any Notes are outstanding, the Issuer shall deliver to the Trustee a copy of all of the information and reports referred to below:

(i)          within 30 days after the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports of the Reporting Entity (as defined below) for such fiscal year containing the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC;

(ii)          within 15 days after the time period specified in the SEC’s rules and regulations for non-accelerated filers, quarterly reports of the Reporting Entity for such fiscal quarter containing the information that would have been required to be contained in a quarterly report on Form 10-Q (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC; and

(iii)        within 15 days after the time period specified in the SEC’s rules and regulations for filing current reports on Form 8-K, current reports of the Reporting Entity containing substantially all of the information that would be required to be filed in a current report on Form 8-K under the Exchange Act on the Issue Date pursuant to Items 1.01, 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01, 5.02(b) and (c) (other than with respect to information otherwise required or contemplated by subclause (3) of such Item or by Item 402 of Regulation S-K) of Form 8-K if the Reporting Entity had been a reporting company under the Exchange Act; provided, however, that no such current reports (or Items thereof or all or a portion of the financial statements that would have otherwise been required thereby) will be required to be delivered (or included) if the Issuer determines in its good faith judgment that such event (or information) is not material to holders or the business, assets, operations, financial position or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole.

In addition to providing such information to the Trustee, the Issuer shall make available to the holders, prospective investors and market makers affiliated with any initial purchaser of the Notes and, subject to the consent of the Issuer, securities analysts the information required to be provided pursuant to the foregoing clauses (i), (ii) and (iii), by posting such information to its website (or the website of any of the Issuer’s parent companies, including the Reporting Entity) or on IntraLinks or any comparable online data system or website.  If at any time the Issuer or any direct or indirect parent of the Issuer has made a good faith determination to file a registration statement with the SEC with respect to an Equity Offering of such entity’s Capital Stock, the Issuer will not be required to disclose any information or take any actions that, in the good faith view of the Issuer, would violate securities laws or the SEC’s “gun jumping” rules or otherwise have an adverse effect on such Equity Offering.

Notwithstanding the foregoing, (A) neither the Issuer nor another Reporting Entity will be required to deliver any information, certificates or reports of the type that would otherwise be required by (i) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or (ii) Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, (B) such reports will not be required to contain financial statements or information of the type required by Article 11 or Rule 3-05, Rule 3-09, Rule 3-10, Rule 3-16, Rule 13-01 or Rule 13-02 of Regulation S-X or include any exhibits or certifications required by Form 10-K, Form 10-Q or Form 8-K (or any successor or comparable forms) or related rules under Regulation S-K, (C) such reports shall be subject to exceptions, exclusions and other differences consistent with the presentation of financial and other information in the Offering Memorandum and shall not be required to present compensation or beneficial ownership information, (D) no such report will be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any parent or Subsidiary) and any director, manager or executive officer, of the Issuer (or parent or Subsidiary), (E) trade secrets and other proprietary information may be excluded from any disclosures, (F) such information will not be required to contain any “segment reporting”, (G) no financial statements or financial information of the type required by Item 9.01 of Form 8-K shall be required, (H) with respect to the Merger or any acquisition, Investment or other transaction consummated after the Issue Date, the financial statements delivered pursuant to clause (ii) of this Section 4.02(a) shall not be required to reflect purchase accounting adjustments relating thereto until the next delivery of financial statements under clause (i) of this Section 4.02(a) and (I) no such information or report will be required to include any disclosures on environmental, social and corporate governance data or “ESG reporting.”

Notwithstanding the foregoing, (x) the time requirement set forth in clause (i) of this Section 4.02(a) shall be satisfied if the annual report for the first fiscal year required to be delivered under this Section 4.02(a) is delivered within 150 days after the end of such fiscal year and (y) the time requirement set forth in clause (ii) of this Section 4.02(a) in respect of the first three quarterly reports required to be delivered under this covenant shall be satisfied if such quarterly reports are delivered within 90 days after the end of such fiscal quarter.

(b)          The financial statements, information and other documents required to be provided as described in this Section 4.02 may be those of (i) the Issuer or (ii) any direct or indirect parent of the Issuer (any such entity described in clause (i) or (ii) that provides such financial statements, information or other documents, a “Reporting Entity”), so long as in the case of clause (ii) either (1) such direct or indirect parent of the Issuer shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any material business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management of, the Issuer or (2) if otherwise, the financial information so delivered shall be accompanied by a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

(c)          The Issuer will make such information available electronically to prospective investors upon request.  The Issuer shall, for so long as any Notes remain outstanding during any period when neither it nor another Reporting Entity is subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)          Notwithstanding the foregoing, the Issuer will be deemed to have delivered such reports and information referred to in this Section 4.02 to the holders, prospective investors, market makers, securities analysts and the Trustee for all purposes of this Indenture if the Issuer or another Reporting Entity has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available.  In addition, the requirements of this Section 4.02 shall be deemed satisfied and the Issuer will be deemed to have delivered such reports and information referred to this Section 4.02 to the Trustee, holders, prospective investors, market makers and securities analysts for all purposes of this Indenture by the posting of reports and information that would be required to be provided on the Issuer’s website (or that of any of the Issuer’s parent companies, including the Reporting Entity). The Trustee shall have no obligation to monitor whether the Issuer posts such reports, information and documents on the Issuer’s website (or that of any of the Issuer’s parent companies, including the Reporting Entity) or the SEC’s EDGAR service, or collect any such information from the Issuer’s (or any of the Issuer’s parent companies’) website or the SEC’s EDGAR service.  The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with this Indenture or the transactions contemplated thereunder.

(e)          Beginning with the first full fiscal quarter ending after the Issue Date, the Issuer will hold quarterly conference calls for all holders of the Notes, prospective investors and market makers affiliated with any initial purchaser of the Notes to discuss such financial information no later than ten Business Days after the distribution of such information required by clause (i) or clause (ii) of Section 4.02(a); provided that, for so long as the Issuer or any direct or indirect parent of the Issuer is a public company, no conference call will be required for any fiscal period unless the Issuer or such direct or indirect parent of the Issuer, as applicable, holds a public earnings call in respect of such fiscal period (and, in that case, the quarterly conference call required pursuant to this Section 4.02(e) will be held no later than ten Business Days after the date of such public earnings call).  Prior to the date of each such conference call, the Issuer will announce the time and date of such conference call and either include all information necessary to access the call or inform holders of the Notes, prospective investors and market makers affiliated with any initial purchaser of the Notes how they can obtain such information, including, without limitation, the applicable password or login information (if applicable).

(f)          Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely conclusively on any Officer’s Certificate).  The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

SECTION 4.03    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)          (i) The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Issuer shall not permit any of the Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock; provided, however, that the Issuer and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if either (x) the Fixed Charge Coverage Ratio of the Issuer for the Pro Forma Period immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued is no less than (1) 2.00 to 1.00 or (2) the Fixed Charge Coverage Ratio of the Issuer immediately prior to Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and any related transactions), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such Pro Forma Period or (y) the Total Indebtedness Leverage Ratio of the Issuer as of the date such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued is no greater than (1) 5.05 to 1.00 or (2) the Total Indebtedness Leverage Ratio of the Issuer immediately prior to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock, in each case, after giving pro forma effect thereto and the application of the net proceeds therefrom and any related transactions (plus, in each case, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount).

(b)          The limitations set forth in Section 4.03(a) shall not apply to:

(i)          (1)          the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness (including under any Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder and including Indebtedness represented by the Notes and any guarantees thereof) up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed an amount equal to the sum of (x) the sum of (A) $4,500 million, plus (B) the greater of $1,075 million and 1.00 multiplied by the Pro Forma EBITDA of the Issuer for the Pro Forma Period immediately preceding such date on which such additional Indebtedness is Incurred and after giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount), plus (y) an additional aggregate principal amount of Consolidated Total Indebtedness that at the time of Incurrence does not cause the Senior Secured Leverage Ratio of the Issuer, determined on a pro forma basis, to exceed 4.30 to 1.00 (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount); provided that for purposes of determining the amount of Indebtedness that may be Incurred under this clause (i)(1)(y), all Indebtedness Incurred under this clause (i)(1)(y) (or any Refinancing Indebtedness thereof pursuant to clause (xv) below that is incurred in reliance on this clause (i)(1)(y)) shall be treated as Secured Indebtedness constituting First-Priority Obligations; provided, further, that in connection with the Incurrence of any Indebtedness under this clause (i)(1)(y), such Indebtedness shall be permitted to be Incurred under this clause (i)(1)(y) notwithstanding the Senior Secured Leverage Ratio at such time if the Senior Secured Leverage Ratio of the Issuer on a pro forma basis after giving effect to the Incurrence of such Indebtedness and the use of proceeds thereof and any related transactions would be no greater than the Senior Secured Leverage Ratio of the Issuer immediately prior thereto; and (2) the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness (including under any ABL Facility and the issuance and creation of letters of credit and bankers’ acceptances thereunder) up to an aggregate principal amount outstanding at the time of Incurrence that does not exceed an amount equal to the greater of (A) the Borrowing Base at the time of Incurrence after giving pro forma effect to such Incurrence and the application of the net proceeds therefrom and any related transactions, and (B) the sum of (x) $2,000 million, plus (y) the greater of $1,075 million and 1.00 multiplied by the Pro Forma EBITDA of the Issuer for the Pro Forma Period immediately preceding such date on which such additional Indebtedness is Incurred and after giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period (plus, in each case, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(ii)         [reserved];

(iii)         (1)          Indebtedness existing on the Issue Date (other than Indebtedness described in clause (i) above) and (2) Indebtedness of the Company and its subsidiaries existing on the Issue Date (other than Indebtedness described in clause (i) above);

(iv)         (1)          Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary, Disqualified Stock issued by the Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 365 days after) the acquisition, lease, construction, installation, maintenance, service, repair, replacement, remodeling, modernization, upgrade, development, expansion, update or improvement of property (real or personal), equipment, website, application, platform, machine or other assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock or Preferred Stock then outstanding and Incurred pursuant to this clause (iv)(1), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed the greater of $520 million and 7.5% of Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount); and

(2)          (x) Capitalized Lease Obligations attributable to capital spending or in connection with any sale and leaseback arrangements or finance lease obligations not in violation of this Indenture, and (y) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary to finance (whether prior to or within 365 days after) the acquisition, lease, construction, installation, maintenance, service, repair, replacement, remodeling, modernization, expansion, upgrade, development, update or improvement of property (real or personal), equipment, website, application, platform, machine or other assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) used or useful in the business of the Issuer and its Subsidiaries;

(v)          Indebtedness Incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to L/C Instruments issued in the ordinary course of business, including, without limitation, L/C Instruments in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, L/C Instruments issued to any Governmental Authority or required by any Governmental Authority, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(vi)        Indebtedness arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of acquisition or purchase price, deferred purchase price or similar arrangements or obligations (including earn-outs), in each case, Incurred or assumed in connection with the Transactions, any Investments, any New Projects or any acquisition or disposition of any business, assets or a Subsidiary not prohibited by this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii)       Indebtedness of the Issuer to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, cash pooling, tax and accounting operations of the Issuer and its Subsidiaries) any such Indebtedness owed by the Issuer to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Issuer under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

(viii)      shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);

(ix)        Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor owes such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, cash pooling, tax and accounting operations of the Issuer and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);

(x)          Hedging Obligations that are not Incurred for speculative purposes, Commercial Agreements entered into in the ordinary course of business or consistent with past practice or industry norm and not for speculative purposes and Supply Chain Financings;

(xi)        obligations in respect of self-insurance and obligations (including reimbursement obligations with respect to L/C Instruments and similar instruments) in respect of performance, bid, appeal and surety bonds, performance and completion guarantees, trade contracts, tender, stay, statutory, judgment, appeal, advance payment, indemnities, supply chain financing transactions, export or import transactions, customs, sales, value added or similar taxes, revenue bonds and similar obligations provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry norm, or issued to any Governmental Authority or as required by such Governmental Authority;

(xii)       Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) below, does not exceed the greater of $1,050  million and 15% of Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xiii)      Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference outstanding at the time of Incurrence, together with Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) hereof, not greater than an amount equal to 200% of the amount of net cash proceeds received by the Issuer since immediately after the Issue Date (1) from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent of the Issuer (which proceeds are contributed to the Issuer or any Restricted Subsidiary), (2) from a cash contribution to its common equity or (3) that becomes part of the capital of the Issuer through consolidation, amalgamation or merger achieved through the issuance of, or in exchange for, Equity Interests of the Issuer or any direct or indirect parent of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied to increase the calculation of the Cumulative Credit pursuant to clause (2) or clause (3) of the definition thereof or applied to make Restricted Payments specified in Section 4.04(b)(ix) or to make Permitted Investments specified in clause (12) of the definition thereof (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xiv)      any guarantee by the Issuer or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness or other obligations by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that (A) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Subsidiary Guarantee of the Issuer or such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Subsidiary Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the Subsidiary Guarantee, as applicable, and (B) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with, or not in contravention of, Section 4.11 solely to the extent Section 4.11 is applicable;

(xv)        Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary that serves to replace, refund, refinance or defease any Indebtedness (or unutilized commitments in respect of Indebtedness (only to the extent the committed amount (i) could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this Section 4.03 or (ii) could have been Incurred other than as Refinancing Indebtedness on the date of such replacement, refunding or refinancing)) Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) and clauses (i), (ii), (iii), (iv), (xii), (xiii), (xv), (xvi), (xvii)(c), (xx), (xxiii), (xxvii) and (xxviii) of this Section 4.03(b) up to the outstanding principal amount (or, if applicable, the liquidation preference, face amount, or the like) or, if greater, committed amount (only to the extent the committed amount (i) could have been Incurred on the date of initial Incurrence and was deemed Incurred at such time for the purposes of this Section 4.03 or (ii) could have been Incurred other than as Refinancing Indebtedness on the date of such replacement, refunding or refinancing) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued or committed pursuant to Section 4.03(a) or clauses (i), (ii), (iii), (iv), (xii), (xiii), (xv), (xvi), (xvii)(c), (xx), (xxiii), (xxvii) and (xxviii) of this Section 4.03(b), or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so replace, refund, refinance or defease such Indebtedness (or such unutilized commitments in respect of Indebtedness), Disqualified Stock or Preferred Stock, plus any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees (including original issue discount) in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) at or prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)          has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being replaced, refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being replaced, refunded, refinanced or defeased that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date; provided, that the limitations set forth in this subclause (1) shall not apply to Refinancing Indebtedness (A) in the form of customary bridge loans or similar financing arrangements, the terms of which provide for an automatic extension of the maturity date thereof (or the exchange of such bridge loans into other indebtedness with a later maturity date), subject to customary conditions, in each case, to a date that would satisfy the requirements of this subclause (1), (B) in the form of term A loans or (C) in an aggregate principal amount or liquidation preference outstanding not to exceed the greater of $2,150 million and 2.00 multiplied by the Pro Forma EBITDA of the Issuer for the Pro Forma Period immediately preceding the date of Incurrence of such Refinancing Indebtedness relying on this proviso (plus any Additional Refinancing Amount in respect thereof);

(2)          to the extent such Refinancing Indebtedness refinances (a) Indebtedness subordinated in right of payment to the Notes or a Subsidiary Guarantee, as applicable, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and

(3)          shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Issuer or a Subsidiary Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(xvi)      Indebtedness, Disqualified Stock or Preferred Stock of (A) the Issuer or any Restricted Subsidiary Incurred or issued to finance an acquisition (including a merger, consolidation or amalgamation) or other Investment or New Project permitted under this Indenture or (B) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary in accordance with the terms of this Indenture; provided that (i) after giving effect to such acquisition, Investment, New Project or merger, consolidation or amalgamation, either:

(1)          the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness under either test set forth in Section 4.03(a);

(2)          the Fixed Charge Coverage Ratio of the Issuer would be no less than immediately prior to such acquisition, Investment, New Project or merger, consolidation or amalgamation; or

(3)          the Total Indebtedness Leverage Ratio of the Issuer would be no greater than immediately prior to such acquisition, Investment, New Project or merger, consolidation or amalgamation;

in each case of this clause (i), after giving pro forma effect thereto as if such event occurred at the beginning of such Pro Forma Period and (ii) an additional amount of Indebtedness, Disqualified Stock or Preferred Stock in excess of the amount permitted by the foregoing clause (i) shall be permitted so long as the aggregate outstanding principal amount or liquidation preference of such Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued pursuant to this clause(xvi)(ii), together with Refinancing Indebtedness in respect thereof Incurred pursuant to clause (o) above, does not exceed the greater of $1,050 million and 15% of Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xvii)     Indebtedness in connection with (a) Permitted Securitization Financings, (b) receivables sales and receivables financings, factoring or similar arrangements; provided that, in the case of this clause (b), recourse to the Issuer or any Subsidiary Guarantor in connection with such transactions shall be limited to the extent customary (as determined by the Issuer in good faith) for similar transactions in the applicable jurisdictions and (c) other receivables sales and financings, factorings or similar arrangements in an aggregate principal amount outstanding that, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this clause (xvii)(c) and any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) above, does not exceed the greater of $240 million and 3.5% of Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xviii)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, or other cash management services;

(xix)      Indebtedness of the Issuer or any Restricted Subsidiary (i) supported by a letter of credit or bank guarantee issued pursuant to Bank Indebtedness or an ABL Facility, in a principal amount not in excess of the available balance of such letter of credit or (ii) in respect of cash management services;

(xx)       Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Subsidiary Guarantors; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xx), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xx), together with Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) above, does not exceed the greater of $1,050 million and 15% of Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xxi)      Indebtedness of the Issuer or any Restricted Subsidiary consisting of (A) the financing of insurance premiums, (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice or industry norm, (C) obligations to reacquire assets in connection with customer financing arrangements in the ordinary course of business or consistent with past practice or industry norm or (D) obligations under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, New Projects or any other Investment or acquisition permitted under this Indenture;

(xxii)     Indebtedness consisting of Indebtedness issued by the Issuer or a Restricted Subsidiary to current or former officers, directors, employees or consultants thereof or any direct or indirect parent thereof, or their respective Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent of the Issuer to the extent not prohibited by Section 4.04;

(xxiii)    Indebtedness of, Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xxiii), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xxiii) at the time of Incurrence, together with any Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) above, does not exceed the greater of $700 million and 10% of Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xxiv)     guarantees by the Issuer and its Restricted Subsidiaries of Indebtedness under customer financing lines of credit entered into in the ordinary course of business or consistent with past practice or industry norm;

(xxv)      (A) Indebtedness in respect of obligations of the Issuer or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are Incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business or consistent with past practice or industry norm and not in connection with the borrowing of money or any Hedging Obligations, and (B) to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business or consistent with past practice or industry norm from customers for goods and services;

(xxvi)    Indebtedness of the Issuer or any Restricted Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Restricted Subsidiary arising in the ordinary course of business or industry norm in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuer and its Restricted Subsidiaries;

(xxvii)   (1) Indebtedness of the Issuer or any Restricted Subsidiary under bilateral, working capital or local facilities; provided, however, that the aggregate principal amount of Indebtedness Incurred under this subclause (xxvii)(1), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this subclause (xxvii)(1), together with Refinancing Indebtedness in respect thereof Incurred pursuant to clause (xv) above, does not exceed the greater of $520 million and 7.5% of Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount) and (2) Indebtedness of the Issuer or any Restricted Subsidiary under bilateral, working capital or local facilities Incurred for working capital purposes;

(xxviii)  Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference at the time of Incurrence that does not exceed the Available RP Capacity Amount at such time (provided that the aggregate principal amount or liquidation preference of any Indebtedness, Disqualified Stock and Preferred Stock outstanding under this clause (xxviii), together with the aggregate principal amount or liquidation preference of all Refinancing Indebtedness in respect thereof Incurred and then outstanding pursuant to clause (xv) above (disregarding the Additional Refinancing Amount in the case of any Refinancing Indebtedness), shall also be deemed to be a Restricted Payment under the appropriate clause(s) under Section 4.04 solely for purposes of determining capacity thereunder) (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xxix)    guarantees in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners Incurred in the ordinary course of business or consistent with past practice or industry norm; and

(xxx)      Indebtedness the proceeds of which have been deposited into escrow pursuant to customary escrow arrangements pending the release thereof.

(c)          For purposes of determining compliance with this Section 4.03:

(1)          in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxx) of Section 4.03(b) (or any portion thereof) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Available RP Capacity Amount”) or is entitled to be Incurred or issued pursuant to Section 4.03(a), then the Issuer may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided that (x) Indebtedness outstanding on the Issue Date under the Credit Agreement in effect on the Issue Date shall be Incurred under clause (i)(1)(x) of Section 4.03(b) on the Issue Date and may not be reclassified and (y) the Notes and the Subsidiary Guarantees outstanding on the Issue Date shall be Incurred under clause (i)(1)(x) of Section 4.03(b) on the Issue Date and may not be reclassified;

(2)          at the time of Incurrence, division, classification or reclassification, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the categories of Indebtedness described in Section 4.03(a) or clauses (i) through (xxx) of Section 4.03(b) (or any portion thereof) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Available RP Capacity Amount”) without giving pro forma effect to the Indebtedness Incurred, divided, classified or reclassified pursuant to any other clause or paragraph of Section 4.03 (or any portion thereof) when calculating the amount of Indebtedness that may be Incurred, divided, classified or reclassified pursuant to any such clause or paragraph (or any portion thereof) at such time; and

(3)          in connection with the Incurrence or issuance, as applicable, of (x) revolving loan Indebtedness (including Indebtedness under the ABL Facility) under this Section 4.03 or (y) any commitment or other transaction relating to the Incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock under this Section 4.03 and the granting of any Lien to secure such Indebtedness, the Issuer or applicable Restricted Subsidiary may designate such Incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first Incurrence of such revolving loan Indebtedness or commitment or intention to consummate such transaction (such date, the “Deemed Date”) (or, at the election of the Issuer or applicable Restricted Subsidiary, on any date subsequent thereto, even if a prior date was previously the Deemed Date hereunder, in which case from and after such election such subsequent date shall be deemed the “Deemed Date” hereunder), and any related subsequent actual Incurrence or issuance and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been Incurred or issued and granted on such Deemed Date, including, without limitation, for purposes of calculating usage of any baskets hereunder (if applicable), the Fixed Charge Coverage Ratio, the Total Indebtedness Leverage Ratio, the Senior Secured Leverage Ratio,  EBITDA, Total Assets and the Borrowing Base (and all such calculations on and after the Deemed Date until the termination or funding of such commitment or until such transaction is consummated or abandoned or such election is rescinded shall be made on a pro forma basis giving effect to the deemed Incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith).

Accrual of interest (including capitalized interest), the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount or deferred financing costs, the accretion of original issue discount or deferred financing costs or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness” will not be deemed an Incurrence of, nor consist of an outstanding amount of, Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03.  Guarantees of, or obligations in respect of letters of credit or similar instruments relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee, letter of credit or similar obligation, as the case may be, was in compliance with this Section 4.03.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness or Liens, the U.S. dollar-equivalent principal amount of any Indebtedness or Lien denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness or Lien was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt.  However, if the Indebtedness or Lien is Incurred to refinance other Indebtedness or a Lien denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, the U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of the refinancing Indebtedness or Lien does not exceed the outstanding or, if greater, committed principal amount of the Indebtedness or Lien being refinanced plus the Additional Refinancing Amount.

Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness or Liens that the Issuer and its Restricted Subsidiaries may Incur under this Indenture shall not be deemed to be exceeded, with respect to any outstanding Indebtedness or Liens, solely as a result of fluctuations in the exchange rate of currencies.  The principal amount of any Indebtedness or Lien Incurred to refinance other Indebtedness or a Lien, if Incurred in a different currency from the Indebtedness or Lien being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the respective Indebtedness or Lien is denominated that is in effect on the date of the refinancing.

This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

SECTION 4.04    Limitation on Restricted Payments.

(a)          The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(i)          declare or pay any dividend or make any distribution on account of any of the Issuer’s or any of the Restricted Subsidiaries’ Equity Interests (in each case, solely to a holder of Equity Interests in such Person’s capacity as a holder of such Equity Interests), including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of Equity Interests issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of Equity Interests);

(ii)          purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(iii)        make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.03(b)); or

(iv)         make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:  (1) solely with respect to Restricted Payments described in clauses (i) through (iii) above, no Event of Default specified in clauses (a), (b), (f) or (g) of Section 6.01 shall have occurred and be continuing or would occur as a consequence thereof and (2) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (vi)(C) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is not more than the amount equal to the Cumulative Credit at such time.

(b)          The provisions of Section 4.04(a) shall not prohibit:

(i)          the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or the giving notice thereof, as applicable, if at the date of declaration or the giving notice of such redemption, as applicable, such payment would have complied with the provisions of this Indenture;

(ii)          (A)         the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”), including any accrued and unpaid dividends thereon, or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”),

(B)          the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock, and

(C)          if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 4.04(b) and not made pursuant to clause (ii)(B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(iii)        the redemption, repurchase, defeasance, or other acquisition or retirement of (x) Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Subsidiary Guarantor or Disqualified Stock of the Issuer or a Subsidiary Guarantor or (y) Disqualified Stock of the Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuer or a Subsidiary Guarantor which, in each case, is Incurred or issued, as applicable, in accordance with Section 4.03 so long as:

(A)         the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses (including original issue discount) incurred in connection therewith),

(B)          such new Indebtedness is subordinated to the Notes or the related Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(C)         such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and

(D)         such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness or Disqualified Stock being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(iv)        a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director, officer or consultant (or their respective Immediate Family Members) of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer, including any repurchase, retirement or other acquisition for value pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or any shareholders’ agreement or other agreement or arrangement or upon such person’s death, disability, retirement or termination of employment or to cover such person’s payment of withholding taxes in connection therewith; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed the greater of $105 million and 1.5% of Total Assets in any calendar year, with unused amounts in any calendar year being permitted to be carried over to any subsequent calendar year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A)         the cash proceeds received by the Issuer or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to employees, directors, officers or consultants (or their respective Immediate Family Members) of the Issuer and the Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”), plus

(B)          the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Restricted Subsidiaries after the Issue Date, plus

(C)          the amount of any cash bonuses otherwise payable to members of management, directors, officers or consultants (or their respective Immediate Family Members) in connection with the Transactions that are foregone in return for the receipt of Equity Interests;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants (or their respective Immediate Family Members) of the Issuer, any Restricted Subsidiary or the direct or indirect parents of the Issuer in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

(v)          the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued or Incurred in accordance with Section 4.03;

(vi)         (A)        the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(B)         a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (B) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

(C)          the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.04(b)(ii);

provided, however, in the case of each of subclauses (A) and (C) above of this clause (vi), that for the Pro Forma Period immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividend on such Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions and treating such Designated Preferred Stock as Indebtedness for borrowed money for such purpose) or declaration on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to any test set forth in Section 4.03(a);

(vii)       Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the sum of (a) the greater of $520 million and 7.5% of Total Assets and (b) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, repurchases, redemptions, income and similar amounts) actually received in respect of any such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (vii) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall at the election of the Issuer thereafter be deemed to have been made pursuant to clause (1) of the definition of “Permitted Investments” and shall cease to have been made pursuant to this clause (vii) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(viii)      Restricted Payments (or a Restricted Payment to any such direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of Restricted Payments) of up to the sum of (i) 7% per annum of the Market Capitalization plus (ii) 7% per annum of the amount of net cash proceeds received from a public Equity Offering of the Issuer (or any successor of the Issuer) or any direct or indirect parent of the Issuer after the Issue Date;

(ix)        Restricted Payments that are made (A) with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions or (B) without duplication of the foregoing subclause (A), in an amount not to exceed the amount of net proceeds from an Asset Sale or other disposition in respect of property or assets acquired after the Issue Date, to the extent the acquisition of such property or assets was financed with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions and to the extent such Asset Sale or other disposition of such property or assets did not otherwise increase the Cumulative Credit;

(x)          Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (x) that are at that time outstanding, not to exceed the greater of $1,050 million and 15% of Total Assets;

(xi)         the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than any Unrestricted Subsidiary whose principal assets consist of cash and Cash Equivalents to the extent such cash and Cash Equivalents were invested in such Unrestricted Subsidiary pursuant to an Investment made pursuant to clause (vii) above or a Permitted Investment);

(xii)       (A) with respect to any taxable period for which the Issuer and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar tax group for U.S. federal and/or applicable state, local or foreign tax purposes of which a direct or indirect parent of the Issuer is the common parent, or for which the Issuer or a Subsidiary is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly-owned (directly or indirectly) by a parent that is a C corporation for U.S. federal and/or applicable state, local or foreign tax purposes, Restricted Payments to any direct or indirect parent of the Issuer and/or its Subsidiaries, as applicable, in an aggregate amount not to exceed the amount of any such U.S. federal, state, local and/or foreign taxes that the Issuer and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Issuer and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group for all applicable taxable periods (without duplication, for the avoidance of doubt, of the amount of such taxes actually directly paid by the Issuer and/or any of its Subsidiaries to the relevant taxing authority, if any), and (B) with respect to any taxable period for which the Issuer and/or any of its Subsidiaries is a partnership or disregarded entity for U.S. federal and/or applicable state, local or foreign tax purposes, Restricted Payments in an amount sufficient to permit each direct or indirect equityholder of the Issuer and/or a Subsidiary to pay (or to make a distribution to its owners such that each such direct or indirect equityholder receives an amount from such distribution sufficient to enable such equityholder to pay) all U.S. federal, state, local and/or foreign taxes (as applicable) attributable to its direct or indirect ownership of the Issuer and/or such Subsidiary with respect to such taxable period (calculated assuming that each owner is subject to tax at the highest combined marginal federal, state, local and/or foreign income tax rate applicable to any owner for such taxable period and taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (and any limitations thereon));

(xiii)      any Restricted Payment, if applicable:

(A)         in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses (including franchise or similar taxes) in connection with the maintenance of its corporate existence, customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, directors, officers, employees and consultants of any direct or indirect parent of the Issuer and general corporate operating and overhead, legal, tax reporting, accounting and other professional fees and expenses of any direct or indirect parent of the Issuer and any direct or indirect parent of the Issuer, amounts required to pay any listing fees and other costs and expenses attributable to being a publicly traded company;

(B)         in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with Section 4.03; and

(C)         in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses related to any equity or debt offering or Incurrence of such parent (whether or not successful);

(xiv)       repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xv)       any consideration, payment, dividend, distribution or other transfer in connection with a Permitted Securitization Financing or a receivables sale or financing;

(xvi)      Restricted Payments by the Issuer or any Restricted Subsidiary to allow (A) the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Equity Interests of any such Person and (B) any conversion request by a holder of convertible Indebtedness and cash payments in lieu of the issuance of fractional shares in connection with any such conversion;

(xvii)     the repurchase, redemption or other acquisition or retirement for value of any Preferred Stock, any Disqualified Stock or any Subordinated Indebtedness pursuant to provisions similar to those described in Section 4.06 and Section 4.08; provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xviii)    payments or distributions to dissenting stockholders or stockholders exercising appraisal rights pursuant to applicable law or as a result of the settlement of any claims or action (whether actual, contingent or potential), pursuant to or in connection with (x) the Transactions or (y) a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets referred to in clause (y), the Issuer shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(xix)      any Restricted Payment made in connection with the Transactions and the payment of fees and expenses Incurred in connection with the Transactions or owed by the Issuer or any direct or indirect parent of the Issuer or Restricted Subsidiaries of the Issuer to Affiliates, and any other payments made, including any such payments made to any direct or indirect parent of the Issuer to enable it to make payments in connection with the consummation of the Transactions, whether payable on the Issue Date or thereafter, in each case to the extent permitted by Section 4.07;

(xx)       any Restricted Payment made under any Merger Document;

(xxi)      any Restricted Payment so long as, immediately after giving effect to such Restricted Payment, the Senior Secured Leverage Ratio of the Issuer is not greater than 3.55 to 1.00 on a pro forma basis;

(xxii)     [reserved];

(xxiii)    Restricted Payments may be made to any parent of the Issuer to finance any acquisition, New Project or other Investment that if made by the Issuer or any Restricted Subsidiary directly would be a Permitted Investment; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such acquisition, New Project or other Investment, (B) such parent shall, promptly following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Issuer or a Restricted Subsidiary or (2) the merger, consolidation or amalgamation of the person formed or acquired into the Issuer or a Restricted Subsidiary in order to consummate such acquisition, New Project or other Investment and (C) such net cash proceeds or cash shall not be applied to increase the calculation of the Cumulative Credit pursuant to clause (2) or clause (3) of the definition thereof or applied to make Restricted Payments specified in clause (ix) of this Section 4.04(b) or to make Permitted Investments specified in clause (12) of the definition thereof;

(xxiv)    any Restricted Payment described in clause (iii) of the definition of “Restricted Payments” intended to prevent any such Subordinated Indebtedness from being treated as “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code; and

(xxv)     any other Restricted Payments may be made in an amount per annum not to exceed the greater of $175 million and 2.5% of Total Assets;

provided, however, that at the time of, and after giving effect to, any Restricted Payment described in clauses (i) through (iii) of the definition of “Restricted Payments” permitted under clauses (x) and (xxi) of this Section 4.04(b), no Event of Default specified in clause (a), (b) or (f) of Section 6.01 shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Issuer) of such property.

(c)          For purposes of determining compliance with this Section 4.04, (i) a Restricted Payment or Permitted Investment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Cumulative Credit”) but may be permitted in part under any combination thereof and (ii) in the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Cumulative Credit”), the Issuer may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such permitted Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in any manner that complies with this Section 4.04 and at the time of division, classification or reclassification will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) or Permitted Investments (or any portion thereof) described in the above clauses or the definitions thereof (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Cumulative Credit”). In the event that a Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) is divided, classified or reclassified in reliance on the Cumulative Credit or clause (xxi) above or clause (26) of the definition of “Permitted Investments” (collectively, the “Incurrence Clauses”), the determination of the amount of such Restricted Payment or Permitted Investment that may be made pursuant to the Incurrence Clauses shall be made without giving pro forma effect to (i) any substantially concurrent Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof) divided, classified or reclassified under any of the above clauses or the definitions thereof other than an Incurrence Clause or (ii) the incurrence of Indebtedness to finance any such Restricted Payment (or any portion thereof) or Permitted Investment (or any portion thereof).  In the event a Restricted Payment or Investment permitted under clause (iv),  (viii) or (xxv) of Section 4.04(b) or the definition of “Permitted Investment” is permitted up to an amount per annum, any unused amounts in any calendar year shall be permitted to be carried over to each subsequent calendar year.

(d)          In connection with any commitment, definitive agreement, declaration, notice, action or similar event relating to the payment or making of an Investment, Restricted Payment, disposition, merger, consolidation or amalgamation or other relevant event, the Issuer or applicable Restricted Subsidiary may designate such Investment, Restricted Payment, disposition, merger, consolidation or amalgamation or other relevant event as having occurred on the date of the commitment, definitive agreement, declaration, notice, action or similar event relating thereto (such date, the “Election Date”) (or, at the election of the Issuer or applicable Restricted Subsidiary, on any date subsequent thereto, even if a prior date was previously the Election Date hereunder, in which case from and after such election such subsequent date shall be deemed the “Election Date” hereunder) if, after giving pro forma effect to such Investment, Restricted Payment, disposition, merger, consolidation or amalgamation or other relevant event and all related transactions in connection therewith and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to make such Investment, Restricted Payment, disposition, merger, consolidation or amalgamation or other relevant event on the relevant Election Date in compliance with this Indenture, and any related subsequent actual declaration, payment or making of such Investment, Restricted Payment, disposition, merger, consolidation or amalgamation or other relevant event will be deemed for all purposes under this Indenture to have been made on such Election Date, including, without limitation, for purposes of calculating any ratio, compliance with any test, usage of any baskets hereunder (if applicable) and EBITDA and for purposes of determining whether there exists any Default or Event of Default (and all such calculations on and after such Election Date until the termination, expiration, passing, rescission, retraction or rescindment of such commitment, definitive agreement, declaration, notice, action or similar event or election shall be made on a pro forma basis giving effect thereto and all related transactions in connection therewith).

(e)          The Issuer will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated on such date of designation will be deemed to be an Investment in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

SECTION 4.05    Dividend and Other Payment Restrictions Affecting Subsidiaries.  The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)          (A) contractual encumbrances or restrictions in effect on the Issue Date, (B) contractual encumbrances or restrictions in effect on the Issue Date and (C) contractual encumbrances or restrictions pursuant to the Credit Agreement and the other Credit Agreement Documents, the ABL Facility and the other ABL Facility Documents, and, in each case, any similar contractual encumbrances or restrictions or any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

(2)          this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the First Lien Intercreditor Agreement or the ABL Intercreditor Agreement;

(3)          restrictions imposed by applicable law or any applicable rule, regulation or order, including without limitation any encumbrance or restriction imposed by any Governmental Authority or any governmental or regulatory licenses or state, provincial, territorial, municipal or local licenses, franchises, charters or authorizations;

(4)          any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition other than in connection with the Incurrence of Indebtedness of the type contemplated by Section 4.03(b)(iv)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5)          contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6)          Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)          restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business or consistent with past practice or industry norm or arising in connection with any Permitted Liens;

(8)          customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norm;

(9)          purchase money obligations for property acquired and Capitalized Lease Obligations and other capital or finance lease obligations in the ordinary course of business;

(10)       customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norm;

(11)        any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including without limitation, licenses of intellectual property) or other contracts;

(12)       any encumbrances or restrictions contained in any Permitted Securitization Document with respect to any Special Purpose Securitization Subsidiary;

(13)       other Indebtedness, Disqualified Stock or Preferred Stock (A) of the Issuer or any Restricted Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary or (B) of any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary so long as, in the case of this clause (B), either (x) such encumbrances and restrictions contained in any agreement or instrument will not materially adversely affect the Issuer’s ability to make anticipated principal or interest payments on the Notes as and when they come due (as determined in good faith by the Issuer) or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness; provided that, in the case of each of clauses (A) and (B), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.03;

(14)       any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment;

(15)        customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Subsidiary;

(16)        restrictions on the transfer of property or assets required by any Governmental Authority or other regulatory authority having jurisdiction over the Issuer or any Subsidiary or any of their businesses;

(17)        any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 4.03 or any Refinancing Indebtedness in respect thereof, to the extent such restrictions are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those than the restrictions contained in this Indenture or are market terms at the time of issuance (in each case as determined in good faith by the Issuer); or

(18)        any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (17) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06    Asset Sales.

(a)          The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration for such Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis), received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided, that, the provisions of this clause (y) shall not apply to any individual transaction or series of related transactions involving assets with a Fair Market Value (as determined in good faith by the Issuer) of less than the greater of $240 million and 3.5% of Total Assets or to other transactions involving assets with a Fair Market Value (as determined in good faith by the Issuer) of not more than the greater of $520 million and 7.5% of Total Assets; provided, further, that  the amount of:

(i)          any liabilities (as shown on the Issuer’s or a Restricted Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the notes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer) of the Issuer or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee or any other party in connection with such transfer or that are otherwise cancelled or terminated in connection with the transaction with such transferee;

(ii)          any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof (to the extent of the cash or Cash Equivalents received);

(iii)        Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale;

(iv)        consideration consisting of Indebtedness of the Issuer or a Restricted Subsidiary (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Issuer or any Restricted Subsidiary; and

(v)          any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this Section 4.06(a)(v) that is at that time outstanding, not to exceed the greater of $520 million and 7.5% of Total Assets (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall in each case be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

(b)          Within 18 months after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Issuer or a Restricted Subsidiary may apply an amount equal to the Net Proceeds from such Asset Sale, at its option:

(i)          to repay (A) Indebtedness constituting First-Priority Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (B) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, (C) Obligations under the Notes, (D) other Pari Passu Indebtedness other than First-Priority Obligations so long as the Net Proceeds are with respect to assets not constituting Collateral (provided that, if the Issuer or any Subsidiary Guarantor shall so reduce Obligations under Pari Passu Indebtedness that does not constitute First-Priority Obligations under this clause (D) (which, for the avoidance of doubt, does not include Indebtedness described in clauses (A), (B), (C) and (E) even if such Indebtedness may also constitute Pari Passu Indebtedness), the Issuer will equally and ratably reduce Notes Obligations either, as the Issuer shall elect in its sole discretion, pursuant to Section 3.01, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase a pro rata principal amount of Notes at a purchase price equal to 100% of the principal amount thereof (or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any), or (E) if all or any portion of such proceeds are from an Asset Sale of ABL Priority Collateral (including indirect Asset Sales of ABL Priority Collateral due to the sale of the Capital Stock of a Person), Indebtedness constituting ABL Obligations (which, for the avoidance of doubt, shall not require a reduction of the commitments or borrowing base thereunder); or

(ii)          to acquire, maintain, develop, construct, improve, upgrade, update, remodel, modernize or repair assets or property or make capital expenditures used or useful in the business of the Issuer and the Restricted Subsidiaries or to make acquisitions or investments not prohibited hereunder (excluding intercompany investments in Restricted Subsidiaries) or New Projects or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed.

In the case of Section 4.06(b)(ii), a binding commitment shall be treated as a permitted application from the date of such commitment until the 24-month anniversary of the date of the receipt of such Net Proceeds; provided that in the event such binding commitment is later canceled or terminated for any reason after the 18-month anniversary of the receipt of such Net Proceeds but before an amount equal to such Net Proceeds is so applied, then such unapplied amount shall constitute Excess Proceeds unless the Issuer or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further, that the Issuer or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before an amount equal to such Net Proceeds is applied or is not applied within six months of such Second Commitment, then such unapplied amount shall constitute Excess Proceeds.

Pending the final application of any amount, the Issuer or such Restricted Subsidiary may use such amount in any manner not prohibited by this Indenture. If the Issuer has not applied an amount equal to such Net Proceeds from any Asset Sale as provided and within the time period set forth in this Section 4.06(b), then, in lieu of applying such amount in such manner, such unapplied amount (it being understood that any amount used to make an offer to purchase Notes, as described in clause (i) of this Section 4.06(b), shall be deemed to have been so applied whether or not such offer is accepted and such amount shall not constitute Excess Proceeds (any amounts that do not constitute Excess Proceeds as a result of this parenthetical, “Retained Asset Sale Proceeds”)) will be deemed to constitute “Excess Proceeds”; provided that, if (1) the Senior Secured Leverage Ratio of the Issuer is less than or equal to 3.55 to 1.00 but greater than 3.30 to 1.00 at the time of receipt of such Net Proceeds or at any time thereafter but prior to the date on which the Issuer is required to make an Asset Sale Offer in accordance with this paragraph, an amount equal to 50% of the Net Proceeds from such Asset Sale shall not be required to be applied as set forth in clause (i) or clause (ii) above and shall not constitute Excess Proceeds and 50% of any existing Excess Proceeds shall no longer constitute Excess Proceeds, and (2) the Senior Secured Leverage Ratio of the Issuer is less than or equal to 3.30 to 1.00 at the time of receipt of such Net Proceeds or at any time thereafter but prior to the date on which the Issuer is required to make an Asset Sale Offer in accordance with this paragraph, none of the amount equal to the Net Proceeds from such Asset Sale shall be required to be applied as set forth in clause (i) or clause (ii) above or constitute Excess Proceeds and any existing Excess Proceeds shall no longer constitute Excess Proceeds (any amounts that do not constitute Excess Proceeds, or no longer constitute Excess Proceeds, as a result of the application of clause (1) or clause (2) of this proviso, together with any Retained Asset Sale Proceeds, “Available Proceeds”). If the aggregate amount of Excess Proceeds exceeds $350 million, the Issuer shall make an offer to all holders of Notes (and, at the option of the Issuer, to holders of any other First-Priority Obligations or, so long as the Net Proceeds are with respect to assets not constituting Collateral, other Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such First-Priority Obligations or other Pari Passu Indebtedness), that is a minimum principal amount of $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the Notes or such First-Priority Obligations or other Pari Passu Indebtedness were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or, in respect of such First-Priority Obligations or other Pari Passu Indebtedness, such lesser price, if any, as may be offered to the holders of such First-Priority Obligations or other Pari Passu Indebtedness), to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that the aggregate amount of Excess Proceeds exceeds $350 million by mailing, or delivering electronically if held by the Depository, the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuer may, at its option, satisfy the foregoing obligations with respect to an amount equal to or less than the amount of any Net Proceeds from an Asset Sale by making an Asset Sale Offer prior to the expiration of the relevant 18 months (or such longer period as provided above) or with respect to Excess Proceeds of $350 million or less (it being understood that such amount used to make an Asset Sale Offer shall satisfy the foregoing obligations with respect to such amount of Net Proceeds whether or not such Asset Sale Offer is accepted and shall no longer constitute Excess Proceeds). The Issuer and the Restricted Subsidiaries may use any Available Proceeds and, to the extent that the aggregate amount of Notes (and such First-Priority Obligations or, so long as the Net Proceeds are with respect to assets not constituting Collateral, other Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds that are subject to such Asset Sale Offer, the Issuer and the Restricted Subsidiaries may use any such amounts (“Declined Proceeds”), in each case, for any purpose that is not prohibited by this Indenture and shall not be required to use them for any other purpose. If the aggregate principal amount of Notes (and such First-Priority Obligations or other Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds that are subject to the relevant Asset Sale Offer, the Issuer shall select the Notes to be purchased in the manner described in Section 4.06(e). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero (regardless of whether there are any Declined Proceeds upon such completion).

(c)          The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d)          Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officer’s Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b).  On or prior to the Asset Sale Offer purchase date, the Issuer shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Issuer or a Subsidiary is acting as the Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be held for payment in accordance with the provisions of this Section 4.06.  Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuer.  The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering holder in the amount of the purchase price.  In the event that the Excess Proceeds delivered by the Issuer to the Trustee (or the applicable Paying Agent, if not the Trustee) are greater than the purchase price of the Notes tendered, the Trustee (or the applicable Paying Agent, if not the Trustee) shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(e)          Holders electing to have a Note purchased shall be required to surrender such Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date.  Holders shall be entitled to withdraw their election if the Trustee (or the applicable Paying Agent, if not the Trustee) or the Issuer receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered by the holder for purchase and a statement that such holder is withdrawing his election to have such Note purchased.  If at the end of the Offer Period more Notes (and such First-Priority Obligations or, so long as the Net Proceeds are with respect to assets not constituting Collateral, other Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase shall be made by the Issuer in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed (and the Issuer shall notify the Trustee of any such listing), or if such Notes are not so listed, on a pro rata basis to the extent practicable, by lot or by such other method as the Issuer deems appropriate (and in such manner as complies with the requirements of the Depository, if applicable); provided that no Notes of a minimum of $2,000 or less shall be purchased in part.  Selection of such First-Priority Obligations or other Pari Passu Indebtedness shall be made pursuant to the terms of such First-Priority Obligations or other Pari Passu Indebtedness.

(f)          Notices of an Asset Sale Offer shall be mailed by the Issuer by first-class mail, postage prepaid, or delivered electronically if held by the Depository, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address, with a copy to the Trustee.  If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

SECTION 4.07    Transactions with Affiliates.

(a)          The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of the greater of $350 million and 5% of Total Assets, unless:

(i)          such Affiliate Transaction is on terms that are not materially less favorable, when taken as a whole, to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(ii)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $150 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and accompanied by an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (ii) of this Section 4.07(a) if such Affiliate Transaction is approved by a majority of the Disinterested Directors of the Issuer, if any.

(b)          The provisions of Section 4.07(a) shall not apply to the following:

(i)           transactions between or among the Issuer and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii)         Restricted Payments not prohibited by Section 4.04 and Permitted Investments;

(iii)        the payment of reasonable and customary fees and compensation and reimbursement of expenses paid to, and indemnity and employment and severance arrangements provided on behalf of or for the benefit of, officers, directors, employees or consultants of the Issuer, any Restricted Subsidiary, or any direct or indirect parent of the Issuer;

(iv)         transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair, when taken as a whole, to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

(v)          payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

(vi)        any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not materially adverse to the holders of the Notes than the original agreement as in effect on the Issue Date, as determined in good faith by the Issuer) or any transaction contemplated thereby;

(vii)       the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of, any stockholders or other agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any parent of the Issuer) is a party as of the Issue Date, and any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it (or any parent of the Issuer) may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date, shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise materially adverse to the holders of the Notes than the original transaction, agreement or arrangement as in effect on the Issue Date or described in the Offering Memorandum, as determined in good faith by the Issuer;

(viii)      the execution of the Transactions, and the payment of all fees, expenses, bonuses and awards related to the Transactions, including fees to the Co-Investors;

(ix)        (A) transactions with customers, clients, lessors, landlords, suppliers, contractors or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business or consistent with past practice or industry norm and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and the Restricted Subsidiaries as determined by the Issuer in good faith, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business or consistent with past practice or industry norm;

(x)          any transaction pursuant to any Permitted Securitization Financing or a receivables sale or financing;

(xi)        the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(xii)        the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary, as appropriate, in good faith;

(xiii)      the entering into of any tax sharing agreement or arrangement and any payment pursuant to such agreements or arrangements (whether written or as a matter of practice); provided that any payments pursuant thereto comply with Section 4.04(b)(xii);

(xiv)      any contribution to the capital of the Issuer;

(xv)       transactions not prohibited by, and complying with, Section 5.01;

(xvi)       transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xvii)      pledges of Equity Interests of Unrestricted Subsidiaries;

(xviii)    the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xix)      any employment agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(xx)        (a) any agreement to pay, and the payment of, monitoring, consulting, management, transaction, advisory or similar fees payable to any Co-Investor or any other direct or indirect holder of the Equity Interests of the Issuer (A) in an aggregate amount in any fiscal year not to exceed the sum of (1) the greater of $175 million and 2.5% of Total Assets, plus reasonable out-of-pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods from and including the fiscal year in which the Issue Date occurs; plus (2) any deferred, accrued or other fees in respect of any fiscal years from and including the fiscal year in which the Issue Date occurs (to the extent such fees were within such amount in clause (1) above originally) plus (B) in an amount not to exceed 1.0% of transaction value with respect to any transaction in which any Co-Investor (or such holder) provides any transaction, advisory or other services, including any fee payable in connection with the Transactions, and (b) the payment of the present value of all amounts payable pursuant to any agreement described in clause (xx)(a) in connection with the termination of such agreement;

(xxi)      payments by the Issuer or any of its Restricted Subsidiaries to any of the Co-Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Issuer in good faith;

(xxii)      transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture; and

(xxiii)     (a) investments by Affiliates of the Issuer in securities or loans of the Issuer or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by Affiliates of the Issuer in connection therewith) so long as the investment is being generally offered to other investors on the same or more favorable terms and (b) payments to Affiliates of the Issuer in respect of securities or loans or other investments of the Issuer or any Restricted Subsidiary contemplated in the foregoing subclause (a) or that were acquired from Persons other than the Issuer or any Restricted Subsidiary, in each case, in accordance with the terms of such securities or loans or other investments (or other terms not materially less favorable to the Issuer or such Restricted Subsidiary, taken as a whole, than such terms (as determined by the Issuer in good faith)).

(c)          Notwithstanding Section 4.07(a), the Co-Investors and their respective Affiliates shall in each case not be considered an Affiliate of the Issuer or its Subsidiaries with respect to any transaction so long as such transaction is in the ordinary course of business or pursuant to an operations management agreement, management services agreement, transition services agreement, license agreement, commercial agreement, supply agreement, shared services agreement or other similar agreement entered into with the Issuer and/or its Subsidiaries or, in each case, amendments, modifications or supplements thereto or replacements thereof that are not materially adverse, taken as a whole, to the Issuer or its Subsidiaries (as determined by the Issuer in good faith).

SECTION 4.08    Change of Control.

(a)          Upon the occurrence of a Change of Control, each holder shall have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase any Notes pursuant to this Section 4.08 in the event that it has previously or concurrently elected to redeem such Notes in accordance with Article III of this Indenture.

(b)          Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes in accordance with Article III of this Indenture, the Issuer shall mail to each holder’s registered address, or deliver electronically if held by the Depository, with a copy to the Trustee a notice (a “Change of Control Offer”) stating:

(i)          that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

(ii)          the circumstances and relevant facts constituting such Change of Control;

(iii)        the repurchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is mailed or delivered electronically), except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below (in which case the expected repurchase date will be stated and may be based on a date relative to the closing of the transaction that is expected to result in the Change of Control and which may be tolled until the closing of such transaction); and

(iv)        the instructions determined by the Issuer, consistent with this Section 4.08, that a holder must follow in order to have its Notes purchased.

(c)          Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date.  The holders shall be entitled to withdraw their election if the Trustee (or the applicable Paying Agent, if not the Trustee) or the Issuer receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Note purchased.  Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d)          On the purchase date, all Notes purchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the holders entitled thereto.

(e)          A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)          Notwithstanding the provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g)          Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer.  Notes purchased by a third party pursuant to the preceding clause (f) will have the status of Notes issued and outstanding.

(h)          At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08.  A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering holder.

(i)          Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(j)          The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.08.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

SECTION 4.09    Compliance Certificate.  The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending on December 31, 2025, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period.  If such Officer does, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.  Except with respect to receipt of payments of principal and interest on the Notes and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.09, the Trustee shall have no duty to review, ascertain or confirm the Issuer’s or the Issuer’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.

SECTION 4.10    Further Instruments and Acts.  Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11    Future Subsidiary Guarantors.  On and following the Issue Date, the Issuer shall cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary and that guarantees or becomes a borrower under the Credit Agreement or that guarantees any other Indebtedness for borrowed money of the Issuer or any of the Subsidiary Guarantors with a principal amount of $100 million or more to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C hereto pursuant to which such Restricted Subsidiary will guarantee the Issuer’s Obligations under the Notes and this Indenture and joinders to or new Security Documents and take all actions required thereunder to perfect the Liens created thereunder to the extent required under the Notes Documents with respect to its assets that constitute Collateral.

Notwithstanding the foregoing, each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary and that guarantees or becomes a borrower under the Credit Agreement on the Issue Date (collectively, the “Initial Guarantors”) shall, on the Issue Date, execute and deliver a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, providing for a Subsidiary Guarantee by each such Initial Guarantor.  Notwithstanding the foregoing, neither an Opinion of Counsel nor an Officer’s Certificate pursuant to this Section 4.11, Section 5.01, Section 9.05 or Section 12.07 will be required for the Trustee to execute a supplemental indenture to this Indenture in connection with the Merger.

SECTION 4.12    Liens.

(a)          The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or Incur any Lien (except Permitted Liens) on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness of the Issuer or a Restricted Subsidiary.

(b)          For purposes of determining compliance with this Section 4.12, (i) a Lien securing an item of Indebtedness (or any portion thereof) need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens,” the Issuer may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.12 and at the time of Incurrence, division, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Liens or Indebtedness (or any portion thereof) that may be Incurred pursuant to any other clause or paragraph (or any portion thereof) at such time.  In addition, with respect to any Indebtedness that is designated to be Incurred on any date pursuant to Section 4.03(c)(3), any Lien that does or that shall secure such Indebtedness may also be designated by the Issuer or any Restricted Subsidiary to be Incurred on such date and, in such event, any related subsequent actual Incurrence of such Lien shall be deemed for all purposes under this Indenture to be Incurred on such prior date, including for purposes of calculating usage of any Permitted Lien until such time as the related Indebtedness is no longer deemed outstanding pursuant to Section 4.03(c)(3).

(c)          With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.  The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest (including capitalized interest), the accretion of accreted value, the amortization of original issue discount or deferred financing costs, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Issuer, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or deferred financing costs or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”

SECTION 4.13    After-Acquired Property.

(a)          From and after the Issue Date, upon the acquisition by the Issuer or any Subsidiary Guarantor of any After-Acquired Property, the Issuer or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and other Security Documents as shall be reasonably necessary to vest in the First-Priority Collateral Agent a perfected security interest with the priority required by the Notes Documents, subject only to Permitted Liens, in such After-Acquired Property and to have such After-Acquired Property (but subject to the limitations as described in Article XI, the Security Documents and the First Lien Intercreditor Agreement) added to the Collateral, and thereupon all provisions of this Indenture and the Notes Documents relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

(b)          Notwithstanding the foregoing, if granting a security interest in any property pursuant to the foregoing clause (a) requires the consent of a third party, the Issuer shall use commercially reasonable efforts to obtain such consent with respect to such security interest for the benefit of the First-Priority Collateral Agent on behalf of the Trustee and the holders of the Notes. If such third party does not consent to the granting of such security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

SECTION 4.14    Maintenance of Office or Agency.

(a)          The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee as set forth in Section 14.02.

(b)          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)          The Issuer hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.15    Covenant Suspension.  If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture, then, beginning on such date (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), and subject to the provisions of the following paragraph, the Issuer and the Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11 and 5.01(a)(iv) (collectively the “Suspended Covenants”).

In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The Subsidiary Guarantees of the Subsidiary Guarantors will be suspended during the Suspension Period.

The Issuer shall provide the Trustee with written notice of each Covenant Suspension Event or Reversion Date within five Business Days of the occurrence thereof.  The Trustee shall have no duty to monitor the ratings of the Notes or monitor or provide notice to the holders of the Notes of the occurrence of any such Covenant Suspension Event or Reversion Date.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date so that it is classified as permitted under Section 4.03(b)(iii).  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Issue Date and prior to, but not during, the Suspension Period.  Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments. Any Affiliate Transactions entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period (to the extent that such agreement was not entered into in contemplation of such Reversion Date) shall be deemed to be permitted pursuant to Section 4.07(b)(vi). As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, the Issuer must comply with the terms of Section 4.11.

For purposes of Section 4.06, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

ARTICLE V

SUCCESSOR COMPANY

SECTION 5.01    When the Issuer and Subsidiary Guarantors May Merge or Transfer Assets.

(a)          The Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)          the Issuer is the surviving or continuing Person or the Person formed by or surviving or continuing any such consolidation, amalgamation, merger or winding up (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of a Permitted Jurisdiction (the Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(ii)          the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture, the Notes and the relevant Security Documents, as applicable, pursuant to a supplemental indenture or other applicable documents or instruments;

(iii)        immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Event of Default shall have occurred and be continuing;

(iv)        immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable Pro Forma Period (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either:

(1)          the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to either test set forth in Section 4.03(a);

(2)          the Fixed Charge Coverage Ratio of the Successor Company would be no less than such ratio immediately prior to such transaction; or

(3)          the Total Indebtedness Leverage Ratio of the Successor Company would be no greater than such ratio immediately prior to such transaction;

(v)          if the Issuer is not the Successor Company, each Subsidiary Guarantor, unless it is the other party to the transactions described above or its Subsidiary Guarantee will be released in connection with such transaction, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(vi)         the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture, the Notes and the Security Documents, as applicable, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture, the Notes and the Security Documents, as applicable. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (A) the Issuer or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to a Restricted Subsidiary and (B) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing the Issuer in another state of the United States, the District of Columbia or any territory of the United States (collectively, “Permitted Jurisdiction”) or may convert into a corporation, partnership or limited liability company in a Permitted Jurisdiction.  Notwithstanding the foregoing covenants, Merger Sub may merge with and into the Company and the foregoing clauses (i) and (iii) through (vi) shall not apply to such merger.

This Section 5.01 will not apply to any sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and the Restricted Subsidiaries, including, for the avoidance of doubt, pursuant to Permitted Securitization Financings.

(b)          Subject to the provisions of Section 11.04 and 12.02(b), no Subsidiary Guarantor shall, and the Issuer shall not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)          either (A) such Subsidiary Guarantor is the surviving or continuing Person or the Person formed by or surviving or continuing any such consolidation, amalgamation, merger or winding up (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a company, corporation, partnership or limited liability company or similar entity organized or existing under the laws of a Permitted Jurisdiction (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, the Notes, the Subsidiary Guarantee and the relevant Security Documents, as applicable, pursuant to a supplemental indenture or other applicable documents or instruments, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06; and

(ii)          the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Except as otherwise provided in this Indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, the Notes, the Subsidiary Guarantee and the Security Documents, as applicable, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture, the Notes, its Subsidiary Guarantee and the Security Documents. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing such Subsidiary Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with the Issuer or any Restricted Subsidiary. In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to the Issuer or any Restricted Subsidiary.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01    Events of Default.  An “Event of Default” occurs with respect to Notes if:

(a)          there is a default in any payment of interest on any Note when due and payable, and such default continues for a period of 30 days,

(b)          there is a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(c)          there is a failure by the Issuer for 120 days after receipt of written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements in Section 4.02,

(d)          there is a failure by the Issuer or any Restricted Subsidiary for 60 days after written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (a), (b) and (c) above) contained in the Notes or this Indenture,

(e)          there is a failure by the Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) to pay any Indebtedness for borrowed money (other than Indebtedness owing to the Issuer or a Restricted Subsidiary or any Permitted Securitization Financing) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds the greater of $350 million and 5% of Total Assets or its foreign currency equivalent,

(f)          the Issuer or a Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i)          commences a voluntary case;

(ii)          consents to the entry of an order for relief against it in an involuntary case;

(iii)        consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)        makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)          is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii)          appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(iii)        orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days,

(h)          there is a failure by the Issuer or any Significant Subsidiary (other than any Special Purpose Securitization Subsidiary) (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary, other than any Special Purpose Securitization Subsidiary) to pay final judgments aggregating in excess of the greater of $350 million and 5% of Total Assets or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days,

(i)          a material portion of the Subsidiary Guarantees with respect to the Notes provided by the Subsidiary Guarantors cease to be in full force and effect (except as contemplated by the terms thereof) or shall be asserted in writing by any Subsidiary Guarantor not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof),

(j)          unless such Liens have been released in accordance with the provisions of this Indenture, the Security Documents, the First Lien Intercreditor Agreement or the ABL Intercreditor Agreement, the Liens in favor of the holders of the Notes with respect to all or substantially all of the Collateral cease to be valid or enforceable and such Default continues for 30 days, or

(k)          the failure by the Issuer or any Subsidiary Guarantor to comply for 60 days after notice to the Issuer or such Subsidiary Guarantor with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the Collateral taken as a whole.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (c), (d), (j) or (k) above shall not constitute an Event of Default until the Trustee notifies the Issuer or the holders of at least 30% in aggregate principal amount of outstanding Notes notify the Issuer, with a copy to the Trustee, of the default and the Issuer does not cure such default within the time specified in clause (c), (d), (j) or (k) above after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”  The Issuer shall deliver to the Trustee, within five Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

The term “Bankruptcy Law” means the Bankruptcy Code, or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 6.02    Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 30% in aggregate principal amount of outstanding Notes by notice to the Issuer (with a copy to the Trustee) may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.  Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 30 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 6.03    Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  To the extent required by law, all available remedies are cumulative.

SECTION 6.04    Waiver of Past Defaults.  Provided the Notes are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected.  When a Default is waived, it is deemed cured and the Issuer, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05    Control by Majority.  The holders of a majority in principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) or that would involve the Trustee in personal liability.  Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06    Limitation on Suits.

(a)          Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)          such holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii)         holders of at least 30% in aggregate principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy;

(iii)        such holders have offered and, if requested, provided the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv)        the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v)          the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

(b)          A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

SECTION 6.07    Contractual Rights of the Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the contractual right of any holder to receive payment of principal of and interest on the Note held by such holder, on or after the respective due dates thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

SECTION 6.08    Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

SECTION 6.09    Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Issuer, the Subsidiary Guarantors, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

SECTION 6.10    Priorities.  Subject to the terms of the First Lien Intercreditor Agreement, the ABL Intercreditor Agreement and the Security Documents, any money or property collected by the Trustee pursuant to this Article VI and any other money or property distributable in respect of the Issuer’s or any Subsidiary Guarantor’s obligations under this Indenture (including upon exercise of any remedies in respect of Collateral) after an Event of Default shall be applied in the following order:

FIRST:  to the Trustee and the First-Priority Collateral Agent, and their respective agents and attorneys for amounts due hereunder and under the Security Documents;

SECOND:  to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD:  to the Issuer or, to the extent the Trustee collects any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor.

The Trustee may fix a record date and payment date for any payment to the holders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall deliver to each holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11    Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Article VI does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the Notes.

SECTION 6.12    Waiver of Stay or Extension Laws.  Neither the Issuer nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13    Limitation on Ability to Issue Certain Notices and Take Certain Actions.  Notwithstanding the foregoing, a notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or notice of acceleration may not be given by the Trustee or holders of the Notes (or any other action taken on the assertion of any Default) with respect to any action taken, and reported publicly or to holders of the Notes, more than two years prior to such notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of default or notice of acceleration (or other action).

ARTICLE VII

TRUSTEE

SECTION 7.01    Duties of Trustee.

(a)          The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(i)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)          the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions.  However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the form of certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)          The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)          this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)        the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)         no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)          Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)          Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02    Rights of Trustee.

(a)          The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein.  The Trustee need not investigate any fact or matter stated in the document.

(b)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)          The Trustee may act through attorneys or agents and shall not be responsible for the acts or omissions of any such attorney or agent appointed with due care.

(d)          The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)          The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, judgment, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding and indemnified in accordance with Section 6.05, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine (or is requested in writing by the holders as set forth above) to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall Incur no liability of any kind by reason of such inquiry or investigation.

(g)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)          The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the First-Priority Collateral Agent.

(i)          The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)          Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee from the Issuer, any Subsidiary Guarantor or any holder, and such notice references the Notes and this Indenture.

(l)          The Trustee may request that the Issuer delivers an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m)          The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(n)          The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o)          The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; accidents; labor disputes; and acts of civil or military authorities and governmental action.

(p)          Any discretion, permissive right or privilege of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation to do so.

SECTION 7.03    Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent or Registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04    Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture the Subsidiary Guarantees or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.  The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h), (i), (j) or (k), or of the identity of any Significant Subsidiary, unless either (a) a Trust Officer of the Trustee shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 14.02 hereof from the Issuer, any Subsidiary Guarantor or any holder.  In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

SECTION 7.05    Notice of Default.  If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee shall mail, or deliver electronically if held by the Depository, to each holder of the Notes notice of the Default within the later of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee.  Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the noteholders.  The Issuer is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.  The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof. The Trustee shall not be deemed to have knowledge of any Defaults or Events of Default unless written notice of an event, which is in fact a Default, has been delivered to the Trustee at its office specified in this Indenture and such notice references the Notes and this Indenture and states that it is a “Notice of Default.” Notwithstanding the foregoing, a notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default or notice of acceleration may not be given by the Trustee or holders of the Notes (or any other action taken on the assertion of any Default) with respect to any action taken, and reported publicly or to holders of the Notes, more than two years prior to such notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of default or notice of acceleration (or other action).

SECTION 7.06    [Intentionally Omitted].

SECTION 7.07    Compensation and Indemnity.  The Issuer shall pay to the Trustee from time to time compensation for the Trustee’s acceptance of this Indenture and its services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuer and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee or any predecessor Trustee and their directors, officers, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Subsidiary Guarantee against the Issuer or any Subsidiary Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Subsidiary Guarantor, any holder or any other Person).  The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee.  The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Subsidiary Guarantor of its indemnity obligations hereunder.  The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense.  Such indemnified parties may have separate counsel and the Issuer and such Subsidiary Guarantor, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no actual or potential conflict of interest between the Issuer and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final, non-appealable order).

To secure the Issuer’s and the Subsidiary Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s and the Subsidiary Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses (including the fees, expenses and disbursements of the Trustee’s agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

SECTION 7.08    Replacement of Trustee.

(a)          The Trustee may resign at any time by so notifying the Issuer.  The holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee upon 30 days advance written notice and may appoint a successor Trustee.  The Issuer shall remove the Trustee if:

(i)          the Trustee fails to comply with Section 7.10;

(ii)          the Trustee is adjudged bankrupt or insolvent;

(iii)         a receiver or other public officer takes charge of the Trustee or its property; or

(iv)         the Trustee otherwise becomes incapable of acting.

(b)          If the Trustee resigns, is removed by the Issuer or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c)          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail (or otherwise deliver in accordance with the procedures of the Depository) a notice of its succession to the holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d)          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e)          If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)          Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09    Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10    Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA.  The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.  The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11    Preferential Collection of Claims Against the Issuer.  The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

SECTION 7.12    Limitation on Duty of Trustee in respect of Collateral.

(a)          Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.  The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b)          The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  Subject to Section 7.01 of this Indenture, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement, the Collateral Agreement or any other Security Document by the Issuer, the Parent Guarantor, the Subsidiary Guarantors or the First-Priority Collateral Agent. The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Issuer or by the Trustee, in relation to any matter arising in the administration of this Indenture or the Security Documents.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01    Discharge of Liability on Notes; Defeasance.

(a)          This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights, indemnities and immunities of the Trustee and rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(i)          either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes not delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds (which may be in cash and/or U.S. Government Obligations) in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the date of maturity or redemption, as applicable, together with irrevocable written instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption (and any such deficit will be set forth in a written notice delivered to the holders of the Notes and the Trustee at least two (2) Business Days prior to the redemption date) only required to be deposited with the Trustee on or prior to the date of the redemption;

(ii)          the Issuer and/or the Subsidiary Guarantors have paid all other sums due and payable under this Indenture; and

(iii)        the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b)          Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture with respect to the holders of the Notes (“legal defeasance option”), and (ii) the obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13 and 4.15 and the operation of Section 5.01 for the benefit of the holders of the Notes, and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and 6.01(g) with respect to Significant Subsidiaries only), 6.01(h), 6.01(i), 6.01(j) and 6.01(k) (“covenant defeasance option”).  The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.  In the event that the Issuer terminates all of its obligations under the Notes and this Indenture (with respect to such Notes) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Subsidiary Guarantor with respect to its Subsidiary Guarantee and the Security Documents shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default.  If the Issuer exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and (g), with respect to Significant Subsidiaries only), 6.01(h), 6.01(i), 6.01(j) or 6.01(k) or because of the failure of the Issuer to comply with Section 5.01(a)(iv).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminated.

(c)          Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09 and Article VII, including, without limitation, Sections 7.07 and 7.08 and in this Article VIII and the rights, indemnities and immunities of the Trustee under this Indenture shall survive until the Notes have been paid in full.  Thereafter, the Issuer’s obligations in Sections 7.07, 7.08, 8.05 and 8.06 and the rights, indemnities and immunities of the Trustee under this Indenture shall survive such satisfaction and discharge.

SECTION 8.02    Conditions to Defeasance.

(a)          The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i)          the Issuer irrevocably deposits in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof in an amount that is sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be;

(ii)          the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii)        no Default specified in Section 6.01(f) or (g) with respect to the Issuer shall have occurred or is continuing on the date of such deposit;

(iv)         the deposit does not constitute a default under any other material agreement or instrument binding on the Issuer;

(v)          in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption  (and any such deficit will be set forth in a written notice delivered to the holders of the Notes and the Trustee at least two (2) Business Days prior to the redemption date) only required to be deposited with the Trustee on or prior to the date of the redemption.  Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(vi)         such exercise does not impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(vii)       in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii)      the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.

(b)          Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

SECTION 8.03    Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII.  The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

SECTION 8.04    Repayment to Issuer.  Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article VIII that, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05    Indemnity for U.S. Government Obligations.  The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06    Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS

SECTION 9.01    Without Consent of the Holders.

(a)          The Issuer, the First-Priority Collateral Agent and the Trustee, as applicable, may amend this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the First Lien Intercreditor Agreement and/or the ABL Intercreditor Agreement without notice to or the consent of any holder:

(i)          to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)         to provide for the assumption by a Successor Company (with respect to the Issuer) of the obligations of the Issuer under this Indenture, the Notes, the Security Documents, the First Lien Intercreditor Agreement and/or the ABL Intercreditor Agreement;

(iii)        to provide for the assumption by a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of a Subsidiary Guarantor under this Indenture, the Notes, the Security Documents and its Subsidiary Guarantee, the First Lien Intercreditor Agreement and/or the ABL Intercreditor Agreement;

(iv)        to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(v)          to conform the text of this Indenture, the Subsidiary Guarantees, the Notes, the Security Documents, the First Lien Intercreditor Agreement and/or the ABL Intercreditor Agreement to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in this Indenture, the Subsidiary Guarantees, the Notes, the Security Documents, the First Lien Intercreditor Agreement, or the ABL Intercreditor Agreement, as applicable, was intended by the Issuer to be a verbatim recitation of a provision in the “Description of Notes” in the Offering Memorandum, as stated in an Officer’s Certificate;

(vi)        to add a Subsidiary Guarantee or collateral with respect to the Notes;

(vii)        to release or subordinate Collateral as permitted by this Indenture, the Security Documents, the First Lien Intercreditor Agreement or the ABL Intercreditor Agreement;

(viii)      to add additional secured creditors holding other First-Priority Obligations, Junior Lien Obligations or ABL Obligations so long as such obligations are not prohibited by this Indenture;

(ix)        to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer or any Restricted Subsidiary;

(x)          to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, this Indenture under the TIA (if the Issuer elects to qualify this Indenture under the TIA);

(xi)        to make any change that would provide any additional rights or benefits to the holders or that does not adversely affect the rights of any holder in any material respect (as determined in good faith by the Issuer);

(xii)       to effect any provision of this Indenture;

(xiii)      to make changes to provide for the issuance of Additional Notes, which shall have terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; or

(xiv)       to add provisions to this Indenture and a new form of note to permit the issuance by the Issuer or a Subsidiary of escrow notes under this Indenture, which may have different terms than other notes issued under this Indenture so long as the proceeds of such notes remain in escrow (including, but not limited to, separate collateral, different or no guarantees and special mandatory redemption provisions).

(b)          The First Lien Intercreditor Agreement and the Security Documents may be amended without notice to or the consent of any holder, the Trustee or the First-Priority Collateral Agent in connection with the entry into the First Lien Intercreditor Agreement or any such Security Documents of any class of additional secured creditors holding Other First-Priority Obligations in a transaction permitted under this Indenture.

(c)          The ABL Intercreditor Agreement may be amended without notice to or the consent of any holder, the Trustee or the First-Priority Collateral Agent in connection with the permitted entry into the ABL Intercreditor Agreement of any class of additional secured creditors holding other ABL Obligations in a transaction permitted under this Indenture.

(d)          After an amendment under this Section 9.01 becomes effective, the Issuer shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment.  The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02    With Consent of the Holders.  The Issuer, the First-Priority Collateral Agent and the Trustee, as applicable, may amend this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the First Lien Intercreditor Agreement and/or the ABL Intercreditor Agreement with the consent of the Issuer and the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class and any past default or compliance with any provisions hereof may be waived with the consent of the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (in each case, including consents obtained in connection with a tender offer or exchange for the Notes).  However, without the consent of each holder of an outstanding Note affected, an amendment may not:

(1)          reduce the amount of Notes whose holders must consent to an amendment,

(2)          reduce the rate of or extend the time for payment of interest on any Note,

(3)          reduce the principal of or change the Stated Maturity of any Note,

(4)          reduce the premium payable upon the redemption of any Note or change the dates on which any such premium is payable upon redemption pursuant to Article III,

(5)          make any Note payable in money other than that stated in such Note,

(6)          expressly subordinate in right of payment the Notes or any Subsidiary Guarantee to any other Indebtedness of the Issuer or any Subsidiary Guarantor,

(7)          impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Note on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Note, or

(8)          make any change in the amendment provisions or in the waiver provisions which require each holder’s consent.

Except as expressly provided by this Indenture, the Security Documents, the First Lien Intercreditor Agreement or the ABL Intercreditor Agreement, without the consent of the holders of at least 66.67% in an aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents with respect to the Notes.

It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment.  The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03    Revocation and Effect of Consents and Waivers.

(a)          A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Notes have consented.  After an amendment or waiver becomes effective, it shall bind every holder.  An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer, the Subsidiary Guarantors and the Trustee.

(b)          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04    Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder.  Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.05    Trustee to Sign Amendments.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, (i) an Officer’s Certificate, (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof, (iii) a copy of the resolution of the Board of Directors, certified by the Secretary or Assistant Secretary of the Issuer, authorizing the execution of such amendment, supplement or waiver and (iv) if such amendment, supplement or waiver is executed pursuant to Section 9.02, evidence reasonably satisfactory to the Trustee of the consent of the holders required to consent thereto. Notwithstanding the foregoing or anything in this Indenture to the contrary, no Opinion of Counsel shall be required for the Trustee to execute any supplemental indenture adding a new Subsidiary Guarantor under this Indenture.

SECTION 9.06    Additional Voting Terms; Calculation of Principal Amount.  All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter.  Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.13.

ARTICLE X

RANKING OF NOTE LIENS

SECTION 10.01    Relative Rights.  The ABL Intercreditor Agreement governs the relative rights and remedies, as lienholders, among holders of Liens securing ABL Obligations and holders of Liens securing First-Priority Obligations. The First Lien Intercreditor Agreement governs the relative rights and remedies, as lienholders, among holders of Liens securing First-Priority Obligations.  Nothing in this Indenture, the ABL Intercreditor Agreement or the First Lien Intercreditor Agreement will:

(a)          impair, as between the Issuer and holders of Notes, the obligation of the Issuer which is absolute and unconditional, to pay principal of, premium and interest on Notes in accordance with their terms or to perform any other obligation of the Issuer or any other obligor under this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents;

(b)          restrict the right of any holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the ABL Intercreditor Agreement or the First Lien Intercreditor Agreement;

(c)          prevent the Trustee, the First-Priority Collateral Agent or any holder from exercising against the Issuer or any other obligor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the ABL Intercreditor Agreement and the First Lien Intercreditor Agreement); or

(d)          restrict the right of the Trustee, the First-Priority Collateral Agent or any holder:

(1)          to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any obligor;

(2)          to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;

(3)          to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

(4)          to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article X;

(5)          to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;

(6)          to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; or

(7)          otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose if it were a holder of unsecured claims, or as to any matter relating to (x) any plan of reorganization or other restructuring or liquidation plan or (y) the administration of the estate or the disposition of the case or proceeding (in each case except as set forth in the ABL Intercreditor Agreement or the First Lien Intercreditor Agreement).

ARTICLE XI

COLLATERAL

SECTION 11.01          Security Documents.  (a)  The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes, or by the Subsidiary Guarantors pursuant to the Subsidiary Guarantees, the payment of all other Notes Obligations and the performance of all other obligations of the Issuer and the Subsidiary Guarantors under this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents shall be secured as provided in the Security Documents.  From the Issue Date, the Issuer shall, and shall cause each Restricted Subsidiary to, and each Restricted Subsidiary shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuer and the Restricted Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest subject only to Permitted Liens.

(b)          Notwithstanding the foregoing, the Issuer shall use commercially reasonable efforts to perfect all security interests in the Collateral (other than Excluded Property) on or prior to the Issue Date and, with respect to any Collateral (other than Excluded Property), for which security interests have not been granted or perfected on or prior to the Issue Date, use commercially reasonable efforts to cause the taking of additional actions required to grant or perfect the security interest in the Collateral (other than Excluded Property) required to be pledged under this Indenture and the Security Documents within 120 days following the Issue Date.

SECTION 11.02          First-Priority Collateral Agent.

(a)          The First-Priority Collateral Agent is authorized and empowered to appoint one or more co-First-Priority Collateral Agents as it deems necessary or appropriate.

(b)          Subject to Section 7.01, neither the Trustee nor the First-Priority Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing First-Priority Obligations, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing First-Priority Obligations or the Security Documents or any delay in doing so.

(c)          The First-Priority Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture, the ABL Intercreditor Agreement or the First Lien Intercreditor Agreement); provided that in the event of conflict between directions received pursuant to the Security Documents, the ABL Intercreditor Agreement and the First Lien Intercreditor Agreement and directions received hereunder, the First-Priority Collateral Agent will be subject to directions received pursuant to the Security Documents, the ABL Intercreditor Agreement and the First Lien Intercreditor Agreement.  Except as directed by the Trustee as required or permitted by this Indenture and any other representatives or pursuant to the Security Documents, the ABL Intercreditor Agreement or the First Lien Intercreditor Agreement, the First-Priority Collateral Agent will not be obligated:

(1)          to act upon directions purported to be delivered to it by any other Person;

(2)          to foreclose upon or otherwise enforce any Lien securing First-Priority Obligations; or

(3)          to take any other action whatsoever with regard to any or all of the Liens securing First-Priority Obligations, Security Documents or Collateral.

(d)          The First-Priority Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens securing First-Priority Obligations or the Security Documents.

(e)          In acting as First-Priority Collateral Agent or co-First-Priority Collateral Agent, the First-Priority Collateral Agent and each co-First-Priority Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII hereof. The First-Priority Collateral Agent is a third party beneficiary of this Indenture and is entitled to the rights and benefits of the First-Priority Collateral Agent hereunder and may enforce the provisions hereof as if it were a party hereto.

(f)          The holders of Notes agree that the First-Priority Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the First-Priority Collateral Agent by this Indenture and the Security Documents.  Furthermore, each holder of a Note, by accepting such Note, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the First-Priority Collateral Agent to enter into and perform each of the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement and the Security Documents in each of its capacities thereunder.

(g)          If the Issuer (i) Incurs Other First-Priority Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting Other First‑Priority Obligations entitled to the benefit of the ABL Intercreditor Agreement or the First Lien Intercreditor Agreement is concurrently retired, and (ii) delivers to the First-Priority Collateral Agent an Officer’s Certificate so stating and requesting the First-Priority Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the ABL Intercreditor Agreement or the First Lien Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Other First‑Priority Obligations so Incurred, the First-Priority Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the holders on the terms set forth therein and perform and observe its obligations thereunder.

(h)          At all times when the Trustee is not itself the First-Priority Collateral Agent, the Issuer will deliver to the Trustee copies of all Security Documents delivered to the First-Priority Collateral Agent and copies of all documents delivered to the First-Priority Collateral Agent pursuant to this Indenture and the Security Documents.

(i)          If the Issuer Incurs any Junior Lien Obligations and delivers to the First-Priority Collateral Agent and/or the Trustee, as applicable, an Officer’s Certificate requesting the First-Priority Collateral Agent and/or the Trustee, as applicable, to enter into an intercreditor agreement with a designated agent or representative for the holders of the Junior Lien Obligations so Incurred, the First-Priority Collateral Agent and/or the Trustee, as applicable, shall (and each is hereby authorized and directed to) enter into such intercreditor agreement, bind the holders on the terms set forth therein and perform and observe its obligations thereunder.

SECTION 11.03          Authorization of Actions to Be Taken.  (a) Each holder of Notes, by its acceptance thereof, appoints the First-Priority Collateral Agent as its collateral agent under the Security Documents, consents and agrees to the terms of each Security Document, the ABL Intercreditor Agreement and the First Lien Intercreditor Agreement as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and/or the First-Priority Collateral Agent to enter into the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement and the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the First-Priority Collateral Agent to enter into, and the First-Priority Collateral Agent to execute and deliver, the Security Documents, the ABL Intercreditor Agreement and the First Lien Intercreditor Agreement and authorizes and empowers the Trustee and the First-Priority Collateral Agent to bind the holders of Notes and other holders of Obligations secured by the Collateral as set forth in the Security Documents to which it is a party and the ABL Intercreditor Agreement and the First Lien Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b)          Subject to the provisions of the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement and the Security Documents, the Trustee and the First-Priority Collateral Agent are authorized and empowered to receive for the benefit of the holders of Notes any funds collected or distributed under the Security Documents to which the First-Priority Collateral Agent or Trustee is a party and to make further distributions of such funds to the holders of Notes according to the provisions of this Indenture.

(c)          Subject to the provisions of Article VI, Section 7.01 and Section 7.02 hereof, the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement and the Security Documents, upon the occurrence and continuance of an Event of Default, the Trustee may, in accordance with written direction from the holders, direct, on behalf of the holders, the First-Priority Collateral Agent to take all actions necessary or appropriate in order to:

(1)          foreclose upon or otherwise enforce any or all of the Liens securing the First-Priority Obligations;

(2)          enforce any of the terms of the Security Documents to which the First-Priority Collateral Agent or Trustee is a party; or

(3)          collect and receive payment of any and all Obligations.

Subject to the ABL Intercreditor Agreement and the First Lien Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the First-Priority Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens securing the First-Priority Obligations or the Security Documents to which the First-Priority Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the First-Priority Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the First-Priority Collateral Agent may deem expedient to preserve or protect its interests and the interests of the holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of holders, the Trustee or the First-Priority Collateral Agent.

SECTION 11.04          Release of Liens.

(a)          Notwithstanding anything to the contrary in the Security Documents, the ABL Intercreditor Agreement or the First Lien Intercreditor Agreement, Collateral may be released from the Lien and security interest created by the Security Documents to secure the Notes and obligations under this Indenture at any time or from time to time in accordance with the provisions of this Indenture, the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement or the Security Documents. The applicable assets included in the Collateral shall be automatically released from the Liens securing the Notes, and the applicable Subsidiary Guarantor shall be automatically released from its obligations under this Indenture and the Security Documents, under any one or more of the following circumstances or any applicable circumstance as provided in the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement or the Security Documents:

(1)          in respect of property or assets that are disposed of to a Person that is not the Issuer or a Subsidiary Guarantor to the extent such disposition is not prohibited under Section 4.06;

(2)          in respect of the property and assets of a Subsidiary Guarantor, upon the designation of such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.04 and the definition of “Unrestricted Subsidiary;”

(3)          in respect of the property and assets of a Subsidiary Guarantor, upon the release or discharge of the Subsidiary Guarantee of such Subsidiary Guarantor in accordance with this Indenture;

(4)          in respect of any property and assets of the Issuer or a Subsidiary Guarantor that would constitute Collateral but is at such time not subject to a Lien securing First-Priority Obligations (other than in respect of the Notes Obligations), other than any property or assets that cease to be subject to a Lien securing First-Priority Obligations in connection with a Discharge of First-Priority Obligations; provided that if such property and assets (other than Excluded Property) are subsequently subject to a Lien securing First-Priority Obligations (other than in respect of the Notes Obligations), such property and assets shall subsequently constitute Collateral under this Indenture;

(5)          in respect of any Collateral transferred to a third party or otherwise disposed of in connection with any enforcement by the First-Priority Collateral Agent or the ABL Collateral Agent, as applicable, in accordance with the provisions of the First Lien Intercreditor Agreement and the ABL Intercreditor Agreement;

(6)          pursuant to an amendment or waiver in accordance with Article IX;

(7)          in accordance with the applicable provisions of the First Lien Intercreditor Agreement, the ABL Intercreditor Agreement or the Security Documents;

(8)          in respect of any property and assets that are or become Excluded Property pursuant to a transaction not prohibited under this Indenture; and

(9)          if the Notes have been discharged or defeased pursuant to Section 8.01.

Notwithstanding the foregoing, with respect to any property or assets that would otherwise be released in accordance with the above clauses (1) through (9), the Issuer may in its sole discretion elect that such property or assets not be so released, in which case such release shall not be effective to the extent and for so long as such election by the Issuer is in effect.

In addition, the security interests granted pursuant to the Security Documents securing the Notes Obligations shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Pledgors (as defined in the Collateral Agreement), as of the date payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all the other Obligations under this Indenture and the Security Documents (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds.

In connection with any termination or release pursuant to this Section 11.04(a), the First-Priority Collateral Agent shall execute and deliver to any Pledgor (as defined in the Collateral Agreement), at such Pledgor’s expense, all documents that such Pledgor shall reasonably request in writing to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral (as defined in the Collateral Agreement) that may be in the possession of the First-Priority Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Indenture or the Security Documents. Any execution and delivery of documents pursuant to this Section 11.04(a) shall be without recourse to or warranty by the First-Priority Collateral Agent. In connection with any release pursuant to this Section 11.04(a), the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements.

Upon the receipt of an Officer’s Certificate from the Issuer, as described in Section 11.04(b) below, if applicable, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the First-Priority Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents, the ABL Intercreditor Agreement or the First Lien Intercreditor Agreement.

(b)          Notwithstanding anything herein to the contrary, in connection with (x) any release of Collateral pursuant to Section 11.04(a)(2), (3) or (6), such Collateral may not be released from the Lien and security interest created by the Security Documents and (y) any release of Collateral pursuant to Section 11.04(a)(1), (4) and (5) the First-Priority Collateral Agent shall not be required to execute, deliver or acknowledge any instruments of termination, satisfaction or release unless, in each case, an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent, including, without limitation, this Section 11.04, have been met and stating under which of the circumstances set forth in Section 11.04(a) above the Collateral is being released have been delivered to the First-Priority Collateral Agent on or prior to the date of such release or, in the case of clause (y) above, the date on which the First-Priority Collateral Agent executes any such instrument.

(c)          Notwithstanding anything herein to the contrary, at any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the First-Priority Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the holders, except as otherwise provided in the ABL Intercreditor Agreement or the First Lien Intercreditor Agreement.

(d)          In the event that the Issuer delivers to the Trustee an Officer’s Certificate relating to any action that the First-Priority Collateral Agent is required, directed or permitted to take under the terms of this Indenture, the Security Documents or the First Lien Intercreditor Agreement, the Trustee shall deliver to the First-Priority Collateral Agent a notice or direction on behalf of the Issuer and the holders of the Notes, as applicable, instructing the First-Priority Collateral Agent to take such action.

SECTION 11.05          Powers Exercisable by Receiver or Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Issuer or the Subsidiary Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or the Subsidiary Guarantors or of any officer or officers thereof required by the provisions of this Article XI; and if the Trustee, First-Priority Collateral Agent or a nominee of the Trustee or First-Priority Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee, First-Priority Collateral Agent or a nominee of the Trustee or First-Priority Collateral Agent.

SECTION 11.06          Release Upon Termination of the Issuer’s Obligations.  In the event (i) that the Issuer delivers to the Trustee an Officer’s Certificate and Opinion of Counsel certifying that all the Obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by the payment in full of the Issuer’s Obligations under the Notes, this Indenture and the Security Documents, and all such Obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article VIII, the Trustee shall deliver to the Issuer and the First-Priority Collateral Agent a notice stating that the Trustee, on behalf of the holders, without recourse or warranty, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the First-Priority Collateral Agent of such notice, the First-Priority Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary at the written request and expense of the Issuer to release such Lien as soon as is reasonably practicable.

SECTION 11.07          Designations.  Except as provided in the next sentence, for purposes of the provisions hereof, the ABL Intercreditor Agreement and the First Lien Intercreditor Agreement requiring the Issuer to designate Indebtedness for the purposes of the terms Other First-Priority Obligations, Junior Lien Obligations or any other such designations hereunder or under the ABL Intercreditor Agreement or the First Lien Intercreditor Agreement, any such designation shall be sufficient if the relevant designation provides in writing that such Other First-Priority Obligations or Junior Lien Obligations are permitted under this Indenture and is signed on behalf of the Issuer by an Officer and delivered to the Trustee and the First-Priority Collateral Agent.  For all purposes hereof, the ABL Intercreditor Agreement and the First Lien Intercreditor Agreement, the Issuer hereby designates the Notes Obligations and the Obligations pursuant to the Credit Agreement as in effect on the Issue Date as First-Priority Obligations.

SECTION 11.08          Rights of Trustee.

(a)          In the event the Trustee is requested to deliver to the First-Priority Collateral Agent a notice or direction on behalf of the Issuer or the holders of the Notes, as applicable, instructing the First-Priority Collateral Agent to take an action under the terms of this Indenture, the Security Documents or the First Lien Intercreditor Agreement, the Issuer shall deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that the relevant action is authorized or permitted under this Indenture, Security Documents and First Lien Intercreditor Agreement, and the conditions precedent to such action under such documents have been complied with.  In the event the Trustee itself is requested to take an action relating to the Collateral under the terms of this Indenture, the Security Documents or the First Lien Intercreditor Agreement, the Issuer shall deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that the relevant action is authorized or permitted under this Indenture, Security Documents and First Lien Intercreditor Agreement, and the conditions precedent to such action under such documents have been complied with.

(b)          For the avoidance of doubt, the Trustee shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement, the Collateral Agreement or any Security Document.  In the event that the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which may cause the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Trustee to incur liability under CERCLA or any other federal, state or local law, the Trustee reserves the right, instead of taking such action, to either resign or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

ARTICLE XII

GUARANTEE

SECTION 12.01          Subsidiary Guarantee.

(a)          Each Subsidiary Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, on a senior secured basis, as a primary obligor and not merely as a surety, to each holder and to the Trustee and its successors and assigns (i) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guaranteed Obligations of each Subsidiary Guarantor shall be secured by a security interest (subject to Permitted Liens) in the Collateral owned by such Subsidiary Guarantor on a pari passu basis with the other First-Priority Obligations pursuant to the terms of the Security Documents, the First Lien Intercreditor Agreement and the ABL Intercreditor Agreement. Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Subsidiary Guarantor, and that each Subsidiary Guarantor shall remain bound under this Article XII notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)          Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any holder or the Trustee for the Guaranteed Obligations or each Subsidiary Guarantor; (v) the failure of any holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Subsidiary Guarantor, except as provided in Section 12.02(b).  Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed.

(c)          Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder.  Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Subsidiary Guarantor.

(d)          Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)          The Subsidiary Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article XII, equal in right of payment to all existing and future Pari Passu Indebtedness and senior in right of payment to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor.

(f)          Except as expressly set forth in Sections 8.01(b), 12.02 and 12.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(g)          Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(h)          In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the holders and the Trustee.

(i)           Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section 12.01.

(j)           Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) Incurred by the Trustee, the First-Priority Collateral Agent or any holder in enforcing any rights under this Section 12.01.

(k)          Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 12.02          Limitation on Liability.

(a)          Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee or this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.

(b)          A Subsidiary Guarantee as to any Restricted Subsidiary that is (or becomes) a party hereto on the Issue Date or that executes a supplemental indenture in accordance with Section 4.11 hereof and provides a guarantee shall terminate and be of no further force or effect and such Subsidiary Guarantee shall be deemed to be automatically released from all obligations under this Article XII upon any of the following:

(i)          the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation, dividend, distribution or otherwise) of the Capital Stock (including any sale, disposition, exchange or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(ii)          (A) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of Section 4.04 and the definition of “Unrestricted Subsidiary” or (B) the occurrence of any other event following which such Subsidiary Guarantor becomes an Excluded Subsidiary in a manner not in violation of this Indenture;

(iii)          the release or discharge of the guarantee by such Subsidiary Guarantor of the Credit Agreement or any other Indebtedness which resulted in the obligation to guarantee the Notes;

(iv)          the Issuer’s exercise of its legal defeasance option or covenant defeasance option under Article VIII or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture;

(v)          such Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of the First-Priority Obligations or other exercise of remedies in respect thereof, subject to, in each case, the application of the proceeds of such foreclosure or exercise of remedies in the manner described in the Security Documents;

(vi)          the occurrence of a Covenant Suspension Event; provided that following a Reversion Date, if any, each Subsidiary Guarantee shall be reinstated to the extent and within the timeframe required under Section 4.11 and Section 4.15;

(vii)          upon the merger, amalgamation or consolidation of such Subsidiary Guarantor with and into the Issuer or another Restricted Subsidiary or upon the liquidation or dissolution of such Subsidiary Guarantor, in each case, in a manner not in violation of this Indenture; and

(viii)          as set forth in Article IX of this Indenture.

Notwithstanding the foregoing, with respect to any Subsidiary Guarantor that would otherwise be released from its Subsidiary Guarantee and other obligations hereunder in accordance with the above clauses (i) through (viii), the Issuer may in its sole discretion elect that such Subsidiary Guarantor not be so released from such Subsidiary Guarantee or other obligations, in which case such release shall not be effective to the extent and for so long as such election by the Issuer is in effect.

SECTION 12.03          [Intentionally Omitted].

SECTION 12.04          Successors and Assigns.  This Article XII shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the holders of the Notes and, in the event of any transfer or assignment of rights by any holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 12.05          No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.

SECTION 12.06          Modification.  No modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Subsidiary Guarantor in any case shall entitle any Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 12.07          Execution of Supplemental Indenture for Future Subsidiary Guarantors.  Each Subsidiary which is required to become a Subsidiary Guarantor of the Notes pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C or Exhibit D hereto, as applicable, pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article XII and shall guarantee the Notes. No Opinion of Counsel shall be required in connection with the execution and delivery of a supplemental indenture for the addition of a Subsidiary Guarantor under this Indenture.

SECTION 12.08          Non-Impairment.  The failure to endorse a Subsidiary Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE XIII

[RESERVED]

ARTICLE XIV

MISCELLANEOUS

SECTION 14.01          [Intentionally Omitted].

SECTION 14.02          Notices.

(a)          Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuer or a Subsidiary Guarantor:

QXO Building Products, Inc.
c/o QXO, Inc.
Five American Lane
Greenwich, CT 06831
Attention: Ihsan Essaid; Chris Signorello
Email Address: [***]

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:  Mark Wlazlo
Danielle Penhall
Fax:  212-757-3990
Email: mwlazlo@paulweiss.com; dpenhall@paulweiss.com

if to the Trustee:

Wilmington Trust, National Association
Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: QXO Building Products Notes Administrator

Fax:  612-217-5651

and

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Attention: Ronald A. Hewitt
Email: hewitt@sewkis.com

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)          Any notice or communication mailed to a holder shall be mailed, first-class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)          Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

The Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the holders may be made electronically in accordance with procedures of the Depository.

SECTION 14.03          [Intentionally Omitted].

SECTION 14.04          Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)          an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)          an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 14.05          Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a)          a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 14.06          When Notes Disregarded.  In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Subsidiary Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Subsidiary Guarantors shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded.  Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 14.07          Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of the holders.  The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 14.08          Legal Holidays.  If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period.  If a regular Record Date is not a Business Day, the Record Date shall not be affected.  If performance of any covenant, duty or obligation is required on a date which is not a Business Day, performance shall not be required until the next succeeding day that is a Business Day.

SECTION 14.09          GOVERNING LAW; Consent to Jurisdiction.

(a)          THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)          The parties irrevocably submit to the exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, each party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 14.10          No Recourse Against Others.  No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any Subsidiary Guarantor or any direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or this Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 14.11          Successors.  All agreements of the Issuer and the Subsidiary Guarantors in this Indenture and the Notes shall bind such person’s successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 14.12          Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 14.13          Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 14.14          Indenture Controls.  If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 14.15          Severability.  In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability. This Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the ABL Intercreditor Agreement, the First Lien Intercreditor Agreement and the exhibits hereto and thereto set forth the entire agreement and understanding of the parties related to this transaction and supersede all prior written agreements and understandings, oral or written.

SECTION 14.16          Intercreditor Agreements.  The terms of this Indenture are subject to the terms of the First Lien Intercreditor Agreement and the ABL Intercreditor Agreement.

SECTION 14.17          Waiver of Jury Trial.  EACH OF THE ISSUER, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY (AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 14.18          Calculations.  The Issuer will be responsible for making all calculations called for under this Indenture or the Notes. The Issuer will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on holders. The Issuer will provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any holder upon the written request of such holder.

SECTION 14.19          USA Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

QUEEN MERGERCO, INC., as Issuer

By:	/s/ Christopher Signorello
Name: Christopher Signorello
Title: Secretary

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND ADDITIONAL NOTES

1.            Definitions.

1.1          Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Initial Notes initially offered and sold to QIBs in reliance on Rule 144A.

Appendix A-1

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2          Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Regulation S Permanent Global Note	2.1(b)
Regulation S Temporary Global Note	2.1(b)
Rule 144A Global Notes	2.1(b)

2.          The Notes.

2.1          Form and Dating; Global Notes.

(a)          The Initial Notes issued on the date hereof will be (i) privately placed by the Issuer pursuant to the Offering Memorandum and (ii) sold, initially only to (1) persons reasonably believed to be QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S.  Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501.  One or more Rule 144A Notes may be issued with a separate CUSIP number for purposes of transfers of Notes to IAIs in accordance with Rule 501.  Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more agreements in accordance with applicable law.

(b)          Global Notes.  (i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Appendix A-2

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the applicable procedures of the Depository.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes.  The Global Notes shall bear the Global Note Legend.  The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes.  The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(ii)          Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2.  In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Note and a request has been made for such exchange; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.  In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

Appendix A-3

(iii)          In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv)          Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v)          Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi)          The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

2.2          Transfer and Exchange.

(a)          Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except as set forth in Section 2.1(b).  Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture.  Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).

(b)          Transfer and Exchange of Beneficial Interests in Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository.  Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes.  Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

Appendix A-4

(i)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.  A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)          All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii)         Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)         if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

(B)         if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

(iv)          Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

Appendix A-5

(A)         if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B)         if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.  If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01 of this Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)          Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c)          Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii).  A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii).  In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.  Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i)           Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes.  If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

Appendix A-6

(A)         if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;

(B)         if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(C)         if such Transfer Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(D)         if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(E)         if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F)         if such Transfer Restricted Definitive Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii)          Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)         if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

Appendix A-7

(B)         if the holder of such Transfer Restricted Definitive Note proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.  If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Note transferred or exchanged pursuant to this subparagraph (ii).

(iii)         Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.  If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the Unrestricted Definitive Note transferred or exchanged pursuant to this subparagraph (iii).

(iv)         Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes.  An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing.  In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

Appendix A-8

(i)           Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes.  A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A)         if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B)         if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C)         if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D)         if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Note; and

(E)         if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii)          Transfer Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)         if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or

(B)         if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

Appendix A-9

(iii)         Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(iv)         Unrestricted Definitive Notes to Transfer Restricted Definitive Notes.  An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f)           Legend.

(i)           Except as permitted by the following paragraph (iii) or (iv), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

Appendix A-10

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES, ONE YEAR] [IN THE CASE OF REGULATION S NOTES, 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

“THE TERMS OF THIS SECURITY WILL BE SUBJECT TO THE TERMS OF THE FIRST LIEN/ FIRST LIEN INTERCREDITOR AGREEMENT AMONG WILMINGTON TRUST, NATIONAL ASSOCIATION, AS FIRST-PRIORITY COLLATERAL AGENT, GOLDMAN SACHS BANK USA, AS AN AUTHORIZED REPRESENTATIVE, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS AN AUTHORIZED REPRESENTATIVE, AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO, TO BE ENTERED INTO ON THE ISSUE DATE, AS IT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.”

Appendix A-11

“THE TERMS OF THIS SECURITY WILL BE SUBJECT TO THE TERMS OF THE ABL FACILITY/ ABL INTERCREDITOR AGREEMENT AMONG WILMINGTON TRUST, NATIONAL ASSOCIATION, AS FIRST-PRIORITY COLLATERAL AGENT, THE ABL COLLATERAL AGENT, AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO, TO BE ENTERED INTO ON THE ISSUE DATE, AS IT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.”

Each Regulation S Note shall bear the following additional legend:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii)          Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii)         Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(iv)         Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend (other than the portion thereof relating to the First Lien Intercreditor Agreement and the ABL Intercreditor Agreement).

Appendix A-12

(g)          Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h)          Obligations with Respect to Transfers and Exchanges of Notes.

(i)           To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)          No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii)         Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)         All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i)           No Obligation of the Trustee.

(i)           The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

Appendix A-13

(ii)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-14

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES, ONE YEAR] [IN THE CASE OF REGULATION S NOTES, 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE TERMS OF THIS SECURITY WILL BE SUBJECT TO THE TERMS OF THE FIRST LIEN/ FIRST LIEN INTERCREDITOR AGREEMENT AMONG WILMINGTON TRUST, NATIONAL ASSOCIATION, AS FIRST-PRIORITY COLLATERAL AGENT, GOLDMAN SACHS BANK USA, AS AN AUTHORIZED REPRESENTATIVE, WILMINGTON TRUST, NATIONAL ASSOCIATION, AS AN AUTHORIZED REPRESENTATIVE, AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO, TO BE ENTERED INTO ON THE ISSUE DATE, AS IT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.

THE TERMS OF THIS SECURITY WILL BE SUBJECT TO THE TERMS OF THE ABL FACILITY/ ABL INTERCREDITOR AGREEMENT AMONG WILMINGTON TRUST, NATIONAL ASSOCIATION, AS FIRST-PRIORITY COLLATERAL AGENT, THE ABL COLLATERAL AGENT, AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO, TO BE ENTERED INTO ON THE ISSUE DATE, AS IT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF INITIAL NOTE]

QUEEN MERGERCO, INC.
(to be merged with and into BEACON ROOFING SUPPLY, INC. with the surviving entity to be known as QXO BUILDING PRODUCTS, INC.)

No. [ ]	144A CUSIP No. 74825N AA5
144A ISIN No. US74825NAA54
REG S CUSIP U7467R AA6
REG S ISIN No. USU7467RAA69
$[ ]

6.75% Senior Secured Note due 2032

Queen MergerCo, Inc., a Delaware corporation (together with its successors and assigns under the Indenture, including, without limitation, QXO Building Products, Inc.), promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on April 30, 2032.

Interest Payment Dates:  April 30 and October 30, commencing [  ]1

Record Dates: April 15 and October 15

Additional provisions of this Note are set forth on the other side of this Note.

1 To be October 30, 2025 for Initial Notes.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

QUEEN MERGERCO, INC.

By:
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee, certifies that this is
one of the Notes
referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/
If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

[FORM OF REVERSE SIDE OF INITIAL NOTE]

6.75% Senior Secured Note due 2032

1.            Interest

Queen MergerCo, Inc., a Delaware corporation (such entity, and its successors and assigns under the Indenture, including, without limitation, QXO Building Products, Inc., being herein called, the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  The Issuer shall pay interest semiannually on April 30 and October 30 of each year (each an “Interest Payment Date”), commencing [   ]2.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from April 29, 2025, until the principal hereof is due.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.            Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders at the close of business on April 15 or October 15 (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day).  Holders must surrender Notes to the Paying Agent to collect principal payments.  The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company (“DTC”) or any successor depositary.  The Issuer shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States of America if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.            Paying Agent and Registrar

Initially, Wilmington Trust, National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent or Registrar upon written notice to such Paying Agent or Registrar and to the Trustee.  The Issuer or any of its domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

2 To be October 30, 2025 for Initial Notes.

4.            Indenture

The Issuer issued the Notes under an Indenture dated as of April 29, 2025 (the “Indenture”), among the Issuer, the Subsidiary Guarantors party thereto from time to time and the Trustee.  Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions.  If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Notes are senior secured obligations of the Issuer.  This Note is one of the Initial Notes referred to in the Indenture.  The Notes include the Initial Notes and any Additional Notes.  The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture.  The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of certain capital stock of the Issuer and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales.  The Indenture also imposes limitations on the ability of the Issuer and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture, and any Subsidiary Guarantor that executes a Subsidiary Guarantee will unconditionally guarantee the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

5.            Redemption

On or after April 30, 2028, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon notice as described in Paragraph 7 of this Note, at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on April 30 of the years set forth below:

Period	Redemption Price
2028	103.375%
2029	101.688%
2030 and thereafter	100.000%

In addition, prior to April 30, 2028, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon notice as described in Paragraph 7 of this Note, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Notwithstanding the foregoing, at any time and from time to time prior to April 30, 2028, the Issuer may redeem in the aggregate up to 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) in an amount not to exceed the sum of (without duplication) (x) the aggregate amount of net cash proceeds of one or more Equity Offerings after the Issue Date (1) by the Issuer or (2) by any direct or indirect parent of the Issuer to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer and (y) the aggregate amount received by the Issuer after the Issue Date from contributions to the common equity capital of the Issuer, at a redemption price (expressed as a percentage of the principal amount thereof) of 106.750%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption (unless, in either case, all Notes are redeemed or repurchased, or are to be redeemed or repurchased, substantially concurrently); provided, further, that such redemption shall occur within 180 days after the date on which any such cash proceeds from such Equity Offering or such equity contributions are received by the Issuer upon not less than 10 nor more than 60 days’ notice mailed by the Issuer to each holder of Notes being redeemed, or delivered electronically if held by DTC, and otherwise in accordance with the procedures set forth in the Indenture.

Notwithstanding the foregoing, at any time and from time to time prior to April 30, 2028, upon not less than 10 nor more than 60 days’ prior notice mailed by the Issuer by first-class mail to each holder’s registered address, or delivered electronically if held by DTC, the Issuer may redeem during each twelve-month period commencing with the Issue Date up to 10% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) at a redemption price (expressed as a percentage of the principal amount thereof) of 103.00%, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In connection with any tender offer or exchange offer (including a Change of Control Offer or an Asset Sale Offer), if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such offer and the Issuer, or any third party making such offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior written notice to the holders (with a copy to the Trustee), given not more than 30 days following such purchase, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the price offered to the holders in such offer (excluding any early tender or incentive fee) plus, to the extent not included in the tender offer or exchange offer payment, accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, Incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof.  In addition, any redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event.  If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Issuer if the Issuer determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur, subject to the applicable procedures of DTC, at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the applicable notice of redemption. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

6.            Mandatory Redemption

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7.            Notice of Redemption

Notices of redemption will be mailed by first-class mail at least 10 but not more than 60 days before the redemption date, to each holder of Notes to be redeemed at its registered address (with a copy to the Trustee) or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof or if the redemption date is delayed.

If money sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest shall cease to accrue on such Notes (or such portions thereof) called for redemption.

8.	Repurchase of Notes at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each holder shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events.

9.            Ranking and Collateral.

The Notes and the Subsidiary Guarantees will be secured by (i) a first-priority security interest in the Notes Priority Collateral owned by the Issuer and the Subsidiary Guarantors (subject to Permitted Liens), which will also secure the obligations under the Credit Agreement on a first-priority basis and the ABL Obligations on a junior-priority basis (subject to Permitted Liens) and (ii) a junior-priority security interest in the ABL Priority Collateral owned by the Issuer and the Subsidiary Guarantors (subject to Permitted Liens), which will also secure the ABL Obligations on a first-priority basis and the obligations under the Credit Agreement on a junior-priority basis (subject to Permitted Liens), pursuant to the Security Documents (but subject to the terms and conditions of the Security Documents, the First Lien Intercreditor Agreement and the ABL Intercreditor Agreement). The Collateral may also secure other First-Priority Obligations on a pari passu basis with the Notes.  The Liens upon any and all Collateral are, to the extent and in the manner provided in the First Lien Intercreditor Agreement, equal in ranking with all present and future Liens securing First-Priority Obligations and will be senior in ranking to all present and future Liens securing Junior Lien Obligations.

10.          Denominations; Transfer; Exchange

The Notes are in registered form, without interest coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof; provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by participants of DTC in denominations of less than $2,000.  A holder shall register the transfer of or exchange of the Notes in accordance with the Indenture.  Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or between a Record Date and the relevant Payment Date.

11.          Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

12.          Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and each Paying Agent shall pay the money back to the Issuer at its written request unless an applicable abandoned property law designates another Person.  After any such payment, the holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

13.          Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14.          Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the First Lien Intercreditor Agreement and/or the ABL Intercreditor Agreement may be amended with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any past default or compliance with any provisions may be waived with the written consent of the holders of at least a majority in principal amount of the outstanding Notes.  Without the consent of any holder, the Issuer, the First-Priority Collateral Agent and the Trustee, as applicable, may make certain amendments and supplements to the Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the First Lien Intercreditor Agreement and/or the ABL Intercreditor Agreement as set forth in the Indenture.

In addition, the First Lien Intercreditor Agreement and the Security Documents may be amended without notice to or consent of any holder, the Trustee or the First-Priority Collateral Agent in connection with the entry into the First Lien Intercreditor Agreement or any such Security Documents of any class of additional secured creditors holding Other First-Priority Obligations in a transaction permitted under the Indenture. The ABL Intercreditor Agreement may be amended without notice to or consent of any holder, the Trustee or the First-Priority Collateral Agent in connection with the permitted entry into the ABL Intercreditor Agreement of any class of additional secured creditors holding other ABL Obligations in a transaction permitted under the Indenture.

15.          Defaults and Remedies

If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) in the Indenture with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 30% in aggregate principal amount of outstanding Notes by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable.  Upon such a declaration, such principal and interest will be due and payable immediately.  If an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders.  Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture or the Security Documents at the request or direction of any of the holders unless such holders have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) holders of at least 30% in aggregate principal amount of the outstanding Notes have requested in writing the Trustee to pursue the remedy, (iii) such holders have offered and, if requested, provided the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.  Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or subject to Section 7.01 of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) or that would involve the Trustee in personal liability.  Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.          Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17.          No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any Subsidiary Guarantor or any direct or indirect parent companies, as such, will have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Indenture, the Subsidiary Guarantees or the Security Documents, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of Notes by accepting a Note waives and releases all such liability.

18.          Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19.          Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.          Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

21.          CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and have directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.  Requests may be made to:

QXO Building Products, Inc.
c/o QXO, Inc.
Five American Lane
Greenwich, CT 06831
Attention: Ihsan Essaid; Chris Signorello
Email Address: [***]

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint          agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐
has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or
(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or
(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or
(4)	☐
inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐
outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐
to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $______________.  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sales) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale ☐         Change of Control ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sales) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

QXO BUILDING PRODUCTS, INC.
c/o Wilmington Trust, National Association
Global Capital Markets
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: QXO Building Products Notes Administrator

Fax:  612-217-5651

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[  ] principal amount of the 6.75% Senior Secured Notes due 2032 (the “Notes”) of QXO Building Products, Inc. (collectively with its successors and assigns, the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.          We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

B-1

2.          We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which either of the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States.  In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:
	TRANSFEREE:	,

By:

B-2

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [   ], among QXO BUILDING PRODUCTS, INC., a Delaware corporation (the “Issuer”), [SUBSIDIARY GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of the Issuer, and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer, as successor by merger to Queen MergerCo, Inc., and the Trustee have heretofore executed an indenture, dated as of April 29, 2025 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 6.75% Senior Secured Notes due 2032 (the “Notes”), initially in the aggregate principal amount of $2,250,000,000;

WHEREAS, Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.            Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.            Agreement to Guarantee.  The New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.            Notices.  All notices or other communications to the New Subsidiary Guarantor shall be given as provided in Section 14.02 of the Indenture.

4.            Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.            Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.            Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.            Counterparts.  This Supplemental Indenture may be executed electronically and in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile, email or other electronic transmission (i.e., a “pdf” or “tif”) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart thereof.

8.            Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

QXO BUILDING PRODUCTS, INC., as Issuer

By:
Name:
Title:

[NEW SUBSIDIARY GUARANTOR], as a Subsidiary Guarantor

By:
Name: [ ]
Title: [ ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name: [ ]
Title: [ ]

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE (MERGER)]

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1 (this “Supplemental Indenture”), dated as of [__], among QXO Building Products, Inc., a Delaware corporation (“QXO Building”), the Subsidiary Guarantors listed on the signature pages hereto (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS Queen MergerCo, Inc. (which merged with and into Beacon Roofing Supply, Inc. surviving as QXO Building Products, Inc.), a Delaware corporation (“Merger Sub”), and the Trustee have heretofore executed an indenture, dated as of April 29, 2025 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of 6.75% Senior Secured Notes due 2032 (the “Notes”), initially in the aggregate principal amount of $2,250,000,000;

WHEREAS, Section 5.01(a) of the Indenture provides that upon the consummation of the Merger, QXO Building and each Subsidiary Guarantor shall immediately execute and deliver to the Trustee a supplemental indenture pursuant to which (a) QXO Building will expressly assume all the obligations of Merger Sub under the Indenture and (b) each Subsidiary Guarantor will provide a Subsidiary Guarantee in respect of QXO Building’s obligations under the Indenture and the Notes; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, QXO Building and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, QXO Building, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.          Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.          Agreement to Assume Obligations.  QXO Building hereby agrees to unconditionally assume Merger Sub’s Obligations under the Notes and the Indenture and to be bound by all other applicable provisions of the Notes and the Indenture on the terms provided for therein and to perform all of the obligations and agreements of Merger Sub under the Indenture.

D-1

3.          Agreement to Guarantee. Each of the Subsidiary Guarantors hereby agrees, jointly and severally, to unconditionally guarantee QXO Building’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

4.          Notices. All notices or other communications to QXO Building and each of the Subsidiary Guarantors shall be given as provided in Section 14.02 of the Indenture.

5.          Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.          Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.          Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or to statements made in the recitals.

8.          Counterparts.  This Supplemental Indenture may be executed electronically and in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile, email or other electronic transmission (i.e., a “pdf” or “tif”) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart thereof.

9.          Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

D-2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

QXO BUILDING PRODUCTS, INC., as Issuer

By:
Name:
Title:

[INITIAL GUARANTORS], as a Subsidiary Guarantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:

Name:
Title: